                                                                     EXHIBIT 2.1
                                                         FINAL EXECUTION VERSION

                       STOCK AND ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 AAG OPCO CORP.

                                       AND

                                DANA CORPORATION

                            Dated as of July 8, 2004

                                TABLE OF CONTENTS
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                                       ii

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         Section 10.3.     Further Assurances; Further Conveyances and Assumptions; Consent

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                                      iii

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                                    EXHIBITS
                                    --------

                  Exhibit A      --     Description of the Business
                  Exhibit B      --     Form of Bill of Sale
                  Exhibit C      --     Form of Special Warranty Deed
                  Exhibit D      --     Form of Real Property Lease Assignment
                  Exhibit E      --     Form of Intellectual Property Assignment
                  Exhibit F      --     Form of Assignment and Assumption Agreement
                  Exhibit G      --     Form of Transition Intellectual Property License Agreement
                  Exhibit H      --     Form of Transition Services Agreement
                  Exhibit I      --     Schedule of Ancillary Agreements
                  Exhibit J      --     Form of Evidence of Transfer
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                                       iv

                       STOCK AND ASSET PURCHASE AGREEMENT

         STOCK AND ASSET PURCHASE AGREEMENT, dated as of July 8, 2004 (this
"AGREEMENT"), by and between AAG Opco Corp., a Delaware corporation
("PURCHASER"), and Dana Corporation, a Virginia corporation ("SELLER").

         Unless otherwise indicated, capitalized terms used herein have the respective meanings set forth in Section 15.1.

                                    RECITALS

         WHEREAS, Seller and its Subsidiaries are, among other things, engaged through Seller's Automotive Aftermarket Group in the manufacture and distribution of automotive aftermarket components in North America, Europe, Asia and South America, as described in Exhibit A (the "BUSINESS"); and

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the parties desire that Seller and its Subsidiaries sell, assign and transfer to Purchaser, and that Purchaser purchase and acquire from Seller and its Subsidiaries, all of the right, title and interest of Seller and its
Subsidiaries in and to the Purchased Shares and the Purchased Assets, and that
Purchaser assume the Assumed Liabilities.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                              THE PURCHASE AND SALE

         Section 1.1. Purchase and Sale of Shares. On the terms and subject to the conditions set forth herein, at the Closing, Seller shall sell and deliver, or cause one or more of its Subsidiaries to sell and deliver, to Purchaser, and
Purchaser shall purchase, acquire and accept from Seller, or the applicable
Subsidiary or Subsidiaries of Seller, legal and beneficial ownership of (a) all of the issued and outstanding capital stock (the "PURCHASED ENTITY SHARES") of each of the Persons on Schedule 1.1(a) (each, a "PURCHASED ENTITY" and, collectively, the "PURCHASED ENTITIES") and (b) the issued and outstanding equity interests held by Seller or its Subsidiaries (the "PURCHASED VENTURE
SHARES" and together with the Purchased Entity Shares, the "PURCHASED SHARES")
of each of the Persons on Schedule 1.1(b) (each, a "PURCHASED VENTURE" and together with the Purchased Entities, the "PURCHASED COMPANIES" and collectively with their Subsidiaries, the "ACQUIRED COMPANIES"), in each case free and clear of any Lien other than pursuant to any certificate or articles of incorporation, bylaws or similar organizational documents of any Acquired Companies.

         Section 1.2. Purchase and Sale of the Purchased Assets. Except as set
forth on Schedule 1.2(a), on the terms and subject to the conditions set forth herein, and subject to the exclusions set forth in Section 1.3, at the Closing,
Seller shall sell, assign, transfer, convey and deliver,

or cause one or more of its Subsidiaries (other than an Acquired Company) to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, or the applicable Subsidiary or
Subsidiaries of Seller (other than an Acquired Company), all of the right, title and interest of Seller, or the applicable Subsidiary or Subsidiaries of Seller
(other than an Acquired Company), in, to and under all of the assets, properties, rights, Contracts and claims of Seller, or such Subsidiary or
Subsidiaries, wherever located, whether tangible or intangible, real, personal or mixed, in each case, Related to the Business, but excluding the Excluded
Assets (collectively, the "PURCHASED ASSETS"), including by way of example and not limitation, all of the following assets, properties, rights, Contracts and claims of Seller or its Subsidiaries (other than an Acquired Company):

         (a) (i) the real property listed on Schedule 1.2(a)(i) together with any and all buildings, structures, improvements and fixtures located thereon (together with any of the foregoing owned by the Acquired
     Companies, the "OWNED REAL PROPERTY") and (ii) the real property leases listed on Schedule 1.2(a)(ii) and, to the extent covered by such leases, any and all buildings, structures, improvements and fixtures located thereon (together with any of the foregoing leased by the Acquired
     Companies, the "REAL PROPERTY LEASES");

         (b) all machinery, equipment, furniture, automobiles, trucks, tractors, trailers, tools and other tangible personal property Related to the
     Business (collectively, the "PURCHASED EQUIPMENT");

         (c) all inventories and supplies of raw materials, works-in-process, finished goods, spare parts, supplies, storeroom contents and other inventoried items Related to the Business;

         (d) all trade accounts and notes receivable and other receivables
     (other than those associated with Seller's accounts receivables securitization program described on Schedule 1.2(d)) as of the Closing Date arising out of the sale or other disposition of goods or services Related to the Business;

         (e) all deposits and prepayments Related to the Business (other than
     (i) any deposits made in connection with any Seller Employee Benefit Plan or, to the extent specifically provided otherwise herein, any Acquired
     Company Plan and (ii) deposits of cash or cash equivalents in bank accounts, prepaid insurance premiums, prepaid interest, prepaid Taxes, or refunds or credits of Excluded Taxes (except to the extent such Tax items are reflected as an asset in Final Closing Date Working Capital));

         (f) all rights and incidents of interests of, and benefits accruing to,
     Seller or any Subsidiary of Seller (other than an Acquired Company) as of the Closing Date in, to and under all Business Contracts, including personal property leases and all open purchase and sales orders Related to the Business;

         (g) all Intellectual Property Related to the Business, including the
     Intellectual Property identified on Schedule 1.2(g), and all rights thereunder, including the right to

     bring suit and recover for the past infringement thereof, other than any rights primarily related to any Existing Litigation (collectively, the
     "PURCHASED INTELLECTUAL PROPERTY");

         (h) all books and records (other than Tax Returns) or true and correct copies thereof, including all computerized books and records, and all files, papers, tapes, disks, keys, correspondence, reports, plans, drawings and specifications, invoices, forms, customer records, catalogs, sales, promotional and advertising materials, technical data, operating records, operating manuals, instructional documents, employee files (to the extent permitted under applicable Law) for Transferred Employees and other printed or written materials, in each case, Related to the Business and to the extent available to Seller or its Subsidiaries;

         (i) subject to Section 10.3(b), Permits Related to the Business (such
     Permits, the "TRANSFERRED PERMITS");

         (j) all rights under or pursuant to all warranties, representations and guarantees, whether express or implied, made by suppliers, manufacturers, contractors and other third parties with respect to any of the other
     Purchased Assets, other than any of the foregoing that primarily relate to any Excluded Asset or Excluded Liability;

         (k) all claims, defenses, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment Related to the
     Business or primarily related to the Purchased Assets or Assumed
     Liabilities, other than any of the foregoing that primarily relate to any
     Excluded Asset or Excluded Liability;

         (l) all equity interests held by Seller or any of its Subsidiaries
     (other than an Acquired Company) in the joint ventures identified on
     Schedule 1.2(l) (such equity interests being referred to as the
     "TRANSFERRED JV INTERESTS" and the joint ventures being referred to as the
     "TRANSFERRED JVS");

         (m) assets held or set aside specifically to fund any liabilities assumed pursuant to Section 10.1 and Section 1.4 (including, without limitation, any assets set aside by any Acquired Company under any severance plan of the Seller) and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations under, any Acquired Company Plan; and

         (n) the Business as carried on and conducted by Seller and its
     Subsidiaries (other than an Acquired Company) as a going concern, including any and all goodwill.

         Section 1.3. Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.2, the parties expressly understand and agree that the
Purchased Assets shall not include, and neither Seller nor any of its
Subsidiaries (other than an Acquired Company) is selling, assigning, transferring or conveying to Purchaser pursuant to Section 1.2 any right to or interest in, any of the following assets, properties, rights, Contracts and claims, whether tangible or intangible, real, personal or mixed (except with respect to assets sold, assigned, transferred or conveyed with the Acquired
Companies) (collectively, the "EXCLUDED ASSETS"):

         (a) all cash, cash equivalents, bank deposits, investment accounts, lockboxes, certificates of deposit, marketable securities or similar cash items, of Seller or any of its Subsidiaries (other than the Acquired
     Companies);

         (b) subject to Sections 1.2 and 10.1, any Seller Employee Benefit Plan,
     any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations of Seller or its Subsidiaries under, any such
     Seller Employee Benefit Plan, any data and records (or copies thereof)
     required to administer the benefits of Acquired Company Employees and
     Business Employees under any Seller Employee Benefit Plan and, except as set forth in Section 1.4(a)(ii), the retention agreements with the Business
     Employees and Acquired Company Employees listed on Schedule 1.3(b) (the
     "RETENTION AGREEMENTS");

         (c) any and all insurance policies, binders and claims and rights thereunder and the proceeds thereof and all prepaid insurance premiums;

         (d) subject to Section 7.7, all of Seller's right, title and interest in any name, Trademark, trade dress, internet address, trade name, service mark or logo, or any derivation of any of the foregoing, together with all of the goodwill represented thereby, or pertaining thereto in each case listed on Schedule 1.3(d) (collectively, the "EXCLUDED IP ASSETS");

         (e) the assets and Contracts listed on Schedule 1.3(e);

         (f) any books, records and other materials that Seller or any of its
     Subsidiaries (other than an Acquired Company) is required by Law to retain
     (provided that Seller or any of its Subsidiaries shall make available to
     Purchaser copies of any such books, records and other materials to the extent permitted by Law), all Tax Returns and all "Dana" marked sales and promotional materials and brochures;

         (g) all claims, defenses, causes of action, choses in action or claims of any kind that are available to or being pursued by Seller or any of its
     Subsidiaries whether as plaintiff, claimant, counterclaimant or otherwise, in each case, primarily relating to any other Excluded Asset or any
     Excluded Liability;

         (h) all assets, business lines, properties, rights, Contracts and claims of Seller or any of its Subsidiaries (other than the Acquired
     Companies) not Related to the Business, wherever located, whether tangible or intangible, real, personal or mixed;

         (i) all assets located at facilities Related to the Business which have ceased operations prior to the date hereof, except to the extent that such assets are reflected as assets of the Business on the Benchmark Balance
     Sheet and are owned or held by Seller or its Subsidiaries (other than an
     Acquired Company) as of the Closing;

         (j) all refunds or credits of or against any Excluded Taxes and any interest or penalty rebate with respect to such refunds or credits (except to the extent that such Tax items are reflected as an asset in the Final
     Closing Date Working Capital); and

         (k) except as set forth on Schedule 1.3(k), all intercompany receivables, payables, loans and guarantees (i) between Seller or any of its wholly owned Subsidiaries (other than an Acquired Company), on the one hand, and Seller or any of its wholly owned Subsidiaries (other than an
     Acquired Company), on the other hand, or (ii) required to be settled in accordance with Section 6.6.

         Section 1.4. Assumed Liabilities. Simultaneously with the Closing, on the terms and subject to the conditions set forth herein, Purchaser shall assume and be liable for, and shall pay, perform and discharge when due, all obligations and Liabilities of Seller and its Subsidiaries (other than the
Acquired Companies), whether occurring or accruing before, on or after the
Closing Date, whether known or unknown, fixed or contingent, asserted or unasserted, and not satisfied or extinguished as of the Closing Date, primarily relating to, primarily arising out of or primarily resulting from the Business
(collectively, and excluding the Excluded Liabilities, the "ASSUMED
LIABILITIES"), including, by way of example and not limitation, all of the following obligations and Liabilities of Seller and its Subsidiaries (other than the Acquired Companies):

         (a) (i) except as set forth in Section 10.1 and Section 1.5, all
     Liabilities relating to, arising out or resulting from the employment of the Transferred Employees and their dependents and beneficiaries, including accrued obligations for salaries, wages, accrued vacation, personal days and floating holidays and sick pay of the Transferred Employees and
     Liabilities relating to, arising out of or resulting from any collective bargaining agreement covering the Transferred Employees; and (ii) the
     Liabilities and obligations of Seller for severance payments under the
     Retention Agreements;

         (b) accounts and trade payables primarily relating to, primarily arising out of or primarily resulting from the Business;

         (c) Liabilities for utility, telephone and other services and goods primarily relating to, primarily arising out of or primarily resulting from the Business;

         (d) all Liabilities arising from commitments (in the form of accepted purchase orders, or otherwise) to sell, distribute, manufacture or market products, or outstanding quotations, proposals or bids, primarily relating to, primarily arising out of or primarily resulting from the Business;

         (e) all Liabilities arising from commitments (in the form of issued purchase orders, or otherwise) or outstanding quotations, proposals or bids, to purchase or acquire raw materials, components, supplies or services primarily relating to, primarily arising out of or primarily resulting from the Business;

         (f) all Liabilities under Business Contracts;

         (g) all Liabilities with respect to any return, rebate, recall, warranty or similar liabilities primarily relating to, primarily arising out of or primarily resulting from the Business;

         (h) other than Liabilities arising from or relating to any actual or alleged human exposure to asbestos or asbestos-containing materials manufactured, serviced, or

     sold by Seller or its Subsidiaries (other than an Acquired Company) prior to Closing, all Liabilities for death, personal injury, advertising injury, other injury to persons or property damage occurring after the Closing primarily relating to, primarily resulting from, primarily caused by or primarily arising out of, directly or indirectly, use of or exposure to any of the products (or any part or component) designed, manufactured, serviced or sold, or services performed, by Seller or its Subsidiaries (other than an Acquired Company), primarily relating to, primarily arising out of or primarily resulting from the Business, including any such Liabilities for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties or merchantability or fitness for any purpose or use;

         (i) other than Liabilities arising from or relating to any actual or alleged human exposure occurring prior to the Closing to asbestos or asbestos-containing materials (such Liabilities being governed by Section
     1.5), (i) all Liabilities primarily relating to, primarily arising out of or primarily resulting from the Business as a result of, directly or indirectly, violations of Environmental Laws or Releases or threatened
     Releases of Hazardous Materials and existing or occurring at the Owned Real
     Property or the Leased Real Property, and (ii) all Liabilities relating to any actual or alleged human exposure occurring after the Closing to asbestos or asbestos-containing materials existing or occurring at the
     Owned Real Property or the Leased Real Property;

         (j) all Liabilities under the intercompany receivables, payables, loans and investments set forth on Schedule 1.5(j); and

         (k) all Taxes imposed on or payable with respect to the Acquired
     Companies or the Business for which Purchaser is responsible pursuant to
     Section 14.1(b).

         Section 1.5. Excluded Liabilities. Notwithstanding the provisions of
Section 1.4, it is expressly understood and agreed that there shall be excluded from the liabilities and obligations being assumed by Purchaser pursuant to
Section 1.4 all Liabilities of Seller or any of its Subsidiaries (other than an
Acquired Company) that are not Assumed Liabilities and the following liabilities and obligations of Seller or any of its Subsidiaries (other than an Acquired
Company) (collectively, the "EXCLUDED LIABILITIES"):

         (a) the debt and other Liabilities, including any interest or other amounts in connection therewith, listed on Schedule 1.5(a) and all indebtedness for borrowed money, including any interest or other amounts in connection therewith;

         (b) all Liabilities for which Seller or any of its Subsidiaries (other than an Acquired Company) is expressly made responsible pursuant hereto or the Transition Agreements;

         (c) all Liabilities for death, personal injury, advertising injury, other injury to persons or property damage occurring prior to the Closing relating to, resulting from, caused by or arising out of, directly or indirectly, use of or exposure to any of the products (or any part or component) designed, manufactured, serviced or sold, or services performed, by Seller or its Subsidiaries (other than an Acquired Company), including any

     such Liabilities for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties or merchantability or fitness for any purpose or use;

         (d) all Liabilities arising from or relating to any actual or alleged human exposure to asbestos or asbestos-containing materials in any of the products (or any part or component) manufactured, serviced or sold, or services performed, by Seller or its Subsidiaries (other than an Acquired
     Company) prior to the Closing, including any such Liabilities for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties or merchantability or fitness for any purpose or use;

         (e) all Liabilities to the extent arising out of Legal Proceedings commenced prior to the Closing relating to, arising out of or resulting from the Business or an Acquired Company ("EXISTING LITIGATION");

         (f) all Liabilities relating to, arising out of or resulting from any actual or alleged human exposure occurring prior to the Closing to asbestos or asbestos-containing materials at any property or facility currently or formerly owned, leased, operated or used in connection with the Business, including the Owned Real Property and the Leased Real Property;

         (g) (i) all Liabilities with respect to the real property currently or formerly owned, leased or used by Seller or any of its Subsidiaries other than the Owned Real Property or the Leased Real Property, including all
     Liabilities under or relating to Environmental Laws to the extent relating to any property, facility or location not included among the Owned Real
     Property or the Leased Real Property, and (ii) any such Liabilities relating to the disposal, prior to the Closing Date, of Hazardous Materials generated or otherwise originating at the Owned Real Property or the Leased
     Real Property at or to a location other than the Owned Real Property or the
     Leased Real Property;

         (h) any indebtedness or other Liabilities resulting from Seller's accounts receivable securitization program;

         (i) all Excluded Taxes (except to the extent that such Excluded Taxes are reflected as a liability in the Final Closing Date Working Capital);

         (j) except as set forth on Schedule 1.5(j), all intercompany receivables, payables, loans and guarantees (i) between Seller or any of its Subsidiaries (other than an Acquired Company), on the one hand, and
     Seller or any of its Subsidiaries (other than an Acquired Company), on the other hand, or (ii) required to be settled in accordance with Section 6.6;

         (k) fees, expenses, indemnification obligations and other Liabilities owed by Seller or its Subsidiaries (other than an Acquired Company) to their respective advisors, including Credit Suisse First Boston LLC and
     Goldman, Sachs & Co. and their respective Affiliates, on account of the acquisition advisory services provided to Seller and its Subsidiaries by such advisors, including Credit Suisse First Boston LLC, Goldman, Sachs &

     Co. or their respective Affiliates, in connection with the transactions contemplated hereby; and

         (l) except as set forth in Section 10.1, (i) any Liability under or relating to any Seller Employee Benefit Plan, whether or not such liability or obligation arises prior to, on or after the Closing Date, (ii) any other
     Liability relating to the employment or termination of employment of any
     Business Employee who is not a Transferred Employee arising from or related to the operation of the Business on, prior to or after the Closing or the transactions contemplated by this Agreement (including but not limited to, any severance), (iii) any obligation for retention payments or other benefits (other than severance benefits) under the Retention Agreements or
     (iv) any liability relating to any severance benefits payable to any
     Business Employees as a result of any transactions contemplated by this
     Agreement.

                                   ARTICLE II

                                  CONSIDERATION

         Section 2.1. Amount and Form of Consideration. The consideration to be paid by Purchaser to Seller and its Subsidiaries (other than an Acquired
Company) in full consideration of the Purchased Shares and the Purchased Assets
shall consist of:

         (a) U.S.$1,105 million (the "INITIAL CASH CONSIDERATION") in cash, subject to adjustment as set forth in Section 2.3 (the Initial Cash
     Consideration, as so adjusted, the "FINAL CASH CONSIDERATION"), to be paid in the manner and at the time set forth in Sections 2.2 and 2.3; and

         (b) the assumption by Purchaser on and as of the Closing Date of the
     Assumed Liabilities.

         Section 2.2. Payment of Cash Consideration. At the Closing, the Closing
Date Cash Consideration, shall be paid by wire transfer of immediately available funds in U.S. Dollars to an account or accounts designated by Seller, such designation to be made in writing at least three Business Days prior to the
Closing Date.

         Section 2.3. Purchase Price Adjustment. (a) At least three Business
Days prior to the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser a good-faith estimated statement of Working Capital of the Business as of the opening of business on the Closing Date (the "ESTIMATED
CLOSING DATE WORKING CAPITAL STATEMENT"), and a certificate setting forth a good-faith estimate of Working Capital as of the opening of business on the
Closing Date (the "ESTIMATED CLOSING DATE WORKING CAPITAL") and a good-faith estimate of the Closing Date Cash (the "ESTIMATED CLOSING DATE CASH"). The
Estimated Closing Date Working Capital Statement shall be prepared in accordance with GAAP, as modified by the accounting policies specified on Schedule 2.3(a)
(the "SPECIFIED ACCOUNTING Policies"), consistent with the accounting principles, procedures, policies and methods that were employed in preparing the
Benchmark Balance Sheet. The Initial Cash Consideration shall be (i)(A)
increased dollar for dollar to the extent the Estimated Closing Date Working
Capital exceeds the Target Working

Capital, or (B) decreased dollar for dollar to the extent the Estimated Closing
Date Working Capital is less than the Target Working Capital and (ii)(A)
increased dollar for dollar to the extent that the Estimated Closing Date Cash is greater than U.S.$0 or (B) decreased dollar for dollar to the extent that the
Estimated Closing Date Cash is less than U.S.$0 (the Initial Cash Consideration, as adjusted pursuant to this sentence, the "CLOSING DATE CASH CONSIDERATION").

         (b) Within 70 calendar days following the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser a statement of
Working Capital of the Business as of the opening of business on the Closing
Date (as such may be adjusted following resolution of disputes in accordance with Section 2.3(d), the "CLOSING DATE WORKING CAPITAL STATEMENT"), and a
certificate setting forth a calculation of Working Capital as of the opening of business on the Closing Date ("CLOSING DATE WORKING CAPITAL") and a calculation of Closing Date Cash. The Closing Date Working Capital Statement shall be prepared in accordance with GAAP, as modified by the Specified Accounting
Policies, using the same accounting principles, procedures, policies and methods that were employed in preparing the Benchmark Balance Sheet.

         (c) During the preparation of the Closing Date Working Capital
Statement and the calculation of Closing Date Working Capital and Closing Date
Cash (the "CLOSING DATE FINANCIAL DATA"), and the period of any dispute within the contemplation of this Section 2.3, Purchaser shall, and shall cause the
Acquired Companies to: (i) provide Seller and its authorized representatives with full access to all relevant books, records, facilities and employees of
Purchaser and the Acquired Companies to the extent reasonably necessary to prepare the Closing Date Financial Data; and (ii) cooperate fully with Seller and its authorized representatives, including by providing on a timely basis all information to the extent necessary or useful in preparing the Closing Date
Financial Data.

         (d) After receipt of the Closing Date Working Capital Statement,
Purchaser shall have 60 calendar days to review the Closing Date Financial Data, together with the workpapers used in the preparation thereof. During the review of the Closing Date Financial Data, and the period of any dispute within the contemplation of this Section 2.3, Seller shall, and shall cause its
Subsidiaries to: (i) provide Purchaser and its authorized representatives with full access to all relevant books, records, facilities and employees of Seller and its Subsidiaries to the extent reasonably necessary to complete their review of the Closing Date Financial Data; and (ii) cooperate fully with Purchaser and its authorized representatives, including by providing on a timely basis all information to the extent reasonably necessary or useful in reviewing the
Closing Date Financial Data. Purchaser may dispute items reflected in the calculation of Closing Date Working Capital and Closing Date Cash only on the basis that such amounts (i) were not determined in conformity with GAAP, as modified by the Specified Accounting Policies applied by Seller on a consistent basis or (ii) contain arithmetic error. Unless Purchaser delivers written notice to Seller on or prior to the 60th calendar day after Purchaser's receipt of the
Closing Date Working Capital Statement specifying in reasonable detail the amount, nature and basis of all disputed items, Purchaser shall be deemed to have accepted and agreed to the calculation of Closing Date Working Capital and
Closing Date Cash. If Purchaser so notifies Seller of its objection to the calculation of Closing Date Working Capital and Closing Date Cash, Purchaser and
Seller shall, within 30 calendar days following such notice (the "RESOLUTION
PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

         (e) If, at the conclusion of the Resolution Period, any amounts remain in dispute with respect to either Closing Date Working Capital or Closing Date
Cash, then all amounts remaining in dispute shall be submitted to KPMG (the
"NEUTRAL AUDITORS"). Each party agrees to execute, if requested by the Neutral
Auditors, a reasonable engagement letter, including customary indemnities in favor of the Neutral Auditors. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata as between
Seller, on the one hand, and Purchaser, on the other, in proportion to the allocation of the dollar value of the amounts remaining in dispute between
Seller and Purchaser made by the Neutral Auditors such that the prevailing party pays the lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this
Section 2.3 and the presentations by Seller and Purchaser, and not by independent review, only those issues still in dispute and only as to whether such amounts were arrived at in conformity with GAAP, as modified by the
Specified Accounting Policies, and Section 2.3(b). Seller and Purchaser agree that (i) they shall request the Neutral Auditors to make their determination within 30 calendar days of their selection, in a written statement delivered to
Seller and Purchaser and (ii) such determination shall be final, binding and conclusive. The term "FINAL CLOSING DATE WORKING CAPITAL" shall mean the definitive Closing Date Working Capital and the term "FINAL CLOSING DATE CASH"
shall mean the definitive Closing Date Cash, respectively, agreed to (or deemed to be agreed to) by Purchaser and Seller in accordance with the terms of Section
2.3(d) or the definitive Closing Date Financial Data resulting from the determinations made by the Neutral Auditors in accordance with this Section
2.3(e) (in addition to those items theretofore agreed to by Seller and
Purchaser).

         (f) The Closing Date Cash Consideration shall be (i)(A) increased dollar for dollar to the extent the Final Closing Date Working Capital exceeds the Estimated Closing Date Working Capital, or (B) decreased dollar for dollar to the extent the Final Closing Date Working Capital is less than the Estimated
Closing Date Working Capital and (ii)(A) increased dollar for dollar to the extent that the Final Closing Date Cash is greater than the Estimated Closing
Date Cash or (B) decreased dollar for dollar to the extent that the Final
Closing Date Cash is less than the Estimated Closing Date Cash. Any adjustments to the Closing Date Cash Consideration made pursuant to this Section 2.3(f)
shall be paid by wire transfer of immediately available funds (together with interest thereon at the Applicable Rate from and including the Closing Date to, but excluding, the date of such payment) to the account or accounts specified by
Seller, if Seller is owed payment, or to the account or accounts specified by
Purchaser, if Purchaser is owed payment, within five Business Days after the
Final Closing Date Working Capital and Final Closing Date Cash are agreed to by
Purchaser and Seller or any remaining disputed items are ultimately determined by the Neutral Auditors.

         (g) The parties agree to work together, between the date hereof and the
Closing, to prepare in good faith an allocation of $5,000,000 of the $5,126,419 described in the definition of "Closing Date Cash" to each of the non-U.S.
Acquired Companies based on such non-U.S. Acquired Companies' relative working capital needs.

         Section 2.4. Allocation of Consideration. Seller and Purchaser agree to allocate the Initial Cash Consideration among the Purchased Shares and the
Purchased Assets in the manner set forth on Schedule 2.4. Within 60 calendar days following the determination of the Final Consideration, Purchaser and
Seller shall attempt in good faith to agree upon the allocation

                                       10

of the difference between the Initial Cash Consideration and the Final
Consideration among the Purchased Shares and the Purchased Assets. The allocation of this amount shall take into account (i) the item or items to which it is attributable and (ii) the notes on Schedule 2.4, and shall, to the extent such allocation is agreed by Purchaser and Seller, be reflected on a revised
Schedule 2.4. In the event that Purchaser and Seller are unable to reach an agreement within such 60 calendar day period, the allocation of any disputed item or items shall be resolved within the next 30 calendar days by an independent accounting firm or valuation expert that is mutually acceptable to both parties and whose fees shall be borne equally by Purchaser and Seller. Such determination by the accounting firm or valuation expert shall be binding on the parties without further adjustment and shall be reflected on a revised Schedule
2.4. Except as otherwise required pursuant to a "determination" under Section
1313(a) of the Code (or any comparable provision of state, local or foreign
Law), Purchaser and Seller agree to act in accordance with the allocations contained in Schedule 2.4, as revised in accordance with this Section, for all
Tax purposes and that neither of them will (or will permit any of its Affiliates
to) take any position inconsistent therewith in any Tax Returns or similar filings (including IRS Form 8594 or any similar form required to be filed under state, local or foreign Law), any refund claim, litigation, or otherwise.
Purchaser and Seller each agree to provide the other party with any additional information reasonably required to complete IRS Form 8594 (or any similar form required to be filed under state, local or foreign Law) and with completed copies of such forms.

                                  ARTICLE III

                                  THE CLOSING

         Section 3.1. Closing Date. Except as hereinafter provided, the closing of the transactions contemplated hereunder (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York,
New York 10019, at 10:00 a.m. (local time) on (i) the third Business Day following the date on which the last of the conditions set forth in Articles
VIII and IX have been satisfied (other than Sections 8.5, 8.6 and 9.5 and those conditions that by their terms are not expected to be satisfied until the
Closing Date) or, in the case of Article VIII, waived by Purchaser, or, in the case of Article IX, waived by Seller, or (ii) at such other place and at such other time and date as may be mutually agreed upon by Purchaser and Seller (such date and time being referred to herein as the "CLOSING DATE").

         Section 3.2. Deliveries by Seller to Purchaser. At the Closing, Seller
shall deliver, or shall cause to be delivered, to Purchaser the following:

         (a) stock certificates or appropriate certificates of ownership, as applicable, representing all of the Purchased Shares and all of the equity interests of each Acquired Company (other than the Purchased Companies)
     held by another Acquired Company (other than those that are in book-entry form or not certificated), in each case accompanied by stock powers duly executed in blank or other duly executed instruments of transfer and requisite transfer tax stamps, if any, as may be necessary to effect the transactions contemplated in Section 1.1;

         (b) one or more duly executed bills of sale, substantially in the form of Exhibit B, or local transfer agreements as may be necessary or desirable under applicable

                                       11

     Law, or comparable instruments of transfer transferring to Purchaser all of the Purchased Assets, duly executed by Seller;

         (c) special warranty deeds, or comparable instruments of transfer and assignment in recordable form (collectively, the "TRANSFER DEEDS"), substantially in the form of Exhibit C and which shall include any modifications as may be required by the applicable local jurisdiction, with respect to the Owned Real Properties owned by Seller or any of its
     Subsidiaries (other than Acquired Companies);

         (d) duly executed instruments of assignment of or licenses to assign the Real Property Leases (collectively, the "ASSIGNMENTS OF LEASES") to which Seller or any of its Subsidiaries (other than Acquired Companies) is a party, substantially in the form of Exhibit D, subject to Sections 6.3(b)
     and 10.3(b);

         (e) duly executed instruments of assignment or transfer of the
     Purchased Intellectual Property, substantially in the form of Exhibit E or local assignment agreements as may be necessary or desirable under applicable Law;

         (f) the certificates referred to in Section 8.5 signed by a duly authorized officer of Seller;

         (g) the resignations or evidence of removal of the officers, as corporate officers, and directors of the Acquired Companies set forth on
     Schedule 3.2(g) to the extent requested by Purchaser;

         (h) the Transition Agreements, duly executed by Seller;

         (i) a certificate of non-foreign status meeting the requirements of
     Treasury Regulations Section 1.1445-2(b)(2) from Seller and each Subsidiary of Seller that transfers (A) Purchased Shares of an entity treated as a domestic corporation for United States federal income tax purposes or (B)
     Purchased Assets that are treated as "United States real property interests" within the meaning of Section 897(c) of the Code, in each case, pursuant to this Agreement;

         (j) a duly executed assignment and assumption agreement or other comparable instrument of assignment and assumption, substantially in the form of Exhibit F, evidencing assumption of the Assumed Liabilities and all other instruments or documents as shall be necessary in the reasonable judgment of Purchaser to evidence the assignment by Seller or its
     Subsidiaries of the Purchased Assets and the assumption by Purchaser or its
     Subsidiaries of the Assumed Liabilities, subject to Section 6.3(b) and
     10.3(b);

         (k) a receipt, duly executed by Seller, acknowledging on behalf of
     Seller and its Subsidiaries, payment by Purchaser of the Closing Date Cash
     Consideration pursuant to Section 2.2;

         (l) a receipt, duly executed by Seller, acknowledging, on behalf of
     Seller and each of its Subsidiaries, settlement of all intercompany receivables, payables, loans and guarantees then existing between Seller or any of its Subsidiaries (other than any Acquired

                                       12

     Company), on the one hand, and the Acquired Companies, on the other hand, pursuant to Section 6.6;

         (m) to the extent obtained at or prior to Closing, consents to transfer the Transferred Permits and Business Contracts to Purchaser;

         (n) all minute books, stock record books (or similar registries) and corporate records and seals of each Acquired Company by Seller or its
     Subsidiaries (other than the Acquired Companies); provided that such materials may be delivered to a mutually agreeable location other than the
     Closing; and

         (o) such other documents and instruments as Purchaser and Seller shall mutually agree to be reasonably necessary to consummate the transactions described herein.

         Section 3.3. Deliveries by Purchaser to Seller. At the Closing,
Purchaser shall deliver to Seller the following:

         (a) the Closing Date Cash Consideration (together with any additional amounts required to be paid pursuant to Section 14.9(b)) by wire transfer of immediately available funds in the manner provided in Section 2.2;

         (b) a duly executed assignment and assumption agreement or other comparable instrument of assignment and assumption, substantially in the form of Exhibit F, evidencing assumption of the Assumed Liabilities and all other instruments or documents as shall be necessary in the reasonable judgment of Seller to evidence the assignment by Seller of the Purchased
     Assets and the assumption by Purchaser or its Subsidiaries of the Assumed
     Liabilities, subject to Sections 6.3(b) and 10.3(b);

         (c) the certificate referred to in Section 9.5 signed by a duly authorized officer of Purchaser;

         (d) the Transition Agreements, duly executed by Purchaser;

         (e) the appointment of the persons selected by Purchaser to fill the corporate officer and director positions of the Acquired Companies;

         (f) a receipt, duly executed by Purchaser, acknowledging on behalf of
     Purchaser, the sale, assignment, transfer, conveyance and delivery of the
     Purchased Shares and the Purchased Assets by Seller and its Subsidiaries
     pursuant to the terms of Sections 1.1 and 1.2; and

         (g) such other documents and instruments as Purchaser and Seller shall mutually agree to be reasonably necessary to consummate the transactions described herein.

         Section 3.4. Proceedings at Closing. All acts and proceedings to be taken and all documents to be executed and delivered by the parties at the
Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no acts or proceedings

                                       13

shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser that, except as set forth in the applicable corresponding section of the Disclosure Schedule dated as of the date hereof and delivered by
Seller to Purchaser (the "SELLER DISCLOSURE SCHEDULE"):

         Section 4.1. Organization and Good Standing. Each of Seller, the Seller
Subs, the Acquired Companies and the Transferred JVs is an entity duly organized or formed, validly existing and (to the extent that the concept of good standing exists in the applicable jurisdiction with respect to such entity) in good standing under the laws of the jurisdiction of its organization or formation, and each of the Acquired Companies, the Transferred JVs and, with respect to the
Business, Seller and the Seller Subs has all requisite corporate power and authority to own or lease and operate its properties and to carry on, in all material respects, the Business as now being conducted. Each of Seller, the
Seller Subs, the Acquired Companies and the Transferred JVs is duly qualified, authorized or licensed to conduct its business as a foreign corporation in, and, if applicable, is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership, lease or operation of its properties requires such qualification, authorization or license, except where the failure to be so qualified, authorized or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, have a
Material Adverse Effect. Section 4.1 of the Seller Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all jurisdictions in which each of the Acquired Companies, the Transferred JVs and, with respect to the Business, each of Seller and its other Subsidiaries are qualified or licensed to do business as a foreign corporation. Seller has made available to
Purchaser true and correct copies of the Acquired Companies and the Transferred
JVs' respective certificates of incorporation, bylaws and similar organizational documents, as in effect as of the date hereof.

         Section 4.2. Capital Structure of Purchased Companies. The authorized capital stock of each of the Purchased Entities, the number of shares of such capital stock that are issued and outstanding and the name, jurisdiction of organization and record owner of the capital stock of each of the Purchased
Entities are set forth on Section 4.2 of the Seller Disclosure Schedule. The authorized capital stock of each of the Purchased Ventures, the number of shares of such capital stock that are issued and outstanding and, as of the date hereof, the name, jurisdiction of organization and record owner of the equity interests in each of the Purchased Ventures are set forth on Section 4.2 of the
Seller Disclosure Schedule. The Purchased Shares are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with (and since such issuance, have not been transferred except in compliance with) all applicable securities Laws. The Purchased Shares are not subject to any preemptive rights, rights of first refusal or similar rights of any Person, and there are no voting trusts, proxies or other agreements with respect to the voting of the Purchased Shares, other than as set forth in any certificate or articles of incorporation, bylaws or similar organizational documents of the
Purchased Companies. Except

                                       14

as set forth on Section 4.2 of the Seller Disclosure Schedule, the Purchased
Companies do not have any other capital stock or equity securities issued or outstanding other than the Purchased Shares, and neither Seller nor any
Purchased Company has issued any outstanding right or security or is party to any existing agreement that requires Seller or any of the Purchased Companies to issue or sell any shares of capital stock of the Purchased Companies to any
Person (including any warrant, option, call, preemptive right, convertible debt obligation, subscription for stock or securities convertible into stock of such companies or any other similar right, security, instrument or agreement), other than as set forth in any certificate or articles of incorporation, bylaws or similar organizational documents of the Purchased Companies. Except as set forth in Section 4.2 of the Seller Disclosure Schedule, Seller, directly or indirectly through one or more wholly owned Subsidiaries of Seller, beneficially owns and has good and valid title to all of the Purchased Shares, free and clear of all
Liens other than as set forth in any certificate or articles of incorporation, bylaws or similar organizational documents of the Purchased Companies.

         Section 4.3. Subsidiaries and Transferred JVs. (a) Section 4.3(a) of
the Seller Disclosure Schedule sets forth each Subsidiary of Seller (other than any Acquired Company) that, as of the date hereof, owns a Purchased Asset or a
Purchased Share, is liable for an Assumed Liability or is otherwise engaged in the Business (such Subsidiaries and any Subsidiary of Seller (other than an
Acquired Company) that, immediately prior to the Closing, owns a Purchased Asset or a Purchased Share, is liable for an Assumed Liability or is otherwise engaged in the Business, the "SELLER SUBS").

         (b) Except as set forth on Section 4.3(b) of the Seller Disclosure
Schedule, all of the outstanding shares of capital stock or equity securities of the Acquired Companies other than the Purchased Companies (collectively, the
"SUBSIDIARY EQUITY SECURITIES") are owned directly or indirectly by the
Purchased Companies. Other than as set forth in any certificate or articles of incorporation, bylaws or similar organizational documents of the Acquired
Companies, (i) the Subsidiary Equity Securities are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with (and since such issuance, have not been transferred except in compliance with) all applicable securities Laws and any preemptive rights, rights of first refusal or similar rights of any Person; (ii) no Acquired Company has issued any outstanding right or security or is a party to any existing agreement that requires any such Acquired Company to issue or sell any Subsidiary Equity
Securities to any Person (including any warrant, option, call, preemptive right, convertible debt obligation, subscription for stock or securities convertible into Subsidiary Equity Securities or any other similar right, security, instrument or agreement); (iii) there are no voting trusts, proxies or other agreements with respect to the voting of the Subsidiary Equity Securities; and
(iv) the Purchased Companies (or a wholly owned Acquired Company) has good and valid title to the Subsidiary Equity Securities, free and clear of all Liens.

         (c) To the Knowledge of Seller, Section 4.3(c) of the Seller Disclosure
Schedule sets forth the holders of record of all of the outstanding shares of capital stock or equity securities of each Transferred JV (collectively, the "JV
EQUITY SECURITIES"). Except as set forth on Section 4.3(c) of the Seller
Disclosure Schedule, (i) the JV Equity Securities set forth on Section 4.3(c) of the Seller Disclosure Schedule as being owned by Seller or its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with

                                       15

(and since such issuance, have not been transferred except in compliance with)
all applicable securities Laws and any preemptive rights, rights of first refusal or similar rights of any Person; (ii) no Transferred JV has issued any outstanding right or security or is a party to any existing agreement that requires such Transferred JV to issue or sell any JV Equity Security to any
Person (including any warrant, option, call, preemptive right, convertible debt obligation, subscription for stock or securities convertible into JV Equity
Securities or any other similar right, security, instrument or agreement), other than as set forth in any certificate or articles of incorporation, bylaws or similar organizational documents of a Transferred JV; (iii) there are no voting trusts, proxies or other agreements with respect to the voting of the JV Equity
Securities set forth on Section 4.3(c) of the Seller Disclosure Schedule as being owned by Seller or its Subsidiaries, other than as set forth in any certificate or articles of incorporation, bylaws or similar organizational documents of a Transferred JV; and (iv) Seller and its Subsidiaries set forth on
Section 4.3(c) of the Seller Disclosure Schedule have good and valid title to the JV Equity Securities set forth on Section 4.3(c) of the Seller Disclosure
Schedule as being owned by Seller or its Subsidiaries, free and clear of all
Liens, other than as set forth in any certificate or articles of incorporation, bylaws or similar organizational documents of a Transferred JV.

         Section 4.4. Authorization of Agreement. Each of Seller and its
Subsidiaries has all requisite corporate power and authority to execute and deliver (or cause to be executed and delivered), as applicable, this Agreement and each other agreement, document, instrument or certificate contemplated hereby to be executed or delivered by Seller or its Subsidiaries in connection herewith and to consummate the transactions contemplated hereby (all such other agreements, documents, instruments and certificates required to be executed or delivered by Seller or any of its Subsidiaries being hereinafter referred to, collectively, as the "SELLER DOCUMENTS"), and to perform (or cause to be performed) fully the obligations of Seller and its Subsidiaries, as applicable, hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and by Seller or its Subsidiaries of each of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller or such Subsidiaries, as applicable, and no other corporate proceeding on the part of Seller or any Subsidiary is necessary to authorize the execution, delivery or performance hereof or thereof or the consummation of the transactions contemplated hereby or thereby. This Agreement has been, and each of the Seller
Documents will be, when delivered to Purchaser, duly executed and delivered by
Seller and its Subsidiaries, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute valid and legally binding obligations of Seller and its
Subsidiaries, as applicable, enforceable against each in accordance with its terms.

         Section 4.5. No Conflicts; Consents of Third Parties. (a) Except as set
forth in Section 4.5(a) of the Seller Disclosure Schedule, none of the execution and delivery by Seller of this Agreement and by Seller or its Subsidiaries of the Seller Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Seller, its Subsidiaries or any Acquired Company or
Transferred JV with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate or articles of incorporation, bylaws or similar organizational documents of Seller, its
Subsidiaries or any Acquired Company; (ii) conflict with, violate, result in the breach or termination of, or constitute (with or without notice or lapse of time or both) a default, give rise to any right of consent, cancellation, termination

                                       16

or acceleration or right to increase the obligations or otherwise modify the terms under, or result in the creation of any Lien on, the Purchased Assets or the assets of the Acquired Companies, under any indenture, mortgage, loan, agreement, Contract, lease, license, instrument or other arrangement to which any Acquired Company is a party or to which any of Seller and its Subsidiaries is a party with respect to the Business, except in the case of this clause (ii)
as would not reasonably be expected to, individually or in the aggregate, have a
Material Adverse Effect or a material adverse effect on Seller's ability to perform its obligations hereunder; or (iii) conflict with in any material respect or constitute a material violation of any material Law applicable to
Seller, its Subsidiaries or any Acquired Company, except in the case of this clause (iii) as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Seller's ability to perform its obligations hereunder.

         (b) Except as set forth on Section 4.5(b) of the Seller Disclosure
Schedule, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification or report to, any Person or
Governmental Body is required to be obtained or made by Seller, its Subsidiaries or any Acquired Company in connection with the execution, delivery and performance of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Seller, its
Subsidiaries or any Acquired Company with any of the provisions hereof or thereof, except for (i) compliance with the applicable requirements of (x) the
Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR ACT") or (y) Council Regulation
(EEC) No. 4064/89 of the Commission of the European Communities (the "EC
COMPETITION REGULATION"), if necessary, and (ii) other than those relating to the HSR Act and EC Competition Regulation, such consents, waivers, approvals,
Orders, Permits or authorizations of, or declarations or filings with, or notifications to, any Person or Governmental Body the failure of which to be received or made would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on
Seller's ability to perform its obligations hereunder.

         Section 4.6. Financial Statements. (a) Seller has made available to
Purchaser true and correct copies of the audited combined balance sheet of the
Business (including the Acquired Companies), as of December 31, 2003 and
December 31, 2002, and the audited combined statement of income and combined statements of cash flows of the Business (including the Acquired Companies) for the fiscal years ended December 31, 2003, December 31, 2002 and December 31,
2001 (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial
Statements has been prepared in accordance with GAAP. The Financial Statements were prepared on the basis of the books and records of the Business (including the Acquired Companies), in each case as of the date of such Financial
Statements, and present fairly, in all material respects, the financial position of the Business (including the Acquired Companies) as of the dates thereof and the results of its operations for each of the periods then ended in conformity with GAAP.

         (b) Seller has made available to Purchaser a true and correct copy of the unaudited pro forma balance sheet of the Business (including the Acquired
Companies), as of December 31, 2003 (the "BALANCE SHEET DATE" and such balance sheet being the "BENCHMARK BALANCE SHEET"). The Benchmark Balance Sheet has been prepared in accordance with GAAP, as modified by the Specified Accounting
Policies. The Benchmark Balance Sheet was prepared on the basis of the books and records of the Business (including the Acquired Companies) as of the

                                       17

date thereof and presents fairly, in all material respects, the financial position of the Business (including the Acquired Companies) as of the date thereof in conformity with GAAP, as modified by the Specified Accounting
Policies.

         (c) The Business and the Acquired Companies have no Liabilities or obligations of any kind, whether absolute, accrued, contingent or otherwise, except for Liabilities (i) incurred in the ordinary course of business consistent with past practice since the Benchmark Balance Sheet Date, (ii)
reflected on, accrued or reserved against, in the Benchmark Balance Sheet, (iii)
that, if known, would not be required by GAAP to be reflected or reserved against on a balance sheet (or in the notes thereto) of the Business and the
Acquired Companies, (iv) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (v) set forth on Section
4.6(c) of the Seller Disclosure Schedule.

         (d) The amount set forth on Section 4.6(d)(i) of the Seller Disclosure
Schedule is, in all material respects, the amount included as an expense of the
Business and the Acquired Companies in the audited combined statement of income included in the Financial Statements for the fiscal year ended December 31, 2003 with respect to the North American and European shared services listed on the
Schedule to the Transition Services Agreement provided by Seller to the Business and the Acquired Companies for such fiscal year. The amount set forth on Section
4.6(d)(ii) of the Seller Disclosure Schedule represents, in all material respects, the pro forma annualized expense, on a net basis and based on historical costs, of the South American shared services listed on the Schedules to the Transition Services Agreement provided by Seller to the Business and the
Acquired Companies for 2004. The aggregate of all expenses actually incurred for the fiscal year ended December 31, 2003 for the equivalent South American shared services listed on the Schedules to the Transition Services Agreement is equal, on a net basis and in all material respects, to the aggregate of all expenses charged and recorded in the applicable financial statements for the fiscal year ended December 31, 2003. The amounts set forth on Section 4.6(d)(iii) of the
Seller Disclosure Schedule represent, in all material respects, the actual amounts charged by Seller to the Business and the Acquired Companies with respect to the services described in Section 4.6(d)(iii) of the Seller
Disclosure Schedule for the fiscal year ended December 31, 2003, and which is included as an expense of the Business and the Acquired Companies in the audited combined statement of income included in the Financial Statements for the fiscal year ended December 31, 2003. The amount set forth on Section 4.6(d)(iv) of the
Seller Disclosure Schedule for "Group health/dental (US)" is, in all material respects, the actual amount charged by unaffiliated third parties to the Seller and passed through to the Business and the Acquired Companies, and is recorded in the Financial Statements for the fiscal year ended December 31, 2003. The amount set forth on Section 4.6(d)(iv) of the Seller Disclosure Schedule for
"Dana Global Freight/Logistics" is, in all material respects, the actual amount recorded in the Financial Statements for the fiscal year ended December 31,
2003. The components of these charges include the actual amount charged by unaffiliated third parties to the Seller and passed through to the Business and the Acquired Companies by DTF Trucking, Inc., including contract carriage, logistics services, freight payment fees and document retention and retrieval fees.

         Section 4.7. Material Adverse Changes. (a) Except as contemplated by this Agreement or as set forth on Section 4.7(a) of the Seller Disclosure
Schedule, since December 31, 2003, (i) the business of the Acquired Companies and the Business has been conducted in all material respects in the ordinary course of business consistent with past practice, and (ii) there

                                       18

has not been and does not exist any change or event or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material
Adverse Effect.

         (b) Except as contemplated by this Agreement or as set forth on Section
4.7(b) of the Seller Disclosure Schedule, since the Benchmark Balance Sheet Date and through the date of this Agreement, there has not occurred any action, event or failure to act that, if it had occurred after the date of this Agreement, would have required the consent of Purchaser under clauses (e), (f), (q) and (s)
of Section 6.2.

         Section 4.8. Taxes. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

         (a) all Tax Returns required to be filed by or with respect to the
     Acquired Companies or the Business have been timely filed (taking into account extensions) and all such Tax Returns are complete and accurate;

         (b) all Taxes due (whether or not shown on such Tax Returns) or payable pursuant to any assessments with respect to such Tax Returns have been or will be timely paid;

         (c) there is no action, suit, investigation, audit, claim or assessment pending, with respect to Taxes of the Acquired Companies or the Business;

         (d) none of the Acquired Companies (or any affiliated group of which an
     Acquired Company is a member) has in effect any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a
     Tax assessment or deficiency;

         (e) all amounts required to be withheld or collected for payment by the
     Acquired Companies, including from employee salaries, wages and other compensation, have been collected or withheld and paid to the appropriate taxing authorities;

         (f) (i) no property of the Acquired Companies and none of the Purchased
     Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code and (ii) none of the Acquired Companies is a party to and none of the Purchased Assets is subject to any lease made pursuant to Section
     168(f)(8) of the Internal Revenue Code of 1954;

         (g) none of the Acquired Companies (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or (B) has any liability for Taxes of any Person (other than Seller or any of its
     Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise;

         (h) the Acquired Companies are not bound by any Tax sharing or Tax allocation agreement or arrangement that will be effective as of the
     Closing Date or that will have further effect for any taxable year (other than any agreement exclusively between or among the Acquired Companies);

                                       19

         (i) none of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date (A) as a result of any change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) pursuant to a "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (C) as a result of an "intercompany transaction"
     consummated prior to the Closing or an "excess loss account" existing at the Closing as such terms are defined in Treasury Regulations under Section
     1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), (D) pursuant to an installment sale or open transaction disposition made prior to the Closing, or (E) as a result of any prepaid amount received prior to the Closing;

         (j) within the last three years, none of the Acquired Companies has been a "distributing corporation" or a "controlled corporation" in a distribution that was purported or intended to be governed by Section
     355(a) of the Code;

         (k) none of the Acquired Companies will, directly or indirectly
     (through a transfer of an interest in an entity that is treated as a corporation or a partnership for United States federal income tax purposes), sell, assign, transfer or convey any Purchased Assets or
     Purchased Shares to Purchaser pursuant to Section 1.2; and

         (l) none of the Acquired Companies that is organized under the laws of
     Canada has distributed the stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported to be governed, in whole or in part, by paragraph 55(3)(a) of the Canadian Income
     Tax Act, in either case in anticipation of or as part of a plan with the transactions contemplated by this Agreement.

         Section 4.9. Real Property. Except as set forth on Section 4.9 of the
Seller Disclosure Schedule and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

         (a) Section 4.9(a) of the Seller Disclosure Schedule contains a true and complete list of all real property (i) owned by Seller or its
     Subsidiaries Related to the Business and (ii) owned by any Acquired
     Company, and for each such properties, contains a correct street address and the record owner of such property. Copies of title reports or policies obtained by Seller with respect to each of the Owned Real Properties have previously been made available to Purchase to the extent that such reports and policies are in Seller's possession and control, as applicable.

         (b) Section 4.9(b) of the Seller Disclosure Schedule contains a true and complete list of (i) all real property Related to the Business that
     Seller or its Subsidiaries lease, sublease, license or otherwise occupies
     (whether as landlord, tenant, subtenant or other occupancy arrangement) and
     (ii) all real property that any Acquired Company leases, subleases, licenses or otherwise occupies (whether as landlord, tenant, subtenant or other occupancy arrangement) (collectively, the "LEASED REAL PROPERTY"), and for each Leased Real Property, identifies the street address of such
     Leased Real Property. True

                                       20

     and complete copies of all agreements pertaining to the Leased Real
     Property that have not been terminated or expired as of the date hereof have been made available to Purchaser.

         (c) Seller, its applicable Subsidiary or an Acquired Company has good and valid title to all Owned Real Property and valid leasehold estates in all the Leased Real Properties, in each case free and clear of all Liens except Permitted Exceptions.

         (d) None of the Owned Real Properties and the Leased Real Properties is
     subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such Owned
     Real Property or Leased Real Property or any part thereof.

         (e) Each Real Property Lease is in full force and effect and is valid and enforceable in accordance with its terms, and there is no default under any Real Property Lease either by Seller, its Subsidiaries or any Acquired
     Company or, to the Knowledge of Seller, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by Seller, its Subsidiaries or any
     Acquired Company thereunder.

         (f) To the Knowledge of Seller, each Owned Real Property and Leased
     Real Property complies with all applicable Laws and, since December 31,
     2003, no written notice of violation of any Law has been received by
     Seller, any of its Subsidiaries or any Acquired Company or has been issued by any Governmental Body with respect thereto.

         (g) To the Knowledge of Seller, (i) Seller, its Subsidiaries or any
     Acquired Company have all certificates of occupancy and other Permits of any Governmental Body necessary for the current use and operation by
     Seller, its Subsidiaries or any Acquired Company of each Owned Real
     Property and Leased Real Property, (ii) Seller, its Subsidiaries or any
     Acquired Company have complied with all applicable conditions of each such
     Permit, and (iii) no default or violation by Seller, its Subsidiaries or any Acquired Company, or event that with the lapse of time or giving of notice or both would become a default or violation by Seller, its
     Subsidiaries or any Acquired Company, has occurred in the due observance of any such Permit.

         (h) There does not exist any actual, pending or, to the Knowledge of
     Seller, threatened condemnation or eminent domain proceedings that affect any Owned Real Property or Leased Real Property, and Seller, its
     Subsidiaries or any Acquired Company have not received any written notice of the intention of any Governmental Body or other Person to take or use any Owned Real Property or Leased Real Property that is material the
     Business.

         (i) To the Knowledge of Seller, no portion of any facility, building, improvement or other structure located on any of the Owned Real Property or the Leased Real Property has suffered any material damage by fire or other casualty within the past five years which has not been substantially repaired or restored.

                                       21

         Section 4.10. Tangible Personal Property. Except as would not reasonably be expected to, individually or in the aggregate, have a Material
Adverse Effect:

         (a) each lease of personal property (i) included in the Purchased
     Assets or to which any Acquired Company is a party requiring lease payments equal to or exceeding U.S.$100,000 per annum, or (ii) the loss of which, individually or in the aggregate with other such losses, would reasonably be expected to have a Material Adverse Effect (collectively, the "PERSONAL
     PROPERTY LEASES") is in full force and effect and is valid and enforceable in accordance with its terms, and there is no default under any Personal
     Property Lease either by Seller or its Subsidiaries or, to the Knowledge of
     Seller, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by Seller or its Subsidiaries thereunder.

         (b) Seller, its Subsidiaries or an Acquired Company has good and valid title to each item of tangible personal property in the Assets purported to be owned by Seller, its Subsidiaries or an Acquired Company on the books and records of such Seller, Subsidiaries or Acquired Company, free and clear of any and all Liens other than Permitted Exceptions.

         Section 4.11. Intellectual Property. (a) As of the date hereof, there is no material Legal Proceeding pending and served or, to the Knowledge of
Seller, pending and not served or threatened against Seller or any of its
Subsidiaries, with respect to the Business, or any Acquired Company (i)
regarding the ownership or scope of any of the Acquired Intellectual Property or is otherwise adverse to the use, registration, right to use, validity or enforceability of the Acquired Intellectual Property or (ii) that asserts that the operations by any Acquired Company or the operations of the Business as conducted by Seller or any of its Subsidiaries is or was infringing or otherwise in violation of any Intellectual Property of any other Person. To Seller's
Knowledge, no Person is infringing or otherwise in violation of any of the
Acquired Intellectual Property.

         (b) To Seller's Knowledge, no breach or default by Seller, its
Subsidiaries or the Acquired Companies or any other party thereto exists under any Contract pursuant to which Seller or any of its Subsidiaries uses Acquired
Intellectual Property.

         (c) Seller, its Subsidiaries and the Acquired Companies have taken reasonable steps to protect the material Acquired Intellectual Property.

         Section 4.12. Contracts. Section 4.12 of the Seller Disclosure Schedule
sets forth a true, complete and correct list, as of the date hereof, of each of the following (1) to which any Acquired Company is a party or (2) that is
Related to the Business to which Seller or any of its Subsidiaries (other than an Acquired Company) is a party (the Contracts set forth in clauses (a) through
(s) below, collectively, the "MATERIAL BUSINESS CONTRACTS"):

         (a) any Contract not made in the ordinary course of business;

         (b) any Contract or binding commitment for, or setting forth any of the terms or conditions relating to, the employment or termination of employment of any officer or

                                       22

     employee whose basic annual compensation (excluding bonus or commission) is in excess of U.S. $150,000;

         (c) any severance Contract with any Person that provides for severance compensation in excess of U.S.$100,000 individually or U.S.$1,000,000 in the aggregate, including such Contracts (i) to employ or terminate executive officers or other personnel and other Contracts with present or former officers, directors or shareholders of any Acquired Company or any
     Business Employee or Acquired Company Employee or (ii) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel resulting from the consummation of the transactions contemplated by this Agreement, regardless of whether paid during, or following termination of, employment;

         (d) non-competition agreements;

         (e) any employee collective bargaining agreement with any labor union covering any Acquired Company Employee, Business Employee or Former
     Acquired Company Employee;

         (f) franchise, distributorship, dealer, advertising, manufacturer's representative or sales agency agreement involving annual payments in excess of U.S.$100,000;

         (g) any Contracts (other than purchase orders) to acquire or sell goods with respect to the suppliers and customers set forth on Section 4.12(g) of the Seller Disclosure Schedule;

         (h) any option, other agreement or right to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property involving payments by Seller, its Subsidiaries or the Acquired Companies in
     excess of U.S.$250,000;

         (i) any commitment to make any capital expenditure or to purchase a capital asset in excess of U.S.$250,000;

         (j) any commitment for the purchase or sale of any of material portion of its assets other than in the ordinary course of business, or any capital stock of the Acquired Companies or any capital stock of Seller or Seller
     Subs;

         (k) (i) any indenture, note, loan or credit agreement or other Contract relating to indebtedness or to the direct or indirect guarantee or assumption of the obligations of any other Person for borrowed money, other than indebtedness that is repaid prior to Closing or that does not constitute an Assumed Liability and (ii) any Contract or other currently outstanding instrument under which Seller or any of its Subsidiaries, with respect to the Business, or any of the Acquired Companies has, directly or indirectly, made any advance, loan, extension of credit (other than an account receivable) to any Person in excess of U.S.$100,000;

                                       23

         (l) any lease or similar agreement under which (i) any of the Acquired
     Companies, or, with respect to the Business, Seller or any of its
     Subsidiaries is the lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of U.S.$500,000 or (ii) any of the Acquired
     Companies or, with respect to the Business, Seller or any of its
     Subsidiaries is the lessor of, or makes available for use by any third
     Person, any tangible personal property owned by Seller, its Subsidiaries or the Acquired Companies for an annual rent in excess of U.S.$500,000;

         (m) any material licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, the
     Acquired Intellectual Property;

         (n) any Contract entered into or assumed by the Acquired Companies or, with respect to the Business, Seller or any of its Subsidiaries providing for indemnification of any Person with respect to material Liabilities relating to any disposition, sale or other transfer or any present or former business or commercial activity which was either (A) entered into after January 1, 1999 and remains in effect or (B) pursuant to which there are any outstanding or unresolved indemnification claims in excess of
     U.S.$500,000 against the Acquired Companies;

         (o) any Contract for the creation or formation of any joint venture, partnership or limited liability company that is not wholly owned, directly or indirectly, by Seller;

         (p) Contracts providing for any sharing of revenues or similar arrangements;

         (q) material Contracts containing any provision that provides for a breach, default, violation or acceleration thereof, or creates in any part the right to accelerate, terminate, modify or cancel any obligation thereunder or creates any Lien on any of the Purchased Assets or the assets of the Acquired Companies, in each case as a result of the transactions contemplated by this Agreement or the Seller Documents;

         (r) any Contracts to which Seller, its Subsidiaries or the Acquired
     Companies is a party or is otherwise bound, which is reasonably expected to result in an annual expenditure by or revenue to Seller, it Subsidiaries or the Acquired Companies after the Closing Date of more than U.S.$500,000 for any such individual Contract; and

         (s) any Contracts not otherwise described in clauses (a) through (r)
     above to which Seller, its Subsidiaries or the Acquired Companies is a
     party or is otherwise bound, which is material to the Acquired Companies or the Business.

Seller has made available to Purchaser true and complete copies of each Material
Business Contract that is in writing and, if not in writing, a written summary thereof, including in each case amendments or waivers thereto, in each case, as in effect as of the date hereof. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, Seller, its
Subsidiaries or the Acquired Companies, as applicable, have performed all of the obligations required to be performed by them to date under, and are not in breach of or default under, any of the Material Business Contracts, and, to the
Knowledge of Seller, no other party to one of

                                       24

the Material Business Contracts is in material default thereunder. Except as would not reasonably be expected to, individually or in the aggregate, have a
Material Adverse Effect, none of Seller, its Subsidiaries or the Acquired
Companies has received prior to the date hereof written notice of (x)
noncompliance by Seller, its Subsidiaries or the Acquired Companies or by any
counter party under any Material Business Contract, (y) early termination of, or request for a concession by, Seller, its Subsidiaries or the Acquired Companies
under any Material Business Contract or (z) the intent of the counterparty to alter the provisions of any Material Business Contract by reason of the transactions contemplated by this Agreement or the Seller Documents. Except as would not reasonably be expected to, individually or in the aggregate, have a
Material Adverse Effect, each Material Business Contract is in full force and effect and constitutes as of the date hereof the valid and legally binding obligation of Seller, its Subsidiaries or the Acquired Company party thereto
(and, to the Knowledge of Seller, each other party thereto) enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors'
rights generally or by general principles of equity.

         Section 4.13. Employee Benefits. (a) Section 4.13(a)(i) of the Seller
Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all material Employee Benefit Plans. Section 4.13(a)(ii) of the Seller
Disclosure Schedule identifies each material Employee Benefit Plan that is sponsored, maintained or contributed to solely by one or more of the Acquired
Companies, or to which solely the Acquired Companies are required to contribute
(collectively, together with the Canadian Pension Plan, the "ACQUIRED COMPANY
PLANS") and each employment change in control or severance agreement to which any Business Employee or Acquired Company Employee is a party (with the exception of the Retention Agreements, the "INDIVIDUAL AGREEMENTS").

         (b) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, nothing has occurred with respect to any Acquired Company Plan in a jurisdiction other than the United States that could reasonably be expected to cause the loss of any tax approval or qualification of such plan in such jurisdiction. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse
Effect, (i) each Acquired Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of
ERISA, the Code and other applicable laws, rules and regulations; (ii) each
Acquired Company Plan which is intended to be qualified within the meaning of
Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification; and (iii) no event has occurred and no condition exists that would subject Purchaser or the Acquired Companies or its Subsidiaries, by reason of the Acquired Companies or its Subsidiaries affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organization within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations.

         (c) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, all contributions, premiums and expenses required to be made by Law or by the terms of each Acquired Company
Plan or any agreement relating thereto have been timely made.

                                       25

         (d) True and correct copies, as of the date hereof, of the most recent plan summaries, if any, and all amendments or supplements thereto, with respect to each of the Employee Benefit Plans (as applicable) have been made available by Seller to Purchaser. With respect to each Acquired Company Plan, Seller has provided or made available or, with respect to certain Acquired Company Plans listed on Section 4.13(a)(i) of the Seller Disclosure Schedules under the headings "Europe Overview" and "Mexico Overview," will provide or make available to Purchaser as soon as practicable following the date hereof a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable, (iii) any summary plan description and other material written communications by Seller or its Subsidiaries to the Acquired Company
Employees concerning the extent of the benefits provided under an Acquired
Company Plan; and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

         (e) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, there are no pending or, to the
Knowledge of Seller, threatened Legal Proceedings, audits, actions, suits, claims or investigations against or involving any Acquired Company Plan, the assets of any such plan or the plan administrator or fiduciary of any Acquired
Company Plan (other than routine benefit claims).

         (f) Except as required by Law, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (whether alone or together with any other event or events) (i) entitle any current or former
Acquired Company Employee or Business Employee to any increase in any compensation or benefits (including any cash or equity award or benefit), (ii)
accelerate the time at which any compensation, benefits or award may become payable, vested or required to be funded in respect of any Acquired Company
Employee or Business Employee, and (iii) entitle any current or former Acquired
Company Employee or Business Employee to any additional compensation, benefits or award. There is no Contract, plan or arrangement (written or otherwise)
covering any current or Former Acquired Company Employee, Business Employee or
independent contractor providing services to the Business that, individually or collectively, would be reasonably expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the
Code.

         (g) Except as set forth on Section 4.13(g) of the Seller Disclosure
Schedules, no Acquired Company Plan is subject to Title IV of ERISA and neither the Acquired Companies nor their Subsidiaries has at any time sponsored or contributed to, or has had or had any liability or obligation in respect of, any such plan. With respect to any multiemployer plan (within the meaning of Section
4001(a)(3) of ERISA) to which Seller, its Subsidiaries or any member of their
Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of Seller, its
Subsidiaries or any member of their Controlled Group has incurred any material withdrawal liability under Title IV of ERISA which remains unsatisfied; and (ii)
to the Knowledge of Seller, no such multiemployer plan is in reorganization or insolvent (as those terms are defined in Sections 4241 and 4245 of ERISA, respectively).

         (h) With respect to any Employee Benefit Plan, (1) no written communication has been received, within the immediately prior two-year period, from the Pension Benefit Guaranty

                                       26

Corporation (the "PBGC") in respect of any Employee Benefit Plan subject to
Title IV of ERISA concerning the funded status of any such plan and (2) no administrative investigation, audit or other administrative proceeding by the
Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, in progress or, to the Knowledge of Seller, threatened (including any routine requests for information from the PBGC).

         (i) Except as set forth on Section 4.13(i) of the Seller Disclosure
Schedules, no Employee Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United
States (any such Employee Benefit Plan set forth on Section 4.13(i) of the
Seller Disclosure Schedules, "FOREIGN BENEFIT PLANS").

         (j) All current and former participants in the Canadian Pension Plans and the Acquired Company Plans are Business Employees, former Business
Employees, Acquired Company Employees or former Acquired Company Employees.

         Section 4.14. Labor. (a) Set forth on Section 4.14(a) of the Seller
Disclosure Schedule is a true and correct list, as of the date hereof, of each labor or collective bargaining agreement to which Seller, any of its
Subsidiaries or any Acquired Company is a party that apply to Acquired Company
Employees or Business Employees.

         (b) No labor organization representing any Acquired Company Employees or Business Employees or group of Acquired Company Employees or Business
Employees has made a written demand against Seller, any of its Subsidiaries or any Acquired Companies for recognition; and there are no representation proceedings or written petitions seeking a representation proceeding presently pending against Seller, any of its Subsidiaries or any Acquired Companies
involving any Acquired Company Employees or Business Employees or, to the
Knowledge of Seller, threatened in writing to be brought or filed against
Seller, any of its Subsidiaries or any Acquired Companies Related to the
Business with the United States National Labor Relations Board or other labor relations tribunal. To the Knowledge of Seller, there is no ongoing organizing activity involving Acquired Company Employees or Business Employees pending or, to the Knowledge of Seller, threatened in writing by any labor organization or group of Acquired Company Employees or Business Employees.

         (c) Except as set forth on Section 4.14(c) of the Seller Disclosure
Schedules, to the Knowledge of Seller, there are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations, (ii) material grievances or other material labor disputes or proceedings pending or threatened in writing against or involving any Acquired Company Employees or Business Employees, or (iii) unfair labor practice charges, grievances or complaints, actions, inquiries, proceedings or investigations pending or threatened in writing by or on behalf of any Acquired Company Employees or Business Employees, nor has the Seller or
any of its Subsidiaries, with respect to the Business, or any Acquired Company experienced any such labor controversies within the past three years.

         (d) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Acquired Companies and, with respect to the Business, Seller and its Subsidiaries are in compliance with all
Laws and Orders Related to the Business relating to the employment of their respective employees, including all such Laws and

                                       27

Orders relating to wages, hours, collective bargaining, terms and conditions of employment, termination of employment, employment discrimination, immigration, disability, civil rights, occupational safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or social contribution taxes and similar Taxes.

         (e) Except as set forth on Section 4.14(e) of the Seller Disclosure
Schedule, and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, no Acquired Company has, and,
with respect to the Business, none of Seller and its Subsidiaries has, closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program material to the Business within the past two years, nor has Seller, any of its Subsidiaries or any Acquired
Company announced any such action or program material to the Business for the future.

         (f) No Acquired Company is a party to or otherwise bound by any consent decree with, or citation by, any Governmental Body related to employees or employment practices material to the Business.

         Section 4.15. Litigation. (a) As of the date hereof, there is no material Legal Proceeding pending and served or, to the Knowledge of Seller, pending and not served or threatened against Seller, any of its Subsidiaries or any Acquired Company that challenges, or questions the validity of, this
Agreement, any Seller Document or any action taken or to be taken by Seller, any of its Subsidiaries or any Acquired Company in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby.

         (b) Section 4.15(b) of the Seller Disclosure Schedule sets forth a true and correct list, as of the date hereof, of all material pending and served or, to the Knowledge of Seller, pending and not served or threatened Legal
Proceedings relating to any Acquired Company or Related to the Business to which
Seller, any of its Subsidiaries or any Acquired Company is, or is threatened to be, a party.

         (c) There is no Legal Proceeding or governmental investigation pending and served or, to the Knowledge of Seller, pending and not served or threatened against Seller, any of its Subsidiaries or any Acquired Company that would reasonably be expected to, individually or in the aggregate, have a Material
Adverse Effect.

         Section 4.16. Compliance with Other Laws; Permits. (a) Each Acquired
Company is and, with respect to the Business, each of Seller and its
Subsidiaries is, in compliance with all applicable Laws and all decrees, Orders, judgments and Permits of or from Governmental Bodies, except for instances of noncompliance or possible noncompliance that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) Each Acquired Company has,
and, with respect to the Business, each of Seller and its Subsidiaries has, all
Permits and other authorizations of or from all Governmental Bodies that are necessary in the conduct of the Business as presently being conducted, (ii) such
Permits and other authorizations are in full force and effect and (iii) no

                                       28

violations or claimed violations are pending before any Governmental Body with respect to such Permits and other authorizations nor, to the Knowledge of
Seller, threatened, to suspend, revoke, revise, limit, restrict or terminate any such Permit or other authorizations or declare any such Permit or other authorizations invalid.

         Section 4.17. Environmental Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:
(a) the Business, the Acquired Companies, the Purchased Assets and, with respect to the Business, Seller and its Subsidiaries are, and since January 1, 2001 have been, in compliance with all applicable Environmental Laws, and Seller and its
Subsidiaries have conducted the Business in compliance with all applicable
Environmental Laws; (b) since January 1, 2003, neither Seller nor its
Subsidiaries has received any written notices, demand letters or written requests for information from any federal, state, local or foreign Governmental
Body indicating that Seller or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of the Businesses; (c) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened in writing against Seller, any of its Subsidiaries or any of the
Purchased Assets relating to any violation, or alleged violation of, or to any liability or alleged liability relating to any Environmental Law in connection with or relating to the Business or the Acquired Companies; (d) Seller and its
Subsidiaries are, and since January 1, 2001 have been, in compliance with, all
Permits required under Environmental Laws in order to conduct the Business
("ENVIRONMENTAL PERMITS"), and each of the Environmental Permits relating to the
Business as currently conducted may be validly transferred to Purchaser without any alteration or amendment or any notice to or consent of any third Person; (e)
Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, Released or threatened to be Released at, on, from or under any of the Real Owned Property or the Leased Real Property
in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability under any Environmental Laws; and (f) to the
Knowledge of Seller, none of the Acquired Companies, and with respect to the
Business none of Seller and its Subsidiaries, has, since January 1, 2001, assumed by contract any liabilities or obligations under or relating to any
Environmental Laws.

         Section 4.18. Ownership of Necessary Assets and Rights. Except for the
(a) Excluded Assets, (b) the Intellectual Property covered by the Transition
Intellectual Property License Agreement, (c) those assets and services to be provided pursuant to the terms of the Transition Agreements, (d) the assets and services provided to the Business by Seller or its Subsidiaries prior to the
Closing set forth on Section 4.18 of the Seller Disclosure Schedule and (e) the
Assets of which the Seller or its Subsidiaries transfers the benefits and burdens to Purchaser as of the Closing Date on the terms described in Section
10.3, the Assets to be transferred to Purchaser on the Closing Date and the assets held by the Acquired Companies, taken together, are in all material respects sufficient for the conduct of the Business immediately following the
Closing in substantially the same manner as currently conducted.

         Section 4.19. Product Liability. Except for matters which would not reasonably be expected to, individually or in the aggregate, have a Material
Adverse Effect, no Acquired Company has, and, with respect to the Business, none of Seller and its Subsidiaries has, received any written notice relating to any claim involving use of or exposure to any of the products (or any part or component) designed, manufactured, serviced or sold, or services performed, by the

                                       29

Business or any Acquired Company, including for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties or merchantability or fitness for any purpose or use, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any applicable Laws pertaining to products liability matters.

         Section 4.20. Affiliate Transactions. Except as set forth on Section
4.20 of the Seller Disclosure Schedule, immediately following the Closing, other than this Agreement and the other documents and agreements contemplated herein, including the Transition Agreements, there will not be any Contracts or other transactions between any of Purchaser (as an assignee of Seller or a Seller Sub in respect of a Purchased Asset), the Acquired Companies or the Transferred JVs,
on the one hand, and any of (a) Seller and its Subsidiaries (other than the
Acquired Companies or a Transferred JV) or (b) the directors, officers or employees (or any immediate family member thereof) of any of Seller and its
Subsidiaries (other than the Acquired Companies or a Transferred JV) (except those of a type available to employees generally), on the other hand.

         Section 4.21. Customers and Suppliers. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse
Effect, since January 1, 2004 until the date hereof, none of the suppliers or customers identified on Section 4.12(g) of the Seller Disclosure Schedule,
respectively, has significantly reduced the aggregate monthly dollar volume of business with the Acquired Companies or, with respect to the Business, Seller or any of its Subsidiaries (taken together as a whole) or provided written notice prior to the date hereof that such customer or supplier intends to significantly reduce the aggregate monthly dollar volume of business with the Acquired
Companies and, with respect to the Business, Seller or any of its Subsidiaries
(taken together as a whole).

         Section 4.22. Brokers. Except for Credit Suisse First Boston LLC and
Goldman, Sachs & Co., no Person has acted directly or indirectly as a broker, finder or financial advisor for Seller or any of its Subsidiaries in connection with the negotiations relating to or the transactions contemplated hereby, and no Person is entitled to, or will become entitled to, any fee or commission or like payment in respect thereof from Purchaser or, after the Closing, an
Acquired Company based in any way on any agreement, arrangement or understanding made by or on behalf of Seller or any of its Subsidiaries. Seller is solely responsible for the fees and expenses of Credit Suisse First Boston LLC and
Goldman, Sachs & Co., payable by Seller in connection with any acquisition advisory services provided to Seller and its Subsidiaries by Credit Suisse First
Boston LLC and Goldman, Sachs & Co. or any of their respective Affiliates in connection with the transactions contemplated by this Agreement.

         Section 4.23. No Other Representations or Warranties. Except for the
representations and warranties contained in this Article IV and the Seller
Documents, none of Seller, any Affiliate of Seller or any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller or any Affiliate of
Seller, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Seller Document, the transactions contemplated hereby or the Business, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation or other information with respect to any one or more of the foregoing. Except, in each case, for the representations and warranties contained in this Article

                                       30

IV and the Seller Documents, Seller excludes and disclaims all warranties, including implied warranties of merchantability and fitness for a particular purpose, with respect to the Business or the Purchased Assets.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller that, except as set forth in the applicable corresponding section of the Disclosure Schedule dated as of the date hereof and delivered by
Purchaser to Seller (the "PURCHASER DISCLOSURE SCHEDULE"):

         Section 5.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of
Delaware.

         Section 5.2. Authorization of Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated hereby or to be executed or delivered by Purchaser in connection herewith and to consummate the transactions contemplated hereby and thereby (all of such agreements, documents, instruments and certificates required to be executed or delivered by
Purchaser and any of its Subsidiaries being hereinafter referred to, collectively, as the "PURCHASER DOCUMENTS"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by
Purchaser of this Agreement and by Purchaser of each Purchaser Document has been duly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceeding on the part of Purchaser is necessary to authorize the execution, delivery or performance hereof or thereof or the consummation of the transactions contemplated hereby or thereby. This Agreement has been, and each of Purchaser Documents will be, when delivered to Seller, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto) this Agreement constitutes, and each of
Purchaser Documents when so executed and delivered will constitute, the valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

         Section 5.3. No Conflicts; Consents of Third Parties. (a) None of the
execution and delivery by Purchaser of this Agreement and Purchaser Documents, the consummation of the transactions contemplated hereby or thereby or compliance by Purchaser with any of the provisions hereof or thereof will (i)
conflict with, or result in the breach of, any provision of the certificate or articles of incorporation, by-laws or similar organizational documents of
Purchaser or (ii) conflict with, violate, result in the breach or termination of, or constitute (with or without notice or lapse of time or both) a default, give rise to any right of consent, cancellation, termination or acceleration or right to increase the obligations or otherwise modify the terms under, or result in the creation of any Lien on, any material assets of Purchaser, under any indenture, mortgage, loan agreement, Contract, lease, license, instrument or other arrangement to which Purchaser is a party or to which any of such assets are subject; or (iii) conflict with or constitute a violation of any material
Law applicable to Purchaser, except in the case of each of clause (ii) or (iii), as

                                       31

would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

         (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification or report to, any Person or
Governmental Body is required to be obtained or made by Purchaser in connection with the execution, delivery and performance of this Agreement or the Purchaser
Documents, the consummation of the transactions contemplated hereby and thereby or the compliance by Purchaser with any of the provisions hereof or thereof, except for (i) compliance with the applicable requirements of (x) the HSR Act or
(y) the EC Competition Regulation, if necessary and (ii) other than those relating to the HSR Act and the EC Competition Regulation, such consents, waivers, approvals, Orders, Permits or authorizations of, or declarations or filings with, or notifications to, any Person or Governmental Body, the failure of which to be received or made would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

         Section 5.4. Litigation. As of the date hereof, there is no material
Legal Proceeding pending or, to the knowledge of Purchaser, threatened against
Purchaser that challenges, or questions the validity of, this Agreement, any
Purchaser Document or any action taken or to be taken by Purchaser in connection with, or that seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby.

         Section 5.5. Financing. Section 5.5 of the Purchaser Disclosure
Schedule sets forth true, accurate and complete copies of (a) an executed equity commitment letter to provide equity financing to Purchaser, (b) an executed debt commitment letter and related term sheets (the "DEBT COMMITMENT LETTER" and together with the equity commitment letter described in subclause (a), the
"FINANCING COMMITMENTS") pursuant to which, and subject to the terms and conditions thereof, certain lenders have committed to provide Purchaser with financing (the "DEBT FINANCING" and together with the equity financing referred to in clause (a), the "ACQUISITION FINANCING"). As of the date hereof, the
Financing Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended or modified in any respect. The proceeds from such Acquisition Financing constitute all of the financing required to be provided by Purchaser for the consummation of the transactions contemplated hereby. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the lenders thereunder to make the Debt Financing available to Purchaser on the terms therein, and the equity commitment letter contains all of the conditions precedent to the obligations of the funding party to make the equity financing thereunder available to the Purchaser on the terms therein.

         Section 5.6. Purchaser Status. Purchaser (a) has not incurred any
Liabilities or (b) engaged in any business activity of any kind or entered into any Contract with any Person or become subject to or bound by any Contract, other than, in each case, in connection with the transactions contemplated by this Agreement or relating to the transactions contemplated hereby (including the Acquisition Financing) or Contracts with Seller.

         Section 5.7. Brokers. Seller will not be responsible for any commission, brokerage, finder's fee or like payment to any broker, finder, other intermediary or other Person in connection with the negotiations relating to or the transactions contemplated hereby, and no Person

                                       32

is entitled to any fee or commission or like payment in respect thereof from
Seller, based in each case referred to above on agreements, arrangements or understandings made by or on behalf of Purchaser or any of its Affiliates.

         Section 5.8. Independent Assessment. Purchaser acknowledges that it has made its own assessment of the present condition and the future prospects of the
Business and is sufficiently experienced to make an informed judgment with respect thereto. Purchaser acknowledges that, except as explicitly set forth herein, neither Seller nor any of its Affiliates has made any warranty, express or implied, as to the prospects of the Business or its profitability for
Purchaser, or with respect to any forecasts, projections or business plans prepared by or on behalf of Seller and delivered to Purchaser in connection with
Purchaser's review of the Business and the negotiation and the execution of this
Agreement. Nothing in this Section 5.8 shall constitute a waiver of any rights of Purchaser in the case of fraud by any Person.

         Section 5.9. No Other Representations or Warranties. Except for the
representations and warranties contained in this Article V and the Purchaser
Documents, none of Purchaser, any Affiliate of Purchaser or any other Person makes any representations or warranties, and Purchaser hereby disclaims any other representations or warranties, whether made by Purchaser or any Affiliate of Purchaser, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Purchaser Document, the transactions contemplated hereby or the Business, notwithstanding the delivery or disclosure to Seller or its representatives of any documentation or other information with respect to any one or more of the foregoing.

                                   ARTICLE VI

                               COVENANTS OF SELLER

         From and after the date hereof and until the Closing (except with respect to Sections 6.3(b), 6.5, 6.7 and 6.8, which shall continue to be required to be performed in accordance with their terms), Seller hereby covenants and agrees that:

         Section 6.1. Access to Documents; Opportunity to Ask Questions. Seller
shall, and shall cause its Subsidiaries to, (a) afford to Purchaser, its representatives and financing sources and the representatives of such financing sources ("REPRESENTATIVES") reasonable access to (i) senior management of the
Business to answer questions concerning the business operations and affairs of the Business, and (ii) (A) corporate records, Tax Returns, books of accounts,
Business Contracts, any Contract to which an Acquired Company is a party, and financial statements Related to the Business or the Acquired Companies and (B)
all other documents (excluding confidential portions of personnel and medical records) Related to the Business or related to the Acquired Companies reasonably requested by Purchaser or its Representatives on behalf of Purchaser and (b)
shall permit Purchaser and its Representatives reasonable access to the Owned
Real Property and the Leased Real Property (including access to perform Phase I environmental assessments for those Owned Real Properties and Leased Real
Properties for which a Phase I environmental assessment has not been performed prior to the date hereof or for which a Phase I environmental assessment has not been made available to Purchaser (or such other Owned Real Properties and Leased
Real Properties as to be mutually agreed by the parties acting reasonably

                                       33

and in good faith), but excluding the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or third-party confidentiality obligation);
provided, that in each case, such access shall be given at reasonable times and upon reasonable notice and without undue interruption to Seller's business or personnel. Notwithstanding the foregoing, nothing contained herein shall permit
Purchaser to conduct any on-site environmental investigations or examinations, except to the extent permitted under clause (b) of the first sentence of this
Section 6.1. All requests for access shall be made to such representatives of
Seller as Seller shall designate, who shall be solely responsible for coordinating all such requests and access thereunder.

         Section 6.2. Conduct of Business. Until the Closing Date, Seller shall, solely with respect to the operation of the Business or otherwise Related to the
Business, and shall cause (x) its Subsidiaries to, solely with respect to the operation of the Business or otherwise Related to the Business, and (y) the
Acquired Companies to (in each case, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or except as otherwise contemplated hereby or by any Transition
Agreement or as disclosed on Section 6.2 of the Seller Disclosure Schedule), to
the extent permitted by applicable Law:

         (a) use reasonable best efforts to (i) operate in the ordinary course in all material respects consistent with past practice (including with respect to capital expenditure spending), (ii) preserve its present material business operations, organization and goodwill, (iii) keep available the services of its present officers and key employees, (iv)
     preserve its present relationships with Persons having business dealings with it, (v) except for changes resulting from transactions in the ordinary course, manage inventories, supplies, accounts receivable and accounts payables reasonably consistent in all material respects with past practice,
     (vi) maintain in full force and effect substantially the same levels of insurance coverage with respect to its assets, operations and activities as are in effect as of the date of this Agreement and (vii) maintain books and records consistent in all material respects with past practice;

         (b) with respect to any Acquired Company, (i) not declare, set aside or pay any non-cash dividends or non-cash distributions on, or make any other non-cash distributions in respect of, any Acquired Company Equity
     Securities, (ii) not split, combine or reclassify any of its outstanding
     Acquired Company Equity Securities or issue or authorize the issuance of any Acquired Company Equity Securities, (iii) not purchase, redeem or otherwise acquire or dispose of any securities of the Acquired Companies, including Acquired Company Equity Securities or (iv) not issue, sell, transfer, grant, pledge, dispose of or otherwise encumber any Acquired
     Company Equity Securities except to a wholly owned Acquired Company;

         (c) not repurchase, repay, incur, assume or guarantee any indebtedness, other than (i) repayments and repurchases contemplated by Section 6.6 or
     (ii) indebtedness of Seller and its Subsidiaries (other than an Acquired
     Company) incurred for borrowed money or guarantees entered into in the ordinary course of business or in an amount in excess of U.S.$20 million in the aggregate;

                                       34

         (d) not enter into any waiver, release, assignment, compromise or settlement of, or take any material action with respect to, any pending or threatened Legal Proceeding to the extent that any liabilities of such
     Legal Proceedings are Assumed Liabilities or are liabilities of an Acquired
     Company other than any Existing Litigation, other than the prosecution, defense and settlement (for monetary damages only) of Legal Proceedings not material to the Business and the Acquired Companies in the ordinary course of business consistent with past practice;

         (e) not cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any indebtedness owed to, or claims held by, any of Seller and its
     Subsidiaries), except for cancellations made or waivers granted in the ordinary course of business consistent with past practice which, in the aggregate, are not material;

         (f) except in the ordinary course of business consistent with past practice, not acquire, lease, license, assign, sell, transfer or dispose, in whole or in material part, of any material non-cash property, rights, businesses or non-cash assets (including by merger, consolidation or acquisition of stock or assets), or create or permit to exist any Lien on any such non-cash property, rights, businesses or non-cash assets;

         (g) (i) not enter into any new lease or modify, renew, extend or terminate any existing lease or purchase or acquire any real estate, except in the ordinary course of business consistent with past practice and except to the extent required by any Material Business Contracts and (ii) not enter into any agreement to acquire, assign, sell, transfer or dispose of any real estate;

         (h) not make any investment in, or make any loan, advance or capital contributions (including any "keep well" or other Contract to maintain any financial statement condition of another Person) to, any Person (other than a wholly owned Acquired Company) either outside the ordinary course of business consistent with past practice or in an amount in excess of U.S.$1 million, other than routine advances to employees in the ordinary course of business consistent with past practice;

         (i) not enter into any Business Contracts, except Contracts made in the ordinary course of business consistent with past practice;

         (j) not amend, supplement, waive, modify, terminate, annul, cancel, assign, convey, encumber or otherwise transfer, in whole or in part, its rights and interest in or under any Material Business Contract or enter into any Contract that, in the ordinary course of business, would require the approval of the President of the Business to enter into such Contract;

         (k) not accelerate the rate of collection of accounts receivable other than in the ordinary course of business consistent with past practice;

         (l) not enter into any Contract containing covenants binding on Seller or its Subsidiaries not to, or otherwise limiting the freedom of Seller or its Subsidiaries to,

                                       35

     (i) compete in any line of business with any Person or in any geographic area or (ii) hire any individual or group of individuals;

         (m) not permit inventory purchases or commitments to exceed in material respects seasonal levels consistent with past practices or make any material changes or modification to any pricing policies.

         (n) not enter into, adopt, amend or terminate any contract relating to the compensation or severance entitlement of any employee employed in the
     Business or by any Acquired Company, except in the ordinary course of business consistent with past practice or except to the extent required by
     Law or any existing Business Contracts;

         (o) except to the extent required by Law, any Business Contract or any
     Employee Benefit Plan or in the ordinary course of business consistent with past practice, (i) increase the compensation or benefits (except for non-material increases in benefits that apply to employees of Seller and its Subsidiaries generally pursuant to amendments or modifications to
     Employee Benefit Plans that are not Acquired Company Plans) of any present or Former Acquired Company Employee or Business Employee, (ii) grant any severance or termination pay to any present or Former Acquired Company
     Employee or Business Employee, (iii) loan or advance any money or other property to any present or Former Acquired Company Employee or Business
     Employee (other than routine advances to employees in the ordinary course of business consistent with past practice and other than pursuant to the terms of any Seller Savings Plan), (iv) establish, adopt, enter into, amend
     (in a manner to increase costs or benefits) or terminate any Acquired
     Company Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Acquired Company Plan if it were in existence as of the date of this Agreement or (v) grant any equity or equity-based awards with respect to Acquired Company Equity Securities;

         (p) not amend the organizational documents of any Acquired Company or consent to any amendment of the organizational documents of any Transferred
     JVs;

         (q) not make any change in any method of pension or accounting practice, policy or principle, except as required by any changes in GAAP or applicable Law or except as would not be material to the Business or the
     Acquired Companies;

         (r) not make or change any Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, or surrender any right to claim a refund of Taxes, in each case, for any of the Acquired Companies, except as required by applicable Law or except as would not be material to the Business or the Acquired Companies, taken as a whole;

         (s) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

         (t) not incur, authorize or commit to make any capital expenditures in excess of the Capital Expenditure Budget;

                                       36

         (u) not change, or agree to change, any business policies which relate to advertising, promotional activities, pricing, personnel, labor relations, sales, returns or product acquisitions, in each case in any material respect; and

         (v) not authorize, commit or agree to take any action or actions prohibited by any of the foregoing clauses (a) through (u).

         Section 6.3. Consents and Conditions. (a) Seller shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Purchaser in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including, but not limited to: (i) promptly obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties; provided, however, that such efforts shall not require Seller or any of its Subsidiaries to make any payment to obtain any such consent, approval or waiver or to give such notice, other than nominal transfer fees or costs and expenses of third parties expressly required to be paid pursuant to the terms of any Business
Contract; (ii) promptly making all registrations and filings with, and obtaining all necessary or advisable actions or non-actions, waivers, consents and approvals from, all Governmental Bodies (including those in connection with the
HSR Act and the EC Competition Regulation) and taking all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Body; and (iii) defending any Legal
Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any Order, stay or temporary restraining order or preliminary or permanent injunction entered by any
Governmental Body vacated or reversed; provided, however, that, in connection with the foregoing, Seller and its Subsidiaries shall not make any commitment or undertaking or incur any liability or obligation with respect to the Business or the Acquired Companies without the consent of Purchaser, which consent shall not be unreasonably withheld (it being understood that such consent may be withheld with respect to any matter that would reasonably be expected to increase in any material respect the financial obligations of Purchaser or the Acquired
Companies, except as required by Section 7.3).

         (b) If any consent of a third party that is required in order to assign or transfer any Contract or Permit, or any claim, right or benefit arising thereunder or resulting therefrom, is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Seller to convey its interest in question to Purchaser or its
Affiliates, Seller will cooperate with Purchaser in any lawful arrangement to provide that Purchaser or its Affiliates shall receive the interest of Seller in the benefits and obligations under any such Contract or Permit until such consent is obtained. In the event that any Transferred JV Interests are transferred to any third party in accordance with the applicable provisions of any existing contractual obligations of Seller or any of its Subsidiaries (or the applicable provisions of the joint venture agreement, limited liability company agreement or other constitutive document of any joint venture), the
Final Cash Consideration shall be reduced by an amount equal to the amount of consideration allocable to such Transferred JV Interests pursuant to Schedule
2.4.

         (c) Seller shall keep Purchaser reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and shall promptly furnish Purchaser with copies of notices or other communications received by Seller or by any of its Subsidiaries

                                       37

or its or their Representatives from any third party and/or any Governmental
Body with respect to the transactions contemplated hereby and, if material, the
Business or the Acquired Companies. Seller shall promptly furnish to Purchaser such necessary information and reasonable assistance as Purchaser may request in connection with the foregoing and shall promptly provide counsel for Purchaser with copies of all filings made by Seller, and all correspondence between Seller
(and its Representatives) with any Governmental Body and any other information supplied by Seller and its Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby and, if material, the Business or the Acquired Companies, provided, however, that Seller may, as it deems advisable and necessary to protect privilege or to comply with contractual arrangements, reasonably designate any competitively sensitive material provided to Purchaser as "outside counsel only," and materials may be redacted to remove references concerning the valuation of the Business. Materials designated as for
"outside counsel only" and the information contained therein shall be given only to the outside legal counsel of Purchaser and will not be disclosed by such outside counsel to employees, officers or directors of Purchaser unless express permission is obtained in advance from Seller or its legal counsel. Seller shall, subject to applicable Law, permit counsel for Purchaser reasonable opportunity to review in advance, and consider in good faith the views of Seller in connection with, any proposed written communication to any Governmental Body.
Seller agrees not to participate, or to permit its Affiliates and
Representatives to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with Purchaser in advance and, to the extent not prohibited by such Governmental Body, gives
Purchaser the opportunity to attend and participate.

         Section 6.4. Public Statements. Seller shall make a press release announcing the execution of this Agreement and the transactions contemplated hereby, which release shall be reasonably acceptable to Purchaser. Before
Seller, its Affiliates or their respective Representatives shall issue any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Seller shall so advise and cooperate with
Purchaser and shall not, and shall use reasonable best efforts to cause its
Affiliates and their respective Representatives not to, release such information without Purchaser's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Seller, its Affiliates or their respective Representatives made in breach of this Section 6.4 or (b) the release thereof is, in the reasonable judgment of Seller, required by any Law
(including any rule of any securities exchange on which Seller's securities are traded) or Order to which Seller is bound or subject (in which case Seller shall use its reasonable best efforts to consult with Purchaser before releasing such information).

         Section 6.5. Confidentiality. From and after the Closing Date until the thirty-month anniversary of the Closing Date, Seller shall, and shall cause its
Subsidiaries (other than an Acquired Company) and use reasonable best efforts to cause its Representatives to, hold in strict confidence all confidential information primarily relating to the Business and the Acquired Companies as conducted prior to the Closing; provided, however, that such confidential information shall not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by Seller or its
Subsidiaries or its or their Representatives after the Closing Date, or (ii)
becomes available to Seller or its Subsidiaries on a non-confidential basis

                                       38

from a source other than Seller or its Subsidiaries. Seller shall use reasonable best efforts to assign to Purchaser its rights of confidentiality under any confidentiality agreement (other than the Confidentiality Agreement) between
Seller and any other Person executed after January 1, 2004 in connection with the possible sale of the Business, subject to any limitation contained in such confidentiality agreements; provided that Seller shall not assign, and shall retain, all other rights and interests under such confidentiality agreements, including rights of non-solicitation and standstill provisions.

         Section 6.6. Intercompany Accounts. Effective as of the Closing Date,
except as otherwise contemplated hereby or by any Transition Agreement or as contemplated by Schedule 1.3(k) or Schedule 1.5(j), all intercompany receivables, payables, loans and guarantees then existing between Seller or any of its Subsidiaries that is not an Acquired Company, on the one hand, and any
Acquired Company, on the other hand, shall be settled, including by way of capital contribution (with respect to intercompany payables or loans due to
Seller or any of its Subsidiaries that is not an Acquired Company) or by way of dividend in kind (with respect to intercompany payables or loans owed by Seller or any of its Subsidiaries that is not an Acquired Company or investments by the
Acquired Companies).

         Section 6.7. Litigation Support. In the event and for so long as
Purchaser actively is prosecuting, contesting or defending any Legal Proceeding, action, investigation, charge, claim, or demand by or against a third party in connection with (i) any transaction contemplated under this Agreement or (ii)
any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Business or the Acquired Companies, Seller shall, and shall cause its
Subsidiaries and its controlled Affiliates to, cooperate with Purchaser and its counsel in the prosecution, contest or defense, make available its personnel, and provide such testimony and access to its books and records and facilities as shall be reasonably necessary in connection with the contest or defense, all at the sole control, cost and expense of Purchaser (unless Purchaser is entitled to indemnification therefor or Seller elects to assume the defense of such action under Article XI).

         Section 6.8. Further Actions. Seller, whether before, at or after the
Closing, shall execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent hereof and of the
Transition Agreements and (b) consummate the transactions contemplated hereby and thereby, including the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as possible.

         Section 6.9. Acquisition Proposals. Following the execution of this
Agreement, Seller shall, and shall cause its Representatives to, immediately cease any existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal, and shall not, and shall cause it Representatives to not, directly or indirectly, (a) initiate, solicit or intentionally facilitate or encourage, directly or indirectly, the making of any Acquisition Proposal, (b) provide any non-public information regarding the Business or the Acquired Companies to, or enter into or maintain or continue any discussions or negotiations with, any Person that has made an
Acquisition Proposal or (c) enter into any agreement providing for any
Acquisition Proposal.

                                       39

         Section 6.10. Acquisition Financing. Seller agrees to provide, and to cause its Subsidiaries and the Acquired Companies to provide, reasonable cooperation in connection with the arrangement of the Acquisition Financing, including (a) participation in meetings, drafting sessions, due diligence sessions, management presentation sessions, road shows and sessions with rating agencies and (b) providing reasonable assistance with the preparation of business projections, financial statements, offering memoranda, private placement memoranda, prospectuses and similar documents. Seller shall provide its reasonable cooperation in connection with seeking from
PricewaterhouseCoopers, the independent auditors of the Business and the
Acquired Companies, any unqualified opinions, consents or customary comfort letters with respect to the financial statements contained in the private placement memoranda or prospectuses in connection with the arrangement of the
Acquisition Financing. Seller agrees to allow Purchaser's accounting representatives the opportunity to review such financial statements in draft form and to allow such representatives access to the Acquired Companies and the
Business' supporting documentation with respect to the preparation of such financial statements and the independent auditors' working papers relating to the procedures performed relating to such financial statements; provided that, upon the earlier of Closing or the termination of this Agreement pursuant to
Section 13.1(c) (in respect of a breach of this Section) or 13.1(d) (as a result of the failure of the Closing to occur solely as a result of the failure of the condition set forth in Section 8.6), Purchaser shall reimburse Seller up to an amount equal to U.S.$300,000 of the costs and expenses, including costs of accountants, in connection with the preparation of any financial statements used in connection with the arrangement of the Acquisition Financing.

         Section 6.11. Affidavits. Seller hereby agrees to execute standard and customary title affidavits that may be required by Purchaser's title insurance company in order to issue standard owner's coverage and customary lender's coverage; provided that such affidavits are standard, customary and consistent with local practice in the respective jurisdiction of the applicable Owned Real
Property.

                                  ARTICLE VII

                             COVENANTS OF PURCHASER

         From and after the date hereof and until the Closing (except with respect to Sections 7.4, 7.5, 7.6, 7.7, 7.8 and 7.9, which shall continue to be required to be performed in accordance with their terms), Purchaser hereby covenants and agrees that:

         Section 7.1. Confidentiality. Without the prior written consent of
Seller, which may not be unreasonably withheld, Purchaser shall not contact any suppliers to, or customers of, the Business or any Business Employees in connection with or pertaining to any subject matter of this Agreement or the
Transition Agreements; provided, however, that if Seller shall have provided its written consent to such contacts, Seller shall have the right to accompany
Purchaser and participate in Purchaser's contacts with suppliers, customers or
Business Employees pursuant to this Section 7.1. Prior to the Closing Date and after any termination of this Agreement, Purchaser and its Affiliates will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by

                                       40

other requirements of law, all confidential documents and information concerning any of Seller, its Subsidiaries (including the Acquired Companies) and the
Business furnished to Purchaser, its Affiliates or its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement; provided that Purchaser may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its financing sources in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Purchaser of the confidential nature of such information and are directed by Purchaser to treat such information confidentially. If this Agreement is terminated, Purchaser and its Affiliates will, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Seller, upon request, all documents and other materials, and all copies thereof, obtained by Purchaser or its Affiliates or on their behalf from Seller or its Subsidiaries in connection with this Agreement that are subject to such confidence.

         Section 7.2. Public Statements. Purchaser shall make a press release announcing the execution of this Agreement and the transactions contemplated hereby, which release will be reasonably acceptable to Seller. Before Purchaser, its Affiliates or their respective Representatives shall issue any press release or otherwise make any public statement concerning this Agreement or the transactions contemplated hereby, Purchaser shall so advise and cooperate with
Seller and shall not, and shall use reasonable best efforts to cause its
Affiliates and their respective Representatives not to, release such information without Seller's consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such information is otherwise publicly available other than as a result of a disclosure by Purchaser, its Affiliates or their respective Representatives made in breach of this Section 7.2 or (b) the release thereof is, in the reasonable judgment of Purchaser, required by any Law
(including any rule of any securities exchange on which Purchaser's or its
Affiliates' securities are traded) or Order to which Purchaser is bound or subject (in which case, Purchaser shall use its reasonable best efforts to consult with Seller before releasing such information).

         Section 7.3. Consents and Conditions. (a) Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Seller in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, including, but not limited to: (i) promptly obtaining all necessary consents, approvals or waivers from, and giving any necessary notifications to, third parties; provided, however, that such efforts shall not require Purchaser to make any payment to obtain any such consent, approval or waiver or to give such notice; (ii)
promptly making all registrations and filings with, and obtaining all necessary or advisable actions or non-actions, waivers, consents and approvals from, all
Governmental Bodies (including those in connection with the HSR Act and the EC
Competition Regulation) and taking all steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, a
Governmental Body; and (iii) defending any Legal Proceedings challenging this
Agreement or the consummation of the transactions contemplated hereby, including seeking to have any Order, stay or temporary restraining order or preliminary or permanent injunction entered by any Governmental Body or third party vacated or reversed. In furtherance of, and without in any way limiting, the foregoing,
Purchaser shall use reasonable best efforts to

                                       41

avoid the issuance of a Request for Additional Information and Documentary
Material ("SECOND REQUEST") under 15 U.S.C. ss. 18a(e)(2) in the United States or the issuance of a decision under Article 6(1)(c) of the EC Competition
Regulation initiating a "Second Phase" investigation ("SECOND PHASE"); provided that Purchaser shall not be required to take any action to the extent that such action would reasonably be expected to, individually or in the aggregate, have a
Material Adverse Effect. If the staff of a competition authority indicates the intention to issue a Second Request in the U.S. or to initiate a Second Phase investigation in the EU, then Purchaser shall offer undertakings acceptable to the relevant competition authority, including proposing, negotiating, committing to and effecting, by consent decree, undertaking, hold separate order or otherwise, the sale, divestiture or disposition of, or the imposition of any limitation upon, such assets or businesses of Purchaser (including its subsidiaries) or the Business (so long as conditioned upon, and not occurring prior to, the Closing), along with any ancillary agreements (all such undertakings, the "REMEDIATIONS"); provided, however, that Purchaser shall not be required to offer any Remediation to the extent that such Remediation would reasonably be expected to, individually or in the aggregate, have a Material
Adverse Effect. In the case of the European Commission, Purchaser shall make the offer no later than the end of the three-week period provided by law for the acceptance of undertakings after submission of a final notification on Form CO.

         (b) Purchaser must continue to offer the Remediations required in
Section 7.3(a) until the earlier of (i) the conclusion of any antitrust investigation in the U.S. or the EU or (ii) the termination of this Agreement.

         (c) Purchaser shall keep Seller reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing Seller with copies of notices or other communications received by Purchaser or by any of its Subsidiaries from any third party and/or any Governmental Body with respect to the transactions contemplated hereby. Purchaser shall promptly furnish to Seller such necessary information and reasonable assistance as Seller may request in connection with the foregoing and shall promptly provide counsel for Seller with copies of all filings made by Purchaser, and all correspondence between Purchaser (and its advisors) with any Governmental Body and any other information supplied by
Purchaser and its Affiliates to a Governmental Body in connection herewith and the transactions contemplated hereby, provided, however, that Purchaser may, as it deems advisable and necessary to protect privilege or to comply with contractual arrangements, reasonably designate any competitively sensitive material provided to Seller as "outside counsel only," and materials may be redacted to remove references concerning the valuation of the Business.
Materials designated as for "outside counsel only" and the information contained therein shall be given only to the outside legal counsel of Seller and will not be disclosed by such outside counsel to employees, officers or directors of
Seller unless express permission is obtained in advance from Purchaser or its legal counsel. Purchaser shall, subject to applicable Law, permit counsel for
Seller reasonable opportunity to review in advance, and consider in good faith the views of Purchaser in connection with, any proposed written communication to any Governmental Body. Purchaser agrees not to participate, or to permit its
Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection herewith and the transactions contemplated hereby unless it consults with Seller in advance and, to the extent not prohibited by such Governmental Body, gives Seller the opportunity to attend and participate.

                                       42

         Section 7.4. Seller's Access to Documents. Purchaser shall, and shall cause its Subsidiaries to, afford to Seller's representatives, upon reasonable notice and without undue interruption to Purchaser's business, access during normal business hours to the books and records of Purchaser pertaining to the operations of the Business prior to the Closing Date for a period of seven years following the Closing Date, including in connection with financial statements and U.S. Securities and Exchange Commission reporting obligations, Excluded
Liabilities, Excluded Assets and other reasonable business purposes; provided that nothing herein shall limit Seller's rights of discovery and that, in each case, such access shall be given at reasonable times and upon reasonable notice and without undue interruption to Purchaser's business or personnel. All requests for access shall be made to such Representatives of Purchaser as
Purchaser shall designate, who shall be solely responsible for coordinating all such requests and access thereunder. Purchaser agrees to hold all of the books and records of the Business (other than records relating to Taxes, which shall be governed by Section 14.5) existing on the Closing Date or included in the
Purchased Assets in accordance with Purchaser's standard record retention policies provided that Purchaser shall not destroy, alter or dispose of any of such books and records for a period of seven years from the Closing Date or such longer time as may be required by Law without first offering in writing at least
90 calendar days prior to such destruction or disposition to surrender them to
Seller.

         Section 7.5. Further Actions. (a) Purchaser, whether before, at or after the Closing, shall execute and deliver such instruments and take such other actions as may reasonably be required to (i) carry out the intent hereof and of the Transition Agreements and (ii) consummate the transactions contemplated hereby and thereby including the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as possible.

         (b) Purchaser shall use its reasonable best efforts to obtain the
Acquisition Financing on the terms and conditions described in the Financing
Commitments, including using reasonable best efforts (i) to negotiate definitive agreements with respect thereto on the terms and conditions contained in the
Financing Commitments and (ii) to satisfy all conditions applicable to Purchaser in such definitive agreements. In the event that any portion of the Acquisition
Financing becomes unavailable in the manner or from the sources contemplated in the Financing Commitments, Purchaser shall use reasonable best efforts to arrange any such portion from alternative sources on comparable or more favorable terms in the aggregate to Purchaser (as determined in the reasonable judgment of Purchaser) to satisfy the condition in Section 8.6.

         Section 7.6. Guarantees; Letters of Credit. (a) Prior to the Closing,
Purchaser shall use its reasonable best efforts to cause itself or one or more of its Subsidiaries to be substituted in all respects for Seller or any of its
Subsidiaries that is not an Acquired Company, effective as of the Closing Date, in respect of all obligations of Seller and any such Subsidiary that is not an
Acquired Company under each of the guarantees, letters of credit, letters of comfort, bid bonds and performance bonds obtained by Seller or any of its
Subsidiaries that is not an Acquired Company for the benefit of the Business
(and Seller and its Subsidiaries shall be released from any such obligations), including those guarantees, letters of credit, letters of comfort, bid bonds and performance bonds are set forth on Section 7.6 of the Seller Disclosure Schedule
(the "GUARANTEES"), so that as a result of such substitution, Seller and its
Subsidiaries that are not Acquired Companies shall, to the extent such substitution is available, from and after the Closing cease to have any obligation whatsoever arising from or in connection with the Guarantees;
provided,

                                       43

however, that such efforts shall not require Purchaser to make any payment to the beneficiary of such guarantees, letters of credit, letters of comfort, bid bonds or performance bonds to obtain such substitution, other than nominal transfer fees or costs.

         (b) If Purchaser is unable to effect such a substitution with respect to any Guarantee effective as of Closing (each a "NON-SUBSTITUTED GUARANTEE"):
(i) Purchaser shall continue to use its reasonable best efforts to effect such a substitution of each Non-Substituted Guarantee as soon as commercially practicable after Closing; provided, however, that such efforts shall not require Purchaser to make any payment to the beneficiary of such guarantees, letters of credit, letters of comfort, bid bonds or performance bonds to obtain such substitution, other than nominal transfer fees or costs and expenses of third parties; (ii) after the Closing, Purchaser will indemnify Seller and any of its Subsidiaries (other than an Acquired Company) against any Losses that
Seller or any of its Subsidiaries (other than an Acquired Company) suffers, incurs or is liable for by reason of or arising out of or in consequence of: (A)
Seller or any of its Subsidiaries (other than an Acquired Company) making payment under any Non-Substituted Guarantee; or (B) any claim for payment made on Seller or any of its Subsidiaries (other than an Acquired Company) under a
Non-Substituted Guarantee; and (iii) Purchaser may, at its option, obtain letters of credit, on terms and from financial institutions reasonably satisfactory to Seller, with respect to the obligations covered by each of the
Non-Substituted Guarantee and, as and from the date of the delivery of such a letter of credit to Seller in relation to a Non-Substituted Guarantee, the indemnity in clause (ii) of this Section 7.6(b) shall cease to apply in relation to that Non-Substituted Guarantee.

         Section 7.7. Use of Seller's Name. Purchaser and Seller agree that, subject to the terms and conditions of the Transition Intellectual Property
License Agreement:

         (a) within six months after the Closing Date, Purchaser shall remove
     "Dana," the Dana diamond logo and any other similar mark (the "SELLER
     NAME") and any other Trademark, design or logo currently owned by Seller or any of its Subsidiaries that is not part of the Acquired Intellectual
     Property from all buildings, signs and vehicles of the Business;

         (b) within six months after the Closing Date, Purchaser shall cease using the Excluded IP Assets and the Seller Name and any other Trademark, design or logo currently owned by Seller or any of its Subsidiaries that is not part of the Acquired Intellectual Property in all invoices, purchase orders, packing slips, acknowledgment forms, letterhead, domain names and web sites, advertising and promotional materials, office forms and business cards; provided that (i) Purchaser may continue to use the Seller Name in a neutral non-trademark manner to describe the history of the Business; and
     (ii) on the six-month anniversary of the Closing Date, Purchaser shall have a right to continue to use all such invoices, purchase orders, packing slips and acknowledgment forms that contain Excluded IP Assets, the Seller
     Name or any other Trademark, design or logo currently owned by Seller or its Subsidiaries for up to three additional one-month periods so long as
     Purchaser shall be using its reasonable best efforts to cease to use such invoices, purchase orders, packing slips and acknowledgment forms during each one-month period and so long as Purchaser shall provide Seller with written notice at least four Business

                                       44

     Days prior to the termination of the applicable one-month period that it desires to extend such use for an additional one-month period.

         (c) (i) on or prior to the 30-month anniversary of the Closing Date
     Purchaser shall cease to use the Confetti Design Packaging on the inventory of packaging materials of the Business; provided, however, that Purchaser shall have the right to use the Confetti Design Packaging until the third anniversary of the Closing Date for the inventory packaged in the Confetti
     Design Packaging bearing the "Spicer" trademark; (ii) after the 30-month anniversary of the Closing Date, Purchaser shall remove the Confetti Design
     Packaging from the inventory of packaging materials of the Business (other than the Confetti Design Packaging with the "Spicer" trademark, which
     Purchaser shall have the right to use until the third anniversary of the
     Closing Date);

         (d) (i) within three months after the Closing Date, Purchaser shall cease to order any new packaging material that contains the Seller Name, any other "Dana" identity or the "People Finding a Better Way" phrase; (ii)
     within six months after the Closing Date, Purchaser shall cease to order new packaging containing the Confetti Design or any other Excluded IP
     Assets and any other Trademark, design or logo currently owned by Seller or any of its Subsidiaries that is not part of the Acquired Intellectual
     Property;

         (e) except as otherwise provided in Section 7.7(b), within the six months after the Closing, Purchaser shall remove the Seller Name and any other Trademark, design or logo currently used or owned by Seller that is not part of the Acquired Intellectual Property from those assets of the
     Business that are not packaging materials, including those assets (such as, but not limited to, tools, molds and machines) used in association with the manufacture of the products of the Business or otherwise reasonably used in the conduct of the Business after the Closing Date (such assets, "OTHER
     MARKED ASSETS");

         (f) at the Closing, Seller will grant, or cause its Subsidiaries to grant, Purchaser, for the term set forth in Schedule 7.7(f), a royalty-free, non-exclusive license to use the "Spicer" brand name for aftermarket chassis products produced, manufactured and distributed for use in the United States and Canada; provided, however, that Purchaser shall not obtain from Seller or its Subsidiaries the right to use the "Spicer"
     Web domain name www.spicerchassis.com or "Spicer" promotional materials, except that Purchaser shall be permitted to use the "Spicer" Website during the term of the license on the same basis as used by the Business as of the date hereof;

         (g) at the Closing, Seller will grant, or cause its Subsidiaries to grant, Purchaser, for the term set forth in Schedule 7.7(f), a royalty-free, non-exclusive license to use the "Perfect Circle" brand name for aftermarket chassis products produced, manufactured and distributed for use in the United States; provided, however, that Purchaser shall not obtain from Seller or its Subsidiaries the right to use Perfect Circle in any Web domain name or "Perfect Circle" promotional materials;

         (h) at the Closing, Seller will, or will cause its Subsidiaries to, grant, transfer and convey to Purchaser all of Seller's and its
     Subsidiaries' respective right, title and interest in, to and under the
     "Nakata" brand name, and immediately after Closing, Purchaser

                                       45

     will grant to Seller and its Subsidiaries, for the term set forth in
     Schedule 7.7(f), a royalty-free, non-exclusive license to use the "Nakata"
     brand name for chassis products produced, manufactured and distributed for use in all countries (except for in the United States) where Sellers and its Subsidiaries currently distribute "Nakata"-branded chassis products;
     provided, however, that (i) Seller shall have the right to extend the royalty-free license for the duration of the distribution agreement described in the Schedule of Ancillary Agreements; and (ii) Seller shall not obtain from Purchaser the right to use the "Nakata" Web domain name;

         (i) in no event shall Purchaser or any Affiliate of Purchaser advertise or hold itself out as Seller or an Affiliate of Seller at any time before, on or after the Closing Date; and

         (j) as soon as reasonably practicable after the Closing Date, but in no event later than three months following the Closing Date, Purchaser shall file to change the name of the Acquired Companies, to the extent applicable, to delete any references to "Dana."

Seller shall not, and shall cause its Subsidiaries and controlled Affiliates not to, disclose to any person the terms of the Transition Intellectual Property
License Agreement.

         Section 7.8. Litigation Support. In the event and for so long as Seller actively is prosecuting, contesting or defending any Legal Proceeding, action, investigation, charge, claim, or demand by a third party in connection with (a)
any transactions contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Business or the
Acquired Companies, Purchaser shall, and shall cause its Subsidiaries and controlled Affiliates to, cooperate with Seller and its counsel in the prosecution, contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the prosecution, contest or defense, all at the sole control, cost and expense of Seller (unless Seller is entitled to indemnification therefor or Purchaser elects to assume the defense of such action under Article
XI).

         Section 7.9. Bulk Sales Law. Purchaser hereby waives compliance by
Seller, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales law.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or, if permitted, waiver by Purchaser in its sole discretion) of each of the following conditions:

         Section 8.1. Accuracy of Representations and Warranties. (a) Each of
the representations and warranties of Seller contained herein that is qualified as to Material Adverse Effect

                                       46

shall be true and correct in all respects at and as of the Closing Date (except, in each case, to the extent that any such representation or warranty speaks as of a specific date, in which case such representation or warranty shall be, subject to the qualifications set forth above, true and correct as of such specific date), and (b) each of the representations and warranties of Seller contained herein that is not qualified by Material Adverse Effect (reading such representations and warranties, other than any representations or warranties contained in Section 4.6(a), without regard to any materiality qualifications contained therein) shall be true and correct in all material respects with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such representation or warranty shall be, subject to the qualifications set forth above, true and correct as of such specific date). For purposes of this Section 8.1, the parties agree that (x) with respect to clause
(b) above, any representation or warranty shall be true and correct "in all material respects" unless the breach of such representation or warranty would reasonably be expected to result in a material diminution of value to the
Purchaser of the aggregate value of the transactions contemplated by this
Agreement, and (y) Excluded Liabilities and any impairment to an Excluded Asset shall not be considered in determining whether any representation or warranty is
"true and correct".

         Section 8.2. Performance of Covenants. Seller shall have performed and complied, in all material respects, with the covenants and provisions hereof required to be performed or complied with by it between the date hereof and the
Closing Date.

         Section 8.3. Antitrust Laws. Receipt of clearances or approvals under the antitrust laws of the United States, Germany, Poland, Canada, Spain and
Portugal, in each case if required by law, as well as any other requisite antitrust clearances or approvals the failure of which to obtain would not reasonably be expected to, individually or in the aggregate, have a Material
Adverse Effect.

         Section 8.4. No Injunctions. No preliminary, temporary or permanent injunction or other Order of any Governmental Body enacted, entered, enforced or promulgated by any Governmental Body which prohibits the consummation of the transactions contemplated hereby shall be in effect.

         Section 8.5. Officer's Certificate. Purchaser shall have received a certificate from Seller to the effect set forth in Sections 8.1 and 8.2, dated the Closing Date, signed on behalf of Seller by the Chief Executive Officer,
Chief Financial Officer or any Vice President of Seller.

         Section 8.6. Debt Financing. The Debt Financing, or alternative financing as provided in Section 7.5, shall have been obtained by Purchaser;
provided that this condition shall be satisfied in the event that (a) Purchaser shall have breached in any material respect any representation or warranty in
Section 5.5 and such breach cannot be cured or is not cured prior to the termination of the Debt Commitments or (b) the Debt Financing is not available because Purchaser breached in any material respect any of its covenants or obligations in Section 7.5(b) and such breach cannot be cured or is not cured prior to the termination of the Debt Commitments.

                                       47

         Section 8.7. Transferred Permits and Business Contracts. Sellers shall have caused the assignment, transfer or conveyance of all Business Contracts
(other than any Business Contracts that are Excluded Assets) and the Transferred
Permits to Purchaser, except to the extent that the failure to obtain any such assignments, transfers or conveyances would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         The obligation of Seller to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction (or, if permitted, waiver by Seller in its sole discretion) of each of the following conditions:

         Section 9.1. Accuracy of Representations and Warranties. (a) Each of
the representations and warranties of Purchaser contained herein that is qualified as to material adverse effect shall be true and correct in all respects at and as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation and warranty speaks as of a specific date, in which case such representation and warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such specific date), and (b) each of the representations and warranties of Purchaser contained herein that is not qualified by material adverse effect (reading such representations and warranties without regard to any materiality qualifications contained therein)
shall be true and correct in all material respects at and as of the Closing Date with the same force as if made on and as of the Closing Date (except, in each case, to the extent any such representation and warranty speaks as of a specific date, in which case such representation and warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such specific date).

         Section 9.2. Performance of Covenants. Purchaser shall have performed and complied, in all material respects, with the covenants and provisions hereof required herein to be performed or complied with by it between the date hereof and the Closing Date.

         Section 9.3. Antitrust Laws. Receipt of clearances or approvals under the antitrust laws of the United States, Germany, Poland, Canada, Spain and
Portugal, in each case if required by law, as well as any other requisite antitrust clearances or approvals the failure of which to obtain would not reasonably be expected to, individually or in the aggregate, have a Material
Adverse Effect.

         Section 9.4. No Injunctions. No preliminary, temporary or permanent injunction or other Order of any Governmental Body enacted, entered, enforced or promulgated by any Governmental Body which prohibits the consummation of the transactions contemplated hereby shall be in effect.

         Section 9.5. Officer's Certificate. Seller shall have received a certificate from Purchaser to the effect set forth in Sections 9.1 and 9.2, dated the Closing Date, signed by an executive officer of Purchaser.

                                       48

                                   ARTICLE X

                        ADDITIONAL POST-CLOSING COVENANTS

         Section 10.1. Certain Employment Matters. (a) Offer of Employment. The
parties hereto intend that there will be a continuity of employment for all
Acquired Company Employees and Business Employees following the Closing Date. In order to effectuate such transfer of employment as of the Closing Date, except as otherwise provided herein, at least five days prior to the Closing Date and effective as of the Closing Date, Purchaser shall make a general offer of employment with base salary or hourly wage rate and annual bonus opportunity, basic skills and location no less favorable than the employees' current base salary or hourly wage rate and annual bonus opportunity, basic skills and location, through a general notice of transfer (pursuant to methodologies mutually agreed upon by Seller and Purchaser) to each Business Employee
(including any individuals on maternity leave, short-term disability leave or another approved leave of absence) (each an "OFFER EMPLOYEE"). Such general offer of employment will be deemed accepted by each Offer Employee unless (A)
expressly rejected by the Offer Employee prior to the Closing Date or (B) if the
Offer Employee otherwise indicates by his or her actions that such offer of employment has not been accepted and Purchaser notifies Seller within 30 days following the Closing Date of such non-acceptance of the offer (each Offer
Employee who acts under (A) or (B), a "NON-ACCEPTANCE OFFER EMPLOYEE"). The parties will cooperate to comply with legal and regulatory requirements to accomplish the employment transfers described in this Section 10.1, including the transfer of the employment of all Acquired Company Employees pursuant to the purchase of the beneficial ownership of all of the issued and outstanding capital stock of the Purchased Companies pursuant to this Agreement. No later than 45 days after the date of this Agreement, and subject to applicable regulatory, confidentiality, or privacy laws of a particular jurisdiction,
Seller shall provide Purchaser with respect to each Acquired Company Employee or
Business Employee (i) years of service; (ii) job title; (iii) base salary or current wages; (iv) date of hire; (v) employment status; (vi) work location and
(vii) current address.

         (b) Employee Benefit Plans. Effective as of the Closing, Seller shall cause the Acquired Companies to cease to sponsor or constitute a participating employer in all Seller Employee Benefit Plans and, except as otherwise provided in this Section 10.1, as of the Closing Date all Transferred Employees will cease to accrue benefits under and participate as active participants in all
Seller Employee Benefit Plans. Except as specifically provided in this Section
10.1 or in Section 1.4(c)(ii), Seller shall remain solely responsible for any and all Liabilities and obligations arising under, in connection with or in respect of the Seller Employee Benefit Plans, and all rights and entitlements under such plans of all current and former employees employed in connection with the Business (including the rights and entitlements of the Business Employees and Acquired Company Employees thereunder) and neither Purchaser nor any of its
Subsidiaries (including, after the Closing Date, the Acquired Companies) shall have any responsibility or obligation in respect of any such plan. Effective as of the Closing Date, and except as otherwise provided in this Section 10.1,
Purchaser and its Subsidiaries (including, as of the Closing Date, the Acquired
Companies) shall be solely responsible for any and all Liabilities and obligations arising under, in connection with or in respect of the Acquired
Company Plans and neither Seller nor any of its Subsidiaries (other than the
Acquired Companies) shall have any responsibility or obligation in respect of any such plan. Except as set forth in Section 1.2, no assets held in trust

                                       49

for any Seller Employee Benefit Plan will be transferred to Purchaser or to any employee benefit plan adopted or maintained by Purchaser or any of its
Subsidiaries.

         (c) Other Employment-Related Liabilities. Without limiting the generality of Section 1.4, Purchaser and its Subsidiaries (including the
Acquired Companies) shall be solely responsible for any Liabilities: (i) in respect of any Offer Employee (x) to whom Purchaser or one of its Subsidiaries does not make an offer complying with the requirements of Section 10.1(a) and
(y) who otherwise does not accept employment with Purchaser effective as of the
Closing Date, arising in connection with or as a result of any claim of actual or constructive termination of the employment of any Business Employee as a result of the consummation of the transactions contemplated hereby; and (ii)
except as otherwise specifically set forth in this Section 10.1, otherwise arising out of the employment or termination of employment of any Transferred
Employee on or after the Closing Date (other than with respect to any claim of actual or constructive termination of the employment of any Business Employee to whom Purchaser or one of its Subsidiaries does make an offer complying with the requirements of Section 10.1(a) arising in connection with and as a result of the consummation of the transactions contemplated hereby).

         (d) Welfare Benefits. (i) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each current or former Business Employee or Acquired
Company Employee with respect to claims incurred by such Employees or their covered dependents on or prior to the Closing Date. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents after the Closing Date shall be the responsibility of Purchaser. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the employee first enters the hospital.

         (ii) Following the Closing Date, Seller shall retain all liabilities, obligations and responsibilities to provide post-retirement medical, health and life insurance benefits ("RETIREE MEDICAL BENEFITS") to any Former Acquired
Company Employees, Acquired Company Employees, Transferred Employees and
Business Employees who (x) are retired on or prior to the Closing Date or (y)
would have, had they retired on or prior to Closing Date, been entitled, or
(except with respect to any Employee Benefit Plan providing Retiree Medical
Benefits that as of the date hereof does not provide participants with continuing credit for age and service) with three additional years of age and service (the "ADDITIONAL YEARS") been entitled, to Retiree Medical Benefits pursuant to the terms of any of the Employee Benefit Plans listed on Section
10.1(d)(ii) of the Seller Disclosure Schedule (the "RETIREE MEDICAL PLANS") (the
individual's described in clauses (x) and (y) of this Section 10.1(d)(ii), the
"DEEMED RETIREES"); provided that no credit for additional age and service pursuant to this Section 10.1(d) shall be granted to the extent such grant of additional age and service credit would be deemed a violation of applicable Law;
provided, further, that Deemed Retirees who are granted credit for additional years of age and service under the Retiree Medical Plans pursuant to this
Section 10.1(d) shall only be deemed eligible for Retiree Medical Benefits at such time, assuming they had continued employment with Seller or any of its affiliates following the Closing Date, as they would otherwise have been eligible for such benefits. Seller shall credit the Deemed Retirees with the
Additional

                                       50

Years and Sellers shall, in Seller's discretion (unless the applicable Retiree
Medical Plan provides the Deemed Retirees with a more favorable election right)
either (A) provide the Deemed Retirees with the opportunity to elect to begin coverage under the applicable Retiree Medical Plan as of the date of their termination of employment from Purchaser or any of its affiliates (including, following Closing, the Acquired Companies) or, if later, the date a Deemed
Retiree becomes eligible for Retiree Medical Benefits pursuant to this Section
10.1(d) or (B) provide that the Deemed Retirees shall begin coverage under the
Retiree Medical Plans on the Closing Date or, if later, the date a Deemed
Retiree becomes eligible for Retiree Medical Benefits pursuant to this Section
10.1(d) and Seller shall pay all premiums in respect of any Deemed Retiree's coverage under the Retiree Medical Plans during the period of his or her continuous employment with Purchaser or any of its affiliates following Closing.
For the avoidance of doubt, Seller reserves the right to amend or terminate any
Retiree Medical Plan pursuant to its terms.

         (e) U.S. Business Employees. The provisions of this Section 10.1(e)
apply only to United States-based Business Employees and Acquired Company
Employees.

             (i)  Workers' Compensation. Notwithstanding anything herein to the contrary, Seller and its Subsidiaries shall be solely
                  responsible for claims for workers' compensation that are
                  incurred with respect to any United States-based Business
                  Employee or Acquired Company Employee prior to the Closing
                  Date and Purchaser shall be solely responsible for claims for workers compensation that are incurred with respect to any
                  Transferred Employee on or after the Closing Date.

             (ii) Cobra Coverage. Beginning as of the Closing, Purchaser shall be responsible for, and shall assume all Liability and
                  indemnify and hold Seller and its Subsidiaries and Affiliates harmless with respect to, providing the notices and making available the health care continuation coverage, all as
                  required by Code Section 4980B ("COBRA COVERAGE"), for all
                  United States-based Transferred Employees who are employed immediately prior to Closing and who become eligible for Cobra
                  Coverage following Closing; provided, however, that Seller and its Subsidiaries and Affiliates shall provide Purchaser with the records reasonably necessary to identify and administer such responsibilities.

         (f) Benefits; Compensation. (i) Purchaser agrees that, from the Closing
Date until the first anniversary thereof it shall maintain employee benefit and compensation (including incentive bonus opportunity) plans, programs and arrangements for the benefit of the Transferred Employees who are not
Represented Employees (the "NON-REPRESENTED EMPLOYEES") that, when taken as a whole, are at least as favorable as those provided to such employees as of immediately prior to the Closing Date (other than specific equity-based compensation and retiree medical and life benefits); provided, that, notwithstanding the foregoing, Purchaser agrees that it shall, or shall cause its applicable Subsidiary, to employ each Non-Represented Employee at a base salary or base wage that is at least the rate of base salary or wages paid to such Non-Represented Employee on the day immediately prior to the Closing Date.

                                       51

             (ii) For all purposes (other than benefit accrual under a defined benefit pension plan) under the employee benefit plans of Purchaser and its
Subsidiaries providing benefits to any Non-Represented Employees after the
Closing (the "NEW PLANS"), each Non-Represented Employee shall be credited with his or her years of service with Seller and its Subsidiaries (including the
Acquired Companies) as of the Closing Date (and any additional service credited under the Employee Benefit Plans), to the same extent as such Non-Represented
Employee was entitled, before the Closing, to credit for such service under any similar Employee Benefit Plans, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (A) each Non-Represented Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Employee
Benefit Plan in which such Non-Represented Employee previously participated
(such plans, collectively, the "OLD PLANS"); and (B) for purposes of each New
Plan providing medical, dental, pharmaceutical, vision and/or disability benefits to any Non-Represented Employee, Purchaser shall cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, to the extent such exclusions and requirements were waived under comparable Old Plans, and
Purchaser shall cause any eligible expenses incurred by such Non-Represented
Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Non-Represented Employee's participation in the corresponding New Plan begins to be taken into account under such New
Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Non-Represented Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

             (iii) This Section 10.1(f)(iii) applies only to Transferred
Employees whose terms of employment are governed by a collective bargaining agreement listed on Section 10.1(f)(iii) of the Seller Disclosure Schedule
("REPRESENTED EMPLOYEES"). Purchaser shall assume the collective bargaining agreements applicable to the Represented Employees as of the Closing and shall continue all terms and conditions of employment under such assumed collective bargaining agreements through the expiration or other termination of such agreements in conformity with labor laws and regulations of the applicable country and the terms of such agreements.

             (iv) Notwithstanding anything herein to the contrary, Seller and its Subsidiaries shall retain all Liabilities for long-term disability salary continuation income benefits in respect of the individuals listed on Section
10.1(f)(iv) of the Seller Disclosure Schedule (the "LTD EMPLOYEES") under any long-term disability plan of Seller and its Subsidiaries.

         (g) Annual Bonus. Without limiting the generality of the foregoing provisions of Sections 1.4 and 10.1, Seller shall pay a bonus for the year in which the Closing occurs prorated through the Closing Date (and based upon performance through the Closing Date) to each Transferred Employee who is or would be eligible to receive an annual bonus under any Employee Benefit Plan
(who would meet the service requirements assuming continued participation in such Employee Benefit Plan) pursuant to the terms thereof and subject to achieving the performance goals of such annual bonus and who meets the service requirements to receive such a bonus before the Closing. Without limiting the generality of the foregoing provisions of Sections

                                       52

1.4 and 10.1, Purchaser shall pay, or shall cause one of its Subsidiaries to pay, an annual bonus for the year in which the Closing occurs (less any amounts payable by Seller pursuant to this Section 10.1(g)) to each Transferred Employee who is or would be eligible to receive an annual bonus under any Employee
Benefit Plan pursuant to the terms thereof and subject to achieving the performance goals of such annual bonus and who meets the service requirements to receive such a bonus, based upon service with Seller and its Subsidiaries
(including the Acquired Companies) before the Closing and service with Purchaser and its Subsidiaries (including the Acquired Companies) after the Closing
(taking into account to the extent applicable such service as if it were service with Seller and its Subsidiaries).

         (h) Severance Policy. From the Closing Date until the first anniversary thereof, Purchaser will provide each Transferred Employee with a severance policy comparable in the aggregate to that provided by Seller and its
Subsidiaries, respectively, to each Transferred Employee immediately prior to the Closing Date and listed on Section 10.1(h) of the Seller Disclosure Schedule and, for all purposes with respect to such severance policies, will provide each of the Transferred Employees and Acquired Company Employees credit for past service with Seller and its Subsidiaries and Affiliates to the extent such service was credited under severance plans of Seller, its Subsidiaries and its
Affiliates.

         (i) Accrued Vacation. To the extent such vacation is accrued on the
Benchmark Balance Sheet or as required by Law, Purchaser will (i) permit
Transferred Employees to carry over and take earned, but unused, vacation days with pay in accordance with the applicable policies of Seller and the Acquired
Companies as in effect as of the Closing Date and (ii) assume any Liabilities to
Transferred Employees for payments in respect of earned but unused vacations that arise as a result of the transfer of employment contemplated by Section
10.1(a).

         (j) Pension Plans. Except as explicitly provided otherwise in this
Section 10.1, Seller shall retain all assets and Liabilities accrued through the
Closing Date under the Seller Employee Benefit Plans that are pension plans, and shall make all contributions required to be made under the terms of each such plan for periods ending on or before the Closing Date. With respect to each
Seller Employee Benefit Plan other than the UK Schemes that is an employee pension plan (as defined in Section 3(2) of ERISA), the accrued benefits and/or the account balance of each Transferred Employee shall, as of the Closing, fully vest.

         (k) Cooperation. After the Closing, Purchaser will cooperate with
Seller (and its Subsidiaries and Affiliates) in providing access to relevant data and employment records of Transferred Employees reasonably necessary to administer the benefits of Acquired Company Employees and Business Employees
under any Seller Employee Benefit Plan.

         (l) Cambridge Plant Pension Plan. (i) Effective as of the Closing Date,
Seller shall cause Dana Canada Corporation ("DANA CANADA") to assign and transfer to Purchaser or its subsidiary or affiliate, as applicable, its rights, obligations and liabilities with respect to the Pension Plan for Members of
Local 4605 U.S.W. at the Cambridge Plant of Dana Canada (the "CANADIAN PENSION
PLAN") and its related funding medium (the "CANADIAN PENSION FUND"). Effective as of the Closing Date, Purchaser or its subsidiary or affiliate, as applicable, shall accept such assignment and transfer, provided that any required approvals of the employee association or bargaining agent are obtained. Seller shall cause
Dana Canada to cause to be filed

                                       53

with the applicable federal and provincial regulatory authorities, as soon as possible after the Closing Date, such documentation as may be required with respect to the assumption of sponsorship of the Canadian Pension Plan and the
Canadian Pension Fund as provided for hereunder. Purchaser agrees to do all things required of it under applicable laws to establish that it or its affiliate or subsidiary, as applicable, is the successor sponsor under the terms of the Canadian Pension Plan and the Canadian Pension Fund as provided hereunder.

             (ii) Seller shall cause Dana Canada to be responsible for
satisfying any and all governmental reporting and/or disclosure requirements applicable to the Canadian Pension Plan and the Canadian Pension Fund with respect to plan years ending prior to the Closing Date and the Purchaser shall be responsible for satisfying any and all governmental reporting and/or disclosure requirements with respect to plan years ending on or after the
Closing Date. Seller shall cause Dana Canada to reasonably co-operate with the
Purchaser with respect to such reporting requirements for the plan year in which the Closing occurs. Prior to and following the Closing Date, Seller shall cause
Dana Canada to provide the Purchaser with such books, records and other relevant data within its reasonable control or access relating to the Canadian Pension
Plan and the Canadian Pension Fund as Purchaser shall reasonably request.

             (iii) The parties acknowledge that Dana Canada and the Canadian
Pension Fund participate in the Dana Canada Master Trust Fund. The parties shall co-operate with each other to effect the removal of the Canadian Pension Fund and its assets (in cash or in kind, as agreed to by the parties) from the Dana
Canada Master Trust Fund. Without limiting the generality of the foregoing, the removal shall occur on a fair market value basis, determined as of the date immediately preceding the date of removal.

         (m) Savings Plans. (i) As of the date of this Agreement, Acquired
Company Employees and Business Employees participate in the defined contribution plans listed in Section 10.1(m) of the Seller Disclosure Schedule (collectively referred to as the "SELLER SAVINGS PLANS"). Transferred Employees shall not be entitled to make contributions to or to benefit from matching or other contributions under the Seller Savings Plans on and after the Closing Date.

             (ii) Purchaser shall take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Purchaser maintains or adopts one or more savings plans (hereinafter referred to in the aggregate as the "PURCHASER SAVINGS PLANS" and individually as the "PURCHASER SAVINGS PLAN")
effective as soon as practicable following the Closing Date and to ensure that each Purchaser Savings Plan satisfies the following requirements as soon as practicable following the Closing Date: (A) the Purchaser Savings Plan is a
qualified, single-employer individual account plan under Section 401(a) of the
Code; (B) each Transferred Employee is eligible to participate in a Purchaser
Savings Plan that permits him or her to make before-tax contributions (under
Section 401(k) of the Code) and receive loans on a basis at least as favorable as under the applicable Seller Savings Plan and provides for matching contributions by Purchaser; and (C) the Purchaser Savings Plan does not violate the requirements of any applicable collective bargaining agreement.

             (iii) The terms of the Purchaser Savings Plans, or each such
Purchaser Savings Plan, shall provide that each Transferred Employee shall have the right to make a direct rollover to a Purchaser Savings Plan of his or her account in a Seller Savings Plan, including a

                                       54

direct rollover of any notes evidencing loans made to such Acquired Company
Employee or Transferred Employee; provided that each Transferred Employee who elects to roll over an account in a Seller Savings Plan must roll over his or her entire account balance (including a rollover of any notes evidencing loans made to such Transferred Employee).

             (iv) Within 60 days after the Closing Date, Seller shall deliver to
Purchaser a list of the Transferred Employees covered by the Seller Savings
Plans, together with each Transferred Employee's service under each of the
Seller Savings Plans as of the Closing Date.

         (n) UK Employee Benefit Plans. (i) In the United Kingdom, effective as of the Closing Date, Sellers shall cause the Acquired Companies to cease to sponsor or constitute a participating employer in the UK Schemes, and as of the
Closing Date, Transferred Employees and Acquired Company Employees will cease to accrue benefits under and participate as active participants in the UK Schemes.
Except as specifically provided in this Section 10.1, Sellers shall remain solely responsible for any and all Liabilities and obligations arising under, in connection with or in respect of the UK Schemes in relation to the period prior to Closing, including all rights and entitlements under the UK Schemes of all current and former Acquired Company Employees and Transferred Employees and
neither Purchaser not any of its Subsidiaries (including, after the Closing
Date, the Acquired Companies) shall have any responsibility or obligation in respect of the UK Schemes in relation to the period prior to and including the
Closing Date.

             (ii) Sellers shall use their reasonable endeavours to procure that an actuarial assessment is made of any deficits in the UK Schemes as of the
Closing Date, and shall be solely responsible for any debt under any UK Scheme arising against any employer under: (A) section 75 of the Pensions Act 1995; or
(B) any additional obligation arising under the trust deed and rules governing any UK Scheme or any agreement between that employer and the trustees of the UK
Scheme, in each of case (A) or (B), in respect of the period prior to and including the Closing Date.

             (iii) No assets held in trust for any UK Scheme will be transferred to Purchaser or to any employee benefit plan adopted or maintained by Purchaser or any of its Subsidiaries. If, as a consequence of any action by the Purchaser after Closing which directly or indirectly results in the termination of the contract of employment of any Acquired Company Employee or Transferred Employee,
any Acquired Company Employee or Transferred Employee becomes entitled to or claims any retirement benefit (including a pension, lump sum or similar benefit)
(other than any benefits in respect of the period up to and including the
Closing Date for which the Sellers are responsible under Section 10.1(n)(i)
above), the Purchaser shall indemnify the Seller against any Liabilities incurred by the Sellers in providing such additional benefits or in dealing with any such claims for such benefits from any Acquired Company Employee or
Transferred Employee. Where the Sellers becomes aware of any claim or proceeding or any threat thereof to which this Section 10.1(n)(iii) relates (Proceedings):

                 (A)   the Sellers shall give notice to the Purchaser as soon as
                       reasonably practicable together with all information in
                       the Seller's possession and which is, in its reasonable
                       opinion, relevant to the Proceedings;

                                       55

                 (B)   the Sellers shall not respond in any way (save as
                       reasonably directed or allowed by the Purchaser or by way
                       of acknowledgement) to the Proceedings and in particular
                       (without prejudice to the generality of this condition)
                       make any admission of any kind. This is subject to the
                       Purchaser giving the appropriate direction within a
                       reasonable time (and in any event in good time for the
                       Sellers to meet any applicable time limits);

                 (C)   the Purchaser shall at its discretion be permitted to
                       assume conduct of any matter to which this Section
                       10.1(n)(iii) relates (including all communication and
                       negotiation with the person or persons concerned in the
                       Proceedings or their representatives), having due regard
                       to any continuing relationship the Sellers may have with
                       the said person or persons. The Sellers shall render to
                       the Purchaser all such assistance in relation thereto as
                       the Purchaser reasonably requires and as lies within the
                       Sellers's power to provide (provided the Purchaser
                       reimburses the Sellers the costs and expenses of doing
                       so);

                 (D)   the Purchaser shall, in the conduct of any matter to
                       which this Section 10.1(n)(iii) relates, keep the Sellers
                       fully informed and act in a prompt and proper manner;

                 (E)   the Sellers may take such action as is necessary to
                       prevent it losing the right to defend any claim if the
                       Purchaser, having received notification under paragraph
                       (A), has not provided the Sellers with evidence of the
                       Purchaser having taken action necessary to defend or
                       settle the claim or confirmation that such action is
                       being duly taken.

         Section 10.2. Transition Agreements; Ancillary Agreements. Effective at
the Closing, Purchaser and Seller, or such of their respective Subsidiaries as appropriate, shall enter into one or more transition services agreements substantially in the form of Exhibit H (the "TRANSITION SERVICES AGREEMENTS" and together with the Transition Intellectual Property License Agreement, the
"TRANSITION AGREEMENTS"). On and after the date hereof and until the one-month anniversary of the Closing, Purchaser and Seller agree to negotiate in good faith to enter into agreements on the terms and conditions set forth in the schedule of ancillary agreements attached as Exhibit I (the "SCHEDULE OF
ANCILLARY AGREEMENTS").

         Section 10.3. Further Assurances; Further Conveyances and Assumptions;
Consent of Third Parties. (a) From time to time following the Closing, Seller and Purchaser shall, and shall cause their respective Subsidiaries to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to
Purchaser under this Agreement and

                                       56

the Transition Agreements and to assure fully to Seller and its Subsidiaries and their successors and assigns, the assumption of the Liabilities intended to be assumed by Purchaser under this Agreement and the Transition Agreements, and to otherwise make effective the transactions contemplated hereby and thereby
(including (i) transferring back to Seller or the applicable Subsidiary any asset or Liability not contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which asset or Liability was transferred to
Purchaser at the Closing, (ii) transferring back to Seller any asset or
Liability of the Acquired Companies set forth on Schedules 1.3(d) and 1.3(e) and
(iii) transferring to Purchaser any asset or Liability contemplated by this
Agreement to be a Purchased Asset or an Assumed Liability, respectively, which was not transferred to Purchaser at the Closing).

         (b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any
Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Body or is cancelable by a third party in the event of an assignment ("NONASSIGNABLE ASSETS") unless and until such consent shall have been obtained. Seller shall, and shall cause its
Subsidiaries to, use reasonable best efforts to cooperate with Purchaser at its request in endeavoring to obtain such consents promptly; provided, however, that such cooperation shall not require Seller or any of its Subsidiaries to remain secondarily liable or to make any payment to obtain any such consent with respect to any Nonassignable Asset.

         (c) To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Subsidiaries of Seller in trust for Purchaser and the covenants and obligations thereunder shall be performed by Purchaser in Seller's or such Subsidiaries' name and all benefits and obligations existing thereunder shall be for Purchaser's account.
Seller shall take or cause to be taken such actions in its name or otherwise as
Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and
Seller or the applicable Subsidiaries of Seller shall promptly pay over to
Purchaser all money or other consideration received by it in respect of all
Nonassignable Assets.

         (d) As of and from the Closing Date, Seller on behalf of itself and its
Subsidiaries authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser's expense, to perform all the obligations and receive all the benefits of Seller or its Subsidiaries under the Nonassignable Assets and appoints Purchaser its attorney-in-fact to act in its name on its behalf or in the name of the applicable Subsidiary of Seller and on such Subsidiary' behalf with respect thereto.

         (e) Notwithstanding anything in this Agreement to the contrary, unless and until any consent or approval with respect to any Nonassignable Asset is obtained, such Nonassignable Asset shall not constitute a Purchased Asset and any associated Liability shall not constitute an Assumed Liability for any purpose under this Agreement, and the failure of any such consent or approval to be obtained or the failure of any such Nonassignable Asset to constitute a
Purchased Asset or any circumstances resulting therefrom shall not, individually or in the aggregate,

                                       57

constitute a Material Adverse Effect or a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement or a failure of any condition under this Agreement to the extent that Seller or the applicable Subsidiary of Seller shall have transferred, or shall have caused the transfer of, the benefits and burdens of such Nonassignable Asset to Purchaser as of Closing, and Purchaser shall have received appropriate documentation, substantially in the form attached as Exhibit J, evidencing such transfer of benefits and burdens from Seller or such applicable Subsidiary of Seller.

         (f) Prior to the Closing, Seller and its Subsidiaries, with respect to the Business, and the Acquired Companies shall use reasonable best efforts to apply all insurance proceeds from coverage relating to the Business or the
Acquired Companies to restore the assets of the Seller, its Subsidiaries and the
Acquired Companies or hold such proceeds for Purchaser's account.

                                   ARTICLE XI

                  SURVIVAL, INDEMNIFICATION AND RELATED MATTERS

         Section 11.1. Survival. (a) All representations and warranties contained herein, and the right to commence any claim with respect thereto, shall terminate at the close of business on the date that is twelve months after the Closing Date, and except with respect to claims asserted prior to such date, neither Purchaser nor Seller nor their respective Subsidiaries shall have any
Liability whatsoever with respect to such representations or warranties after such date, except that the representations and warranties (i) set forth in
Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, and 5.3 shall survive indefinitely, (ii)
set forth in Section 4.13 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby and (iii) set forth in
Sections 4.17 and 4.18 shall survive the Closing until the fourth anniversary of the Closing Date. All representations and warranties contained in any Seller
Document or in any Purchaser Document, and the right to commence any claim with respect thereto, shall survive as provided in such Seller Document or such
Purchaser Document (or, if no survival period is specified herein, such covenants and agreements shall survive indefinitely). The covenants and agreements of the parties hereto contained herein, in any Seller Document and in any Purchaser Document that contemplate actions to be taken or restrict certain actions from being taken before the Closing shall, solely for purposes of indemnification pursuant to this Article XI, survive the Closing and remain in full force and effect in accordance with their terms. The covenants and agreements of the parties hereto contained herein, in any Seller Document and in any Purchaser Document that contemplate actions to be taken or restrict certain actions from being taken after the Closing shall, for purposes of indemnification pursuant to this Article XI, remain in full force and effect in accordance with their terms.

         (b) After the Closing, the indemnification expressly provided for herein shall be the sole and exclusive remedy for monetary damages for any breach of representations, warranties, covenants or agreements herein by either party hereto; provided, however, the foregoing shall not limit the right of either party hereto to seek recovery for fraud pursuant to applicable Law or to seek specific enforcement for a breach of such covenants or agreements. Except with respect to the contractual rights and remedies of Purchaser under this
Agreement, Purchaser hereby releases Seller from any claims or causes of action that it may have relating to claims for

                                       58

contribution or cost recovery under CERCLA. Each Person entitled to indemnification hereunder shall use its reasonable best efforts to mitigate
Losses for which it seeks indemnification hereunder.

         (c) In calculating any amount of Losses recoverable pursuant to this
Section 11.1, the amount of such Losses shall be reduced by (i) any insurance proceeds actually received from any unaffiliated insurance carrier offsetting the amount of such Loss, net of any expenses incurred by the Indemnified Party in obtaining such insurance proceeds, (ii) any actual recoveries from third parties pursuant to indemnification (or otherwise) (including any insurer) with respect thereto, net of any expenses incurred by the Indemnified Party in obtaining such third party payment and (iii) any net Tax benefit actually realized by the Indemnified Party in respect of any Losses for which such indemnification payment is made, and shall be increased by any net Tax cost incurred by the Indemnified Party as a result of the receipt of the indemnity payment (other than Taxes resulting from a reduction in Tax basis). If any
Losses for which indemnification is provided hereunder are subsequently reduced by any net Tax benefit, insurance payment or other recovery from a third party, the Indemnified Party shall promptly remit the amount of such reduction to the
Indemnifying Party when, as, and if actually realized (provided that such amount shall not exceed, in any event, the amount so previously paid in respect thereof by the Indemnifying Party).

         (d) Notwithstanding anything herein to the contrary, no party shall be liable to any Indemnified Party for (i) punitive or exemplary Losses or (ii)
special, incidental, indirect or consequential Losses, except to the extent that applicable Law would permit a party to recover lost or anticipated profits of the Business that are reasonably foreseeable to Seller; provided, however, that the foregoing limitations shall not apply to the extent that such Losses consist of a payment by the Indemnified Party in defense of or in respect of a third-party claim.

         (e) Anything in this Article XI to the contrary notwithstanding, indemnification for any and all Tax matters and the procedures with respect thereto shall be governed exclusively by Article XIV.

         (f) Notwithstanding anything herein to the contrary, as to indemnification for any matters set forth in Section 4.17: (i) Seller shall have the right to conduct and retain exclusive control over any remedial action, correction of noncompliance or other action; provided, however, that Seller shall provide Purchaser with a reasonable opportunity to review and comment on such remedial correction or non-compliance or other action (within the applicable time period available to Seller for review and comment), which comments Seller shall not unreasonably disregard; (ii) any such remedial action, correction of noncompliance or other action to be undertaken shall be the most reasonable cost-effective method under the circumstances and based upon the assumption that the Owned Real Property or Leased Real Property is and will continue to be used for industrial or commercial, as applicable, (as opposed to residential) purposes and shall not exceed either the least stringent requirements of any applicable Environmental Law or any request or order of any
Government Body having jurisdiction over such remedial action, correction of noncompliance or action (as to any Owned Real Property, Purchaser shall agree to a deed restriction on that real property which is subject to any such action provided that such deed restriction does not materially affect Purchaser's use of the applicable real property if such use has been consistent with Seller's use of such real property); (iii) any such remedial

                                       59

action, correction of noncompliance or action shall be conducted in compliance in all material respects with all Environmental Laws and; (iv) Seller and
Purchaser mutually agree to cooperate in connection with any such remedial action, correction of noncompliance, or action and upon request, Purchaser shall provide Seller, including its agents, representatives and contractors, unrestricted access (subject to the requirements not to unreasonably disrupt the business or operations of Purchaser) to Owned Real Estate or Leased Real Estate
for the purpose of conducting any such action.

         Section 11.2. Indemnification. (a) Seller hereby agrees, from and after
Closing, to indemnify, defend and hold the Purchaser Indemnified Group harmless from and against any and all claims, judgments, fines, causes of action, demands, complaints, arbitrations, assessments, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses
(including the reasonable fees and expenses of counsel whether involving a third-party claim or solely between the parties to this Agreement)
(collectively, "LOSSES") arising out of or resulting from the following (without duplication):

                 (i)   any inaccuracy or breach of any representation or
                       warranty (other than any representation or warranty
                       contained in Section 4.8 or 4.21) on the part of Seller
                       herein or in any Seller Document (reading such
                       representations and warranties, other than any
                       representation or warranty contained in Section
                       4.7(a)(ii), 4.7(b), 4.12(j), 4.12(m), 4.12(n), 4.12(q),
                       4.12(s), 4.13(a) or 4.15(b), without regard to any
                       materiality qualifications, including "Material Adverse
                       Effect");

                 (ii)  any non-fulfillment or breach of any covenant or
                       agreement on the part of Seller herein or in any Seller
                       Document, other than Section 6.2(r), which shall be
                       governed by Article XIV;

                 (iii) (A) any Excluded Liability and (B) any Liability of an
                       Acquired Company or a Transferred JV that would
                       constitute an Excluded Liability if such Acquired Company
                       or Transferred JV were the Seller or any of its
                       Subsidiaries (other than an Acquired Company or a
                       Transferred JV); and

                 (iv)  the failure of Seller to comply with any applicable bulk sales law, except that this clause (iv) shall not affect
                       the obligation of Purchaser to pay and discharge the
                       Assumed Liabilities.

         Seller shall not be liable for any Losses with respect to the matters set forth in Section 11.2(a)(i) unless (x) a claim is timely asserted during the survival period specified in Section 11.1(a), and (y) the aggregate of all
Losses (other than any Losses arising out of or resulting from any inaccuracy or breach of any representation set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.18,
4.20, or 4.22) under Section 11.2(a)(i) exceeds, on a cumulative basis, U.S. $10 million (and then only to the extent of such excess); provided, however, notwithstanding anything herein to the contrary, Seller shall not be required to pay an aggregate amount in excess of 20% of the Initial Cash Consideration in respect of Losses for the matters set forth in Sections 11.2(a)(i)

                                       60

(provided that the foregoing limitation in this proviso shall not apply to any obligation or liability under Section 11.2(a)(i) arising out of or related to any breach of any of the representations set forth in Sections 4.1, 4.2, 4.3,
4.4, 4.18, 4.20 and 4.22). For the avoidance of doubt, the limitations in this paragraph do not apply to clauses (ii), (iii) or (iv) of Section 11.2(a). No indemnification shall be made by Seller with respect to any Loss to the extent that (A) such Loss was reflected as a Liability on, or constitutes the payment of or satisfaction of a Liability reflected on, the Closing Date Working Capital
Statement or (B) such Loss was the subject of a dispute resolved as contemplated by Section 2.3(e).

         (b) Purchaser hereby agrees, from and after Closing, to indemnify, defend and hold the Seller Indemnified Group harmless from and against any and all Losses arising out of or resulting from the following (without duplication):

             (i)    any inaccuracy or breach of any representation or warranty on the part of Purchaser herein or in any Purchaser
                    Document(reading such representations and warranties without regard to any materiality qualifications, including
                    "material adverse effect," contained therein);

             (ii)   any non-fulfillment or breach of any covenant or agreement on the part of Purchaser herein or in any Purchaser
                    Document;

             (iii)  Purchaser's and any of its Subsidiaries' ownership or operation of the Business, the Acquired Companies or the
                    Purchased Assets from and after the Closing Date, including all Liabilities arising from or relating to any actual or
                    alleged human exposure to asbestos or asbestos-containing
                    materials in any of the products (or any part or component)
                    manufactured, serviced or sold, or services performed after the Closing with respect to the Business or any Acquired
                    Company, including any such Liabilities for negligence,
                    strict liability, design or manufacturing defect,
                    conspiracy, failure to warn, or breach of express or implied warranties or merchantability or fitness for any purpose or use, other than any Liability indemnifiable by Seller under
                    Section 11.2(a); and

             (iv)   other than any Liability indemnifiable by Seller under
                    Section 11.2(a), any Assumed Liabilities or any Liabilities
                    of any Acquired Companies (or their successors or assigns).

         Purchaser shall not be liable for any Losses with respect to the matters set forth in Section 11.2(b)(i) unless (x) a claim is timely asserted during the survival period specified in Section 11.1(a), and (y) the aggregate of all Losses under Section 11.2(b)(i) exceeds, on a cumulative basis, U.S. $10 million (and then only to the extent of such excess) (provided that the foregoing limitation in clause (y) shall not apply to any obligation or liability under Section 11.2(b)(i) arising out of or related to any breach of any of the representations set forth in Section 5.1, 5.2, or 5.6); provided, however, notwithstanding anything herein to the contrary, Purchaser shall not be required to pay an aggregate amount in excess of 20% of the Initial Cash
Consideration

                                       61

in respect of Losses for the matters set forth in Section 11.2(b)(i) (provided that the foregoing limitation in this proviso shall not apply to any obligation or liability under Section 11.2(b)(i) arising out of or related to any breach of any of the representations set forth in Sections 5.1, 5.2, or 5.6). For the avoidance of doubt, the limitations in this paragraph do not apply to clauses
(ii), (iii) or (iv) of Section 11.2(b).

         Section 11.3. Procedures for Indemnification. Whenever a claim shall arise for indemnification under this Article XI, the party entitled to indemnification (the "INDEMNIFIED PARTY") shall promptly notify the party from which indemnification is sought (the "INDEMNIFYING PARTY") of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or Legal Proceeding by a third party, the
Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within five Business Days following receipt of notice thereof. Failure to give such notice in a timely manner shall not release the Indemnifying Party from its obligations under
Section 11.2, except to the extent that the Indemnifying Party is prejudiced by such failure. In the event of any such claim for indemnification resulting from or in connection with a claim or Legal Proceeding by a third party, the
Indemnifying Party may, at its sole cost and expense, assume the defense thereof by written notice within 30 calendar days, using counsel that is reasonably satisfactory to the Indemnified Party (and whose fees shall be borne by the
Indemnifying Party). If an Indemnifying Party assumes the defense of, and the full responsibility for paying or otherwise discharging, any such claim or Legal
Proceeding, the Indemnifying Party shall be entitled to take all steps necessary in the defense thereof including the settlement of any case that involves solely monetary damages without the consent of the Indemnified Party; provided, however, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. The Indemnifying Party, if it has assumed the defense of any claim or
Legal Proceeding by a third party as provided herein, shall not consent to, or enter into, any compromise or settlement of (which settlement (i) commits the
Indemnified Party to take, or to forbear to take, any action or (ii) does not provide for a full and complete written release by such third party of the
Indemnified Party), or consent to the entry of any judgment that does not relate solely to monetary damages arising from, any such claim or Legal Proceeding by a third party without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article XI, including by providing the other party with reasonable access to employees and officers (including as witnesses) and other information at the Indemnifying
Party's expense. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the
Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the
Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed) on such terms as the Indemnified Party may reasonably deem appropriate, and the Indemnifying

                                       62

Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Article XI.

         Section 11.4. Knowledge. The representations and warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by or knowledge of the other party hereto.

                                  ARTICLE XII

                         NONCOMPETITION; NONSOLICITATION

         Section 12.1. Noncompetition. (a) Subject to Section 12.1(c), Seller
covenants and agrees that:

                 (i)   for a period of three years following the Closing Date
                       (the "COVENANT TERM") it shall not, and shall cause its
                       Subsidiaries and controlled Affiliates not to, directly
                       or indirectly, own, manage, operate, control or
                       participate in the ownership, management, operation or
                       control of any entity engaged in the manufacture or sale
                       of products that are within the scope of the Business as
                       currently conducted (a "SELLER COMPETITIVE BUSINESS") ,
                       whether as employer, proprietor, partner, stockholder,
                       consultant, agent, lender or guarantor or otherwise; or

                 (ii)  following the Closing Date, it shall not, and shall cause its Subsidiaries and controlled Affiliates not to,
                       directly or indirectly, make use of any proprietary
                       information of the Business or other Acquired
                       Intellectual Property to the extent such information and
                       Intellectual Property is exclusively owned by Purchaser,
                       including mailing lists, customer lists, subscription
                       lists, processes, Trade Secrets, software, research,
                       techniques, designs or other technical data, know-how, in
                       each case to the extent such information is proprietary
                       or confidential information used by Seller or any of its
                       Subsidiaries as of the Closing in connection with the
                       Business or that constitutes a Purchased Asset, except to
                       the extent that Purchaser may so authorize in writing.

         (b) Purchaser covenants and agrees that, for the Covenant Term, it shall not, and shall cause its Subsidiaries or controlled Affiliates not to, directly or indirectly engage in (i) the marketing, distribution or sale of heavy duty (Class 5, 6, 7 and 8) brake hard parts (excluding friction material
(including heavy duty brake-block and associated heavy duty hardware which for the avoidance of doubt does not include hubs, drums or rotors) and brake shoes)
to "Original Equipment" (commonly known as "OE") or "Original Equipment Services
(commonly known as "OES") customers, (ii) as long as Purchaser is the exclusive distributor in South America of the products referred to in this clause (ii), the manufacture, marketing, distribution or sale in South America of chassis products substitutable for the chassis products manufactured at the Diadema,
Brazil facility or the El Talar, Argentina facility (provided, however, that
Purchaser

                                       63

may market, distribute and sell such chassis products in South America provided that Purchaser has purchased such chassis products from such facilities) or
(iii) the marketing, distribution or sale of sealing products or engine hard parts using, directly or indirectly, the assets acquired under this Agreement in direct competition with Seller's retained sealing products or engine hard parts businesses, in each case whether as employer, proprietor, partner, stockholder, consultant, agent, lender or guarantor or otherwise; provided, however, that
Purchaser shall be permitted to acquire any business that would otherwise violate this Section 12.1(b).

         (c) Notwithstanding anything to the contrary contained in Section
12.1(a):

             (i)    in the event that during the Covenant Term Seller completes a business combination transaction with a Person that is
                    engaged in any Seller Competitive Business, which
                    transaction results in the holders of the voting securities of Seller outstanding immediately prior to the consummation of such transaction owning less than 50% of the voting power of the voting securities of Seller or the surviving entity in the transaction or any parent thereof (any such entity, an "ACQUIROR") outstanding immediately after the
                    consummation of such transaction, such Acquiror or any of
                    its Subsidiaries or Affiliates (other than Seller or its
                    Subsidiaries) may engage in any activity prohibited or
                    restricted by Section 12.1(a);

             (ii)   Seller may directly or indirectly hold securities listed on a stock exchange or automated quotation system of any Person to the extent that such investment does not directly or
                    indirectly confer on Seller more than 10% of the voting
                    power with respect to, or interest in the profits of, such
                    Person (it being agreed that interests in or securities of any Person acquired or held by any pension fund or any other benefit plan of Seller shall not be subject to any
                    limitation hereunder and shall not be considered in
                    determining voting power for purposes of this Section
                    12.1(c)(ii));

             (iii)  Seller may conduct any business relating to the provision of goods or services to OEM and OES customers, and Seller may maintain, develop and continue the operations of Seller and its Subsidiaries that are not being transferred to Purchaser hereunder, including its original equipment and aftermarket heavy duty brake businesses, in accordance with current and past practices;

             (iv)   Seller may acquire interests in or securities of any Person that derived 25% or less of its total annual revenues in its most recent fiscal year from activities that constitute
                    Seller Competitive Businesses;

             (v)    Seller may acquire a business, assets and/or more than 50%
                    of the outstanding capital stock or other equity interests in any Person (or any lesser percentage if, pursuant to
                    contractual or other

                                       64

                    arrangements, Seller has the right to cause such Person to take the actions specified in the following proviso) that
                    derived in excess of 25% but not more than 50% of its total annual revenues in its most recent fiscal year from
                    activities that constitute Seller Competitive Businesses;
                    provided; however, that Seller shall use reasonable best
                    efforts to divest that portion of such Person that engages in activities constituting Seller Competitive Businesses on commercially reasonable terms as soon as reasonably
                    practicable following the acquisition of such ownership or interest;

             (vi)   Seller may acquire or use any product for internal uses or to conduct Seller's or its Subsidiaries' other businesses
                    that consume, use, contain, depend upon or otherwise
                    incorporate any such product; and

             (vii)  Seller may perform any act or conduct any business
                    contemplated hereby or the Transition Agreements.

         (d) The parties hereto acknowledge and agree that nothing herein shall be deemed to require Seller to give notice to or obtain the consent of Purchaser in order to engage in any activity or transaction of the types described in
Section 12.1(c) or otherwise.

         Section 12.2. Nonsolicitation of Purchaser Employees. Seller covenants and agrees that for a period of one year following the Closing Date it shall not, and shall cause its Subsidiaries not to, solicit any Acquired Company
Employee or Transferred Employee (at a time when such person is an employee of
Purchaser or any of its Subsidiaries) to terminate his or her employment relationship with Purchaser or any of its Subsidiaries; provided, however, that nothing herein shall prohibit Seller or any of its Subsidiaries from advertising publicly or from employing persons who respond to any such advertising whether or not such persons are then employed by Purchaser or any of its Subsidiaries, or from employing any individual who contacts Seller or any of its Subsidiaries on an unsolicited basis.

         Section 12.3. Nonsolicitation of Seller Employees. Purchaser covenants and agrees that for a period of one year following the Closing Date it shall not, and shall cause its Subsidiaries not to, solicit any employee of Seller or any of its Subsidiaries (at a time when such person is an employee of Seller or any of its Subsidiaries) to terminate his or her employment relationship with
Seller or any of its Subsidiaries; provided, however, that nothing herein shall prohibit Purchaser or any of its Subsidiaries from advertising publicly or from employing persons who respond to any such advertising whether or not such persons are then employed by Seller or any of its Subsidiaries, or from employing any individual who contacts Purchaser or any of its Subsidiaries on an unsolicited basis.

         Section 12.4. Remedies. Purchaser and Seller each acknowledge that the time, scope and other provisions of this Article XII have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope and other provisions are reasonable under the circumstances. It is further agreed that other remedies cannot fully compensate
Purchaser for a violation by Seller of the terms of this Article XII and that
Purchaser

                                       65

shall be entitled to injunctive relief to prevent any such violation or continuing violation by Seller. It is the intent and understanding of each party hereto that if, in any Legal Proceeding, any term, restriction, covenant or promise herein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable.

                                  ARTICLE XIII

                                   TERMINATION

         Section 13.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned any time prior to the Closing:

         (a) upon the written agreement of Purchaser and Seller;

         (b) by Purchaser, upon ten Business Days prior written notice to
     Seller, if there has been a material violation or breach by Seller of any covenant, representation or warranty contained in this Agreement which would prevent the satisfaction of any of the conditions set forth in
     Section 8.1 or 8.2, and such material violation or breach could not be cured, and such condition could not be satisfied, on or prior to the
     Outside Date, and such violation or breach has not been waived by
     Purchaser; provided, that the right to terminate this Agreement under this
     Section 13.1(b) shall not be available to Purchaser if the violation or breach by Seller arises out of, is result of or is related to any breach by
     Purchaser of any of its representations, warranties, covenants, obligations or agreements;

         (c) by Seller, upon ten Business Days prior written notice to
     Purchaser, if there has been a material violation or breach by Purchaser of any covenant, representation or warranty contained in this Agreement which would prevent the satisfaction of any of the conditions set forth in
     Section 9.1 or 9.2, and such material violation or breach could not be cured, and such condition could not be satisfied, on or prior to the
     Outside Date, and such violation or breach has not been waived by Seller;
     provided, that the right to terminate this Agreement under this Section
     13.1(c) shall not be available to Seller if the violation or breach by
     Purchaser arises out of, is result of or is related to any breach by Seller of any of its representations, warranties, covenants, obligations or agreements; or

         (d) by Purchaser or by Seller if (i) the Closing has not occurred on or prior to the six-month anniversary of the date hereof (the "OUTSIDE DATE")
     or (ii) if either a Governmental Body issues a permanent injunction or other Order prohibiting the Closing or if the European Commission issues a final, non-appealable Order prohibiting the Closing; provided, that the right to terminate this Agreement under this Section 13.1(d) shall not be available to any party hereto whose failure to perform any covenant or obligation hereunder or other breach has caused or resulted into the failure of the Closing to occur on or before such date or the Outside Date.

         Section 13.2. Procedure and Effect of Termination. In the event of termination under Section 13.1(b), (c), (d) or (e), written notice thereof shall be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned,

                                       66

without further action by either party, upon delivery of such notice, except that the Confidentiality Agreement shall survive in accordance with its terms and Sections 13.2, 15.3, 15.4 and 15.5 shall also survive such termination. Upon any termination hereof pursuant to Section 13.1, no party hereto shall thereafter have any further liability or obligation hereunder or under any
Transition Agreement (except as expressly provided therein); provided, however, that no such termination shall relieve any party hereto or thereto of any liability for any breach of any term hereof prior to the date of such termination.

                                  ARTICLE XIV

                                  TAX MATTERS

         Section 14.1. Tax Indemnification. (a) Seller shall indemnify Purchaser and its Affiliates and hold them harmless from all liability for (i) Excluded
Taxes (except to the extent such Excluded Taxes are reflected as a liability in
Final Closing Date Working Capital), (ii) Transfer Taxes and VAT required to be borne by Seller pursuant to Section 14.9, (iii) Taxes arising from or in connection with any breach by Seller or any of its Affiliates of any covenant contained in this Agreement (but only to the extent appropriate to reflect the relative fault of Seller, on the one hand, and Purchaser, on the other hand) and
(iv) all costs and expenses, including reasonable legal fees and expenses, attributable to any item in clauses (i) through (iii).

         (b) Purchaser shall indemnify Seller and its Affiliates and hold them harmless from all liability for (i) any and all Taxes imposed on or payable with respect to the Acquired Companies or the Business, other than Excluded Taxes
(except to the extent that such Excluded Taxes are reflected as a liability in
Final Closing Date Working Capital), (ii) Transfer Taxes and VAT required to be borne by Purchaser pursuant to Section 14.9, (iii) Taxes arising from or in connection with any breach by Purchaser or any of its Affiliates of any covenant contained in this Agreement (but only to the extent appropriate to reflect the relative fault of Purchaser, on the one hand, and Seller, on the other hand),
(iv) an amount equal to the product of (A) 28% and (B) Incremental Subpart F
Income, and (v) all costs and expenses, including reasonable legal fees and expenses, attributable to any item in clauses (i) through (iv).

         (c) Any indemnity payment to be made pursuant to Section 14.1 shall be paid no later than the later of (i) ten days after the indemnified party makes written demand upon the indemnifying party and (ii) five days prior to the date on which the underlying amount is required to be paid by the indemnified party
(provided, that, where no payment is required to be made by the indemnified party, the indemnity payment shall be made at the time specified in clause (i)).

         (d) The indemnification provisions in this Section 14.1 shall survive the Closing until 90 days after the expiration of the applicable statute of limitations.

         Section 14.2. Preparation and Filing of Tax Returns. (a) Seller shall timely prepare and file or shall cause to be timely prepared and filed (i) any combined, consolidated or unitary Tax Return that includes Seller or any of its
Affiliates, and (ii) any Tax Return of the Acquired Companies for any
Pre-Closing Tax Period, which Tax Returns shall be prepared in a

                                       67

manner consistent with past practices of the Acquired Companies. Purchaser shall not amend or revoke such Tax Returns (or any notification or election relating thereto).

         (b) Purchaser shall, except to the extent that such Tax Returns are the responsibility of Seller under Section 14.2(a), timely prepare and file or shall cause to be timely prepared and filed all Tax Returns with respect to the
Acquired Companies. For any Straddle Period Tax Return of the Acquired Companies
that is the responsibility of Purchaser under this Section 14.2(b), Purchaser shall, and shall cause its Affiliates to, prepare such Tax Return in a manner consistent with past practices of the Acquired Companies and Purchaser shall deliver to Seller for its review, comment and approval (which approval shall not be unreasonably withheld) a copy of such proposed Tax Return (accompanied, in the case of a Straddle Period Tax Return, by an allocation between the
Pre-Closing Tax Period and the Post-Closing Tax Period of the Taxes shown to be due on such Tax Return) at least twenty days prior to the due date (giving effect to any validly obtained extensions) thereof. Purchaser shall reflect in good faith any reasonable comments received from Seller within ten days following Seller's receipt of such Tax Return. Purchaser shall not amend or revoke any Straddle Period Tax Return (or any notification or election relating thereto) without the prior consent of Seller, which consent shall not be unreasonably withheld. Purchaser shall promptly reimburse Seller for any actual overpayment of Taxes with respect to a Pre-Closing Tax Period, including by reason of the payment of any estimated Taxes by Seller or its Affiliates.

         Section 14.3. Refunds, Credits and Carrybacks. (a) Subject to Section
14.6, Seller shall be entitled to any refunds or credits of or against any
Excluded Taxes (and any interest or penalty rebate with respect to such refund or credit) except to the extent such refunds or credits are reflected as an asset in Final Closing Date Working Capital. Purchaser shall, at Seller's reasonable request and at Seller's expense, cause the relevant entity to file for and use reasonable best efforts to obtain any refund or credit to which
Seller is entitled, provided that such actions would not have a significant adverse effect on Purchaser and its Affiliates in a Post-Closing Tax Period.
Subject to Sections 14.3(c) and 14.6, Purchaser shall be entitled to any refunds or credits of or against any Taxes (and any interest or penalty rebate with respect to such refund or credit) other than refunds or credits of or against
Excluded Taxes (except to the extent such refunds or credits are reflected as an asset in Final Closing Date Working Capital).

         (b) Purchaser shall, and shall cause the Acquired Companies to, promptly forward to Seller or reimburse Seller for any refunds or credits of
Taxes (and any interest or penalty rebate with respect to such refund or credit)
due Seller (pursuant to the terms of this Article XIV) after receipt thereof, and Seller shall promptly forward to Purchaser or reimburse Purchaser for any refunds or credits of Taxes (and any interest or penalty rebate with respect to such refund or credit) due Purchaser (pursuant to the terms of this Article XIV)
after receipt thereof. If any such refunds or credits are subsequently disallowed, the Purchaser or the Seller, as the case may be, shall promptly pay such amount to the other party.

         (c) Purchaser shall cause the Acquired Companies to elect, where permitted by applicable Law, to carry forward any item of loss, deduction or credit which arises in any Post-Closing Tax Period.

                                       68

         Section 14.4. Tax Contests. (a) If any taxing authority asserts a Tax
Claim in respect of the Acquired Companies, then the party hereto first receiving notice of such Tax Claim shall provide written notice thereof to the other party or parties hereto within fourteen (14) calendar days; provided, however, that the failure of such party to give timely notice shall not relieve the other party of any of its obligations under this Article XIV, except to the extent that the other party is actually prejudiced thereby. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the taxing authority.

         (b) Seller shall have the right to control, any audit, examination, contest, litigation or other proceeding by or against any taxing authority (a
"TAX PROCEEDING") of the Acquired Companies for any taxable period that ends on or before the Closing Date; provided, however, that with respect to any Tax
Proceeding solely in respect of the Acquired Companies that would reasonably be expected to have a significant adverse impact on Purchaser and its Affiliates
(i) Seller shall consult with Purchaser before taking any significant action in connection with such Tax Proceeding and (ii) Seller shall not settle, compromise or abandon any such Tax Proceeding, without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Seller shall consult with Purchaser before taking any significant action in connection with the Tax Proceedings involving intercompany transfer pricing between Brake Parts Canada, Inc. and
Brake Parts Inc. or any related Tax Proceeding.

         (c) In the case of a Tax Proceeding for a Straddle Period of the
Acquired Companies, Purchaser shall have the right to control such Tax
Proceeding; provided, however, that (i) Purchaser shall provide Seller with a timely and reasonably detailed account of each phase of such Tax Proceeding,
(ii) Purchaser shall consult with Seller before taking any significant action in connection with such Tax Proceeding, (iii) Purchaser shall consult with Seller and offer Seller an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv)
Purchaser shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v)
Seller shall be entitled to participate in such Tax Proceeding, at its own expense, if such Tax Proceeding could have a significant adverse impact on
Purchaser or any of its Affiliates and (vi) Purchaser shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement, compromise or abandonment would have a significant adverse impact on Seller or any of its Affiliates.

         (d) Purchaser shall have the right to control any Tax Proceeding involving the Acquired Companies (other than a Tax Proceeding described in
Section 14(b) or (c)); provided, however, that Purchaser shall not settle, compromise or abandon any such Tax Proceeding, if such action would reasonably be expected to have a significant adverse impact on Seller or any Affiliate of
Seller, without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

         Section 14.5. Cooperation. Each party hereto shall, and shall cause its
Affiliates to, provide the other party hereto with such cooperation, documentation and information as either of them reasonably may request in (a)
filing any original or amended Tax Return or claim for

                                       69

refund, (b) determining a liability for Taxes, an indemnity or payment obligation under this Article XIV or a right to refund of Taxes, (c) conducting any Tax Proceeding or (d) determining an allocation of Taxes between a
Pre-Closing Tax Period and Post-Closing Tax Period. Such cooperation and information shall include providing copies of all relevant portions of relevant
Tax Returns, together with all relevant accompanying schedules and work papers
(or portions thereof) and other supporting documentation, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property and any other relevant information, which any such party may possess. Each party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant entities for their respective
Tax periods ending on or prior to or including the Closing Date until the later of (x) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate or (y) eight years following the due date (without extension) for such Tax Returns. Thereafter, the party holding such Tax Returns or other documents may dispose of them after offering the other party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other party's own expense. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

         Section 14.6. Tax Benefits. Purchaser agrees that if as a result of any adjustment pursuant to a Tax Proceeding with respect to any Acquired Company for a Pre-Closing Tax Period, Purchaser or any Affiliate of Purchaser (or any
consolidated, combined or unitary group of which Purchaser or such Affiliate is a member), actually realizes a Tax benefit in a Post-Closing Tax Period (through a reduction in the amount of Tax required to be paid or through an increase in the amount of a Tax refund received) attributable solely to an increase in net operating losses or Tax credits, then Purchaser shall pay to Seller the amount of such Tax benefit when, as and if actually realized. Seller agrees that if as a result of any adjustment pursuant to a Tax Proceeding with respect to any
Acquired Company for a Post-Closing Tax Period, Seller or any Affiliate of
Seller (or any consolidated, combined or unitary group of which Seller or such
Affiliate is a member), actually realizes a Tax benefit in a Pre-Closing Tax
Period (through a reduction in the amount of Tax required to be paid or through an increase in the amount of a Tax refund received) attributable solely to an increase in net operating losses or Tax credits, then Seller shall pay to
Purchaser the amount of such Tax benefit when, as and if actually realized.

         Section 14.7. Tax Treatment of Indemnification Payments. Except as
otherwise required pursuant to a "determination" under Section 1313(a) of the
Code (or any comparable provision of state, local, or foreign Law), Seller,
Purchaser, the Acquired Companies and their respective Affiliates shall treat any and all payments under Article XI or XIV as an adjustment to the purchase price for all Tax purposes. Seller and Purchaser agree, for all Tax purposes, to allocate any such adjustment among the Acquired Companies and/or the Purchased
Assets based upon the item or items to which such adjustment is principally attributable and in accordance with Section 2.4 and Schedule 2.4.

         Section 14.8. Section 338(g) Elections. Purchaser and its Affiliates
shall be permitted to make an election under Section 338(g) of the Code and the
Treasury Regulations promulgated thereunder (or any comparable election under state, local or foreign tax law) ("SECTION 338(G) ELECTIONS") with respect to any Acquired Company that is characterized as a foreign

                                       70

corporation for U.S. federal income tax purposes, except with respect to the
Acquired Companies set forth on Schedule 14.8(a). Except as expressly permitted by the preceding sentence, Purchaser shall not make, and shall cause its
Affiliates not to make, Section 338(g) Elections with respect to any of the
Acquired Companies.

         Section 14.9. Transfer Taxes and VAT.

         (a) Purchaser shall be responsible for and shall pay any and all sales, use, registration, transfer (including all real estate transfer and conveyance and recording fees, if any), stamp, stamp duty reserve, stamp duty land tax, or other similar Taxes (other than VAT) and all notarial fees that may be imposed upon, payable, collectible or incurred in connection herewith and the transactions contemplated by this Agreement (collectively, "TRANSFER TAXES") up to and not to exceed $1 million, regardless of the Person liable for such Taxes under applicable Law. Seller shall be responsible for and shall pay all Transfer
Taxes in excess of $1 million, regardless of the Person liable for such Taxes under applicable Law. The parties hereto shall reasonably cooperate to reduce or eliminate any potential Transfer Taxes, including obtaining available Transfer
Tax exemption certificates (such as sales and use Tax blanket exemption certificates) from the applicable state, local or foreign taxing jurisdictions.

         (b) The amount of any payment for a supply of goods and services or the value of any supply made or deemed to be made by Seller or any of its Affiliates pursuant to this Agreement or pursuant to any agreement that is intended to effect the transfer of the Purchased Assets and the Assumed Liabilities shall be exclusive of any VAT properly chargeable on the supply (such amount to be agreed by Purchaser and Seller prior to Closing), and the amount of such VAT shall be paid by the recipient of such supply (the "VAT PAYOR") in addition to any payment due under this Agreement (provided that the party making the supply of goods or services (the "VAT PAYEE") has issued a proper VAT invoice), or if no payment is due, shall be paid at the time a proper VAT invoice is issued. The parties intend that the Purchased Assets and the Assumed Liabilities shall, wherever possible, be sold as a going concern for purposes of any applicable VAT legislation, so that such sale is outside the scope of VAT, and, in each jurisdiction where the parties consider this possible, Seller and Purchaser shall, and shall cause their respective Affiliates to, use reasonable efforts to secure the availability of such treatment.

         (c) In the event that a VAT Payor (or another member of such VAT
Payor's VAT group) has not obtained the benefit of a refund, offset, or credit of the full amount of VAT paid by such VAT Payor to the relevant VAT Payee pursuant to this Agreement within three years of the date such VAT was paid,
Seller shall pay to Purchaser 50% of the amount of any VAT for which no such refund, offset, or credit was obtained. In the event that a VAT Payor (or another member of such VAT Payor's VAT group) subsequently receives the benefit of a refund, offset, or credit relating to such VAT, Purchaser shall promptly pay to Seller 50% of any such refund, offset, or credit. Purchaser shall promptly provide Seller with a reasonably detailed written account of each refund, repayment, or credit of VAT paid pursuant to this Agreement obtained by the VAT Payor. Purchaser and Seller shall, and shall cause their respective
Affiliates to, use commercially reasonable efforts to obtain and maximize the recovery of all refunds, offsets or credits relating to VAT payable pursuant to this Agreement and to minimize the amount of nonrecoverable VAT. Subject to the foregoing, (i) Purchaser shall control the preparation of all Tax returns relating to VAT payable pursuant to this Agreement, and (ii) any Tax Proceeding

                                       71

relating to VAT payable pursuant to this Agreement or any refund, offset, or credit of such VAT shall be conducted in accordance with the principles set forth in Section 14.4(b). This Section 14.9(c) shall not apply to any VAT paid pursuant to a Transition Agreement.

         Section 14.10. Section 338(h)(10) Elections.

         (a) Seller and Purchaser shall, or shall cause their relevant
Affiliates to, jointly make a timely and irrevocable election under Section
338(h)(10) of the Code and, if permissible, similar elections under applicable state or local income Tax Law (collectively, the "SECTION 338(H)(10) Elections")
with respect to the acquisition of Beck/Arnley Worldparts Corp. Seller shall cause to be included in the Seller's Tax Return and be responsible for and shall pay (or cause to be paid) any Taxes arising in any Pre-Closing Tax Period as a result of the deemed sale of assets pursuant to the Section 338(h)(10)
Elections. Buyer shall prepare an allocation of the purchase price, which shall be determined in a manner consistent with Section 2.4 and Schedule 2.4, (the
"SECTION 338 ALLOCATION") among the assets of Beck/Arnley Worldparts Corp. (as required pursuant to Section 338(h)(10) of the Code and the Treasury Regulations
promulgated thereunder), subject to the consent of Seller, which shall not be unreasonably withheld. Except to the extent required pursuant to a
"determination" under Section 1313(a) of the Code (or any comparable provision of state, local or foreign Law), Purchaser and Seller agree to report the acquisition of Beck/Arnley Worldparts Corp. consistent with such Section
338(h)(10) Elections and the Section 338 Allocation and shall take no position contrary thereto.

         (b) Seller and Purchaser shall cooperate in the preparation of all forms, attachments and schedules necessary to effectuate the Section 338(h)(10)
Elections (including, IRS Forms 8023 and 8883 and any similar forms under applicable state or local income tax laws) (the "SECTION 338 FORMS"). Seller and
Purchaser shall, or shall cause their relevant Affiliates, to execute and timely file such Section 338 Forms with the applicable taxing authorities. Seller and
Purchaser agree that neither of them shall, or shall permit any of its
Affiliates to, revoke the Section 338(h)(10) Elections following the filing of the Section 338 Forms, without the written consent of Seller or Purchaser, as the case may be.

         Section 14.11. UK Degrouping Charge. If as a result of the Closing, an
Acquired Company is treated by virtue of Section 179(3) or (6) TCGA as having sold and immediately reacquired any asset at market value and a chargeable gain or an allowable loss accrues to the Acquired Company on such deemed sale, the
Seller shall procure that its relevant UK Affiliate shall and the Purchaser shall procure that the relevant Acquired Company shall make a joint election pursuant to Section 179A(10) TCGA to treat such chargeable gain or allowable loss as accruing to the Seller's UK Affiliate and not to the Acquired Company.
For the avoidance of doubt, no payment shall be made by the Acquired Company to the Seller or its UK Affiliate as consideration for making the election described in the preceding sentence.

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                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1. Certain Definitions.

         "ACQUIRED COMPANIES" has the meaning set forth in Section 1.1.

         "ACQUIRED COMPANY EMPLOYEE" means any individual who is employed by an
Acquired Company immediately before the Closing, including any individual who absent due to vacation, holiday, sickness or other approved leave of absence.

         "ACQUIRED COMPANY INTELLECTUAL PROPERTY" means the Intellectual
Property to the extent owned by any Acquired Company.

         "ACQUIRED COMPANY PLANS" has the meaning set forth in Section 4.13(a).

         "ACQUIRED INTELLECTUAL PROPERTY" means the Purchased Intellectual
Property and the Acquired Company Intellectual Property.

         "ACQUIROR" has the meaning set forth in Section 12.1(c)(i).

         "ACQUISITION FINANCING" has the meaning set forth in Section 5.5.

         "ACQUISITION PROPOSAL" means any inquiry, proposal or offer from any
Person (other than Purchaser or any of its Affiliates) relating to (a) any merger, consolidation, recapitalization, tender offer, liquidation or other direct or indirect business combination involving an Acquired Company or, to the extent Related to the Business, Seller or any of its Subsidiaries, (b) any
acquisition of, share exchange or exchange offer with respect to or other similar transaction involving, the capital stock of any Acquired Company Equity
Securities, including any such single or multi-step transaction or series of related transactions, or (c) any acquisition, lease, license, purchase or other disposition of a substantial portion of the business or assets of any of the
Acquired Companies or, with respect to the Business only, the Seller or its
Subsidiaries.

         "AFFILIATE" means, as to any Person, (a) any Subsidiary of such Person and (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of Person, whether through the ownership of voting securities, by contract or otherwise. Following the Closing, none of the
Acquired Companies shall be considered to be an Affiliate of Seller.

         "AGREEMENT" has the meaning set forth in the preamble.

         "APPLICABLE RATE" means a rate per annum equal to the "prime rate" as set forth from time to time in The Wall Street Journal, Eastern Edition, "Money
Rates" column.

                                       73

         "ASSETS" means, collectively, and excluding the Excluded Assets, the
Purchased Assets and any and all items of like kind owned, leased or used by an
Acquired Company and that do not constitute Excluded Assets.

         "ASSIGNMENTS OF LEASES" has the meaning set forth in Section 3.2(d).

         "ASSUMED LIABILITIES" has the meaning set forth in Section 1.4.

         "BALANCE SHEET DATE" has the meaning set forth in Section 4.6(b).

         "BENCHMARK BALANCE SHEET" has the meaning set forth in Section 4.6(b).

         "BUSINESS" has the meaning set forth in the Recitals.

         "BUSINESS CONTRACTS" means all Contracts Related to the Business (other than this Agreement, the Transition Agreements, the Seller Documents, the
Purchaser Documents and the Confidentiality Agreement), including the Contracts listed on Schedule 15.1(a).

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

         "BUSINESS EMPLOYEE" means the individuals listed on Schedule 15.1(b).

         "CANADIAN PENSION FUND" has the meaning set forth in Section
10.1(l)(i).

         "CANADIAN PENSION PLAN" has the meaning set forth in Section
10.1(l)(i).

         "CAPITAL EXPENDITURE BUDGET" means the capital expenditure budget of
Seller and its Subsidiaries Related to the Business, as set forth on Schedule
15.1(c).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq.

         "CLOSING" has the meaning set forth in Section 3.1.

         "CLOSING DATE" has the meaning set forth in Section 3.1.

         "CLOSING DATE CASH" means the sum of (a) the cash less cash overdrafts plus short-term investments, in each case, that constitute Assets of those U.S.
domestic Acquired Companies that are wholly owned, directly or indirectly, by
Seller, and (b) an amount equal to the product of (i) the cash less cash overdrafts plus and short-term investments, in each case, that constitute Assets of those U.S. domestic Acquired Companies that are not wholly owned, directly or indirectly, by Seller multiplied by (ii) the percentage of the outstanding capital stock or equity interests in such Acquired Companies held, directly or indirectly, by Seller on the Closing Date, (c) the cash less cash overdrafts plus short-term investments (together, the "WHOLLY OWNED FOREIGN SUB CASH"), in each case, that constitute Assets of those non-U.S. Acquired Companies that are wholly owned, directly or indirectly, by Seller, and (d) an amount (the
"NON-WHOLLY OWNED FOREIGN SUB CASH" and together with the Wholly Owned Foreign
Sub Cash, the "FOREIGN

                                       74

SUB CASH") equal to the product of (i) cash less cash overdrafts plus short-term investments, in each case, that constitute Assets of those non-U.S. domestic
Acquired Companies that are not wholly owned, directly or indirectly, by Seller multiplied by (ii) the percentage of the outstanding capital stock or equity interests in such Acquired Companies held, directly or indirectly, by Seller on the Closing Date; provided, however, that if and to the extent that the Foreign
Sub Cash as of the Closing shall be in excess of $5,126,419 (such excess, the
"FOREIGN CASH EXCESS"), the Closing Date Cash shall be reduced by an amount equal to (x) the Foreign Cash Excess multiplied by (y) the Tax rate applicable if the non-U.S. Acquired Companies holding the Foreign Sub Cash were to cause all of the Foreign Cash Excess to be distributed to Purchaser immediately following the Closing.

         "CLOSING DATE CASH CONSIDERATION" has the meaning set forth in Section
2.3(a).

         "CLOSING DATE FINANCIAL DATA" has the meaning set forth in Section
2.3(c).

         "CLOSING DATE WORKING CAPITAL" has the meaning set forth in Section
2.3(b).

         "CLOSING DATE WORKING CAPITAL STATEMENT" has the meaning set forth in
Section 2.3(b).

         "COBRA COVERAGE" has the meaning set forth in Section 10.1(e)(ii).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement between
The Cypress Group, L.L.C. and Seller, dated February 5, 2004.

         "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease (including real property leases), conditional sale contract, purchase or sales orders, mortgage, license, Permit, franchise, undertaking, commitment or other enforceable arrangement or agreement, whether written or oral.

         "COVENANT TERM" has the meaning set forth in Section 12.1(a).

         "DANA CANADA" has the meaning set forth in Section 10.1(l)(i).

         "DEBT COMMITMENT LETTER" has the meaning set forth in Section 5.5.

         "DEBT FINANCING" has the meaning set forth in Section 5.5.

         "DESIGNATED AFFILIATE" means an Affiliate of Purchaser which is designated by Purchaser and such designation (a) is reasonably acceptable to the
Seller, (b) does not impede or delay in any way the ability of the parties to consummate the transactions contemplated by this Agreement, (c) does not directly or indirectly prejudice or increase the costs (including Tax costs) to the Seller; and (d) is made in accordance with Section 15.9.

         "EC COMPETITION REGULATION" has the meaning set forth in Section
4.5(b).

                                       75

         "EMPLOYEE BENEFIT PLANS" means all written employee benefit plans, and any other written incentive compensation or employee benefit plan, arrangement or agreement (including retention, change in control, severance, disability, fringe benefit, deferred compensation, bonus or other incentive compensation and stock option, purchase or other equity based plans, agreements and arrangements), but excluding payroll practices and plans, agreements and arrangements that are mandated by Law, (i) that are sponsored or maintained by
Seller or any of its Subsidiaries, to which Seller or any of its Subsidiaries contributes or is obligated to contribute, in any such case, for the benefit of current or former Acquired Company Employees, Business Employees or independent contractors or (ii) under which any of the Acquired Companies has any liability.

         "ENVIRONMENT" means any surface water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, air and soil and occupied structure.

         "ENVIRONMENTAL LAW" means any Law concerning: (a) the Environment, including pollution, contamination, cleanup, preservation, protection, and reclamation of the Environment; (b) health or safety, including occupational safety and the exposure of employees and other persons to any Hazardous
Material; (c) any Release or threatened Release of any Hazardous Material, including investigation, monitoring, clean up, removal, treatment, or any other action to address such Release or threatened Release; and (d) the management of any Hazardous Material, including the manufacture, generation, formulation, processing, labelling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Hazardous Material, including CERCLA, RCRA, the Hazardous
Materials Transportation Act, 49 USC 1802 et seq., the Toxic Substances Control
Act, 15 USC 2601 et seq., the Federal Water Pollution Control Act, 33 USC 1251
et seq., the Clean Water Act, 33 USC 1321 et seq., the Clean Air Act, 42 USC
7401 et seq.

         "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 4.17(d).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, and the regulations promulgated thereunder.

         "ESTIMATED CLOSING DATE CASH" has the meaning set forth in Section
2.3(a).

         "ESTIMATED CLOSING DATE WORKING CAPITAL" has the meaning set forth in
Section 2.3(a).

         "ESTIMATED CLOSING DATE WORKING CAPITAL STATEMENT" has the meaning set forth in Section 2.3(a).

         "EXCLUDED ASSETS" has the meaning set forth in Section 1.3.

         "EXCLUDED IP ASSETS" has the meaning set forth in Section 1.3(d).

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 1.5.

         "EXCLUDED TAXES" means (a) any Taxes imposed on or payable with respect to any of the Acquired Companies or the Business for any Pre-Closing Tax Period
(other than

                                       76

Taxes resulting from any act or transaction taken by Purchaser or its Affiliates after the Closing), (b) any Taxes of Seller or any of its Affiliates (other than the Acquired Companies) for which the Acquired Companies may be liable under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign Tax law) and (c) any Taxes of Seller or any of its Affiliates
(other than the Acquired Companies) as a result of the sale and purchase of the
Purchased Shares and the Purchased Assets; provided, that, in each case, (i)
Excluded Taxes shall not include any Transfer Taxes or VAT governed by Section
14.9, and (ii) with respect to any Acquired Company that is not wholly owned
(directly or indirectly) by Seller on the Closing Date, Excluded Taxes that are imposed on or payable by an Acquired Company (or for which an Acquired Company may be liable) shall be multiplied by the percentage of the outstanding capital stock or equity interests in such Acquired Company held (directly or indirectly)
by Seller on the Closing Date. For purposes of this Agreement, in the case of any Straddle Period, (x) Property Taxes of the Acquired Companies or the
Business allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days during such period that are in the Pre-Closing Period and the denominator of which is the number of calendar days in the entire period, and (y) Taxes (other than Property Taxes) of the
Acquired Companies or the Business allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the Closing, provided that exemptions, allowances or deductions that are calculated on an annual basis
(including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period.

         "EXISTING INVENTORY" has the meaning set forth in Section 7.7(c).

         "EXISTING LITIGATION" has the meaning set forth in Section 1.5(e).

         "FINAL CASH CONSIDERATION" has the meaning set forth in Section 2.1(a).

         "FINAL CONSIDERATION" means the sum of the Final Cash Consideration and the Assumed Liabilities (other than liabilities or obligations of the Acquired
Companies).

         "FINAL CLOSING DATE CASH" has the meaning set forth in Section 2.3(e).

         "FINAL CLOSING DATE WORKING CAPITAL" has the meaning set forth in
Section 2.3(e).

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.6(a).

         "FINANCING COMMITMENTS" has the meaning set forth in Section 5.5.

         "FOREIGN BENEFIT PLANS" has the meaning set forth in Section 4.13(i).

         "FORMER ACQUIRED COMPANY EMPLOYEE" means any individual who is not an
Acquired Company Employee but who was, at any time before the Closing, an employee of an Acquired Company.

                                       77

         "GAAP" means generally accepted accounting principles in the United
States of America, which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, of any country or subdivision thereof, whether international, supranational, national, federal, state or local, or any agency or instrumentality thereof, or any court or arbitrator
(public or private) or regulatory (including a stock exchange or other self-regulatory body) authority or agency.

         "GUARANTEES" has the meaning set forth in Section 7.6(a).

         "HAZARDOUS MATERIAL" means collectively, any material defined as, or considered to be, a "hazardous waste," "waste," "hazardous substance," regulated substance, pollutant or contaminant (or any other substantially similar item)
under any Environmental Law including asbestos, PCBs, oil, petroleum or any fraction thereof.

         "HSR ACT" has the meaning set forth in Section 4.5(b).

         "INCREMENTAL SUBPART F INCOME" means, with respect to any of the
Acquired Companies (i) that is characterized as a "controlled foreign corporation" for federal income Tax purposes and (ii) for which Purchaser has not made an election under Section 338(g) of the Code (or for which Purchaser has made an election under Section 338(g) of the Code in contravention of
Section 14.8), the excess, if any, of (A) the sum of the amounts required to be included in gross income by Seller or any of its Affiliates for the taxable period that includes the Closing Date (1) under Section 951(a) of the Code
(except to the extent attributable to the amount, if any, of United States property (within the meaning of Section 956(c) of the Code and the Treasury
Regulations promulgated thereunder) held, directly or indirectly, by the controlled foreign corporation as of the Closing) and (2) as a dividend under
Section 1248(a) of the Code with respect to any of the Acquired Companies, over
(B) the sum of the amounts that would have been required to be in included in gross income by Seller or any of its Affiliates under clause (A) had such amounts been determined based on a closing of the books as of the Closing.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 11.3.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 11.3.

         "INDIVIDUAL AGREEMENTS" has the meaning set forth in Section 4.13(a).

         "INITIAL CASH CONSIDERATION" has the meaning set forth in Section
2.1(a).

         "INITIAL CONSIDERATION" means the sum of the Initial Cash Consideration and the Assumed Liabilities (other than liabilities or obligations of the
Acquired Companies).

         "INTELLECTUAL PROPERTY" means all intellectual or industrial property rights or other similar proprietary rights in any jurisdiction owned or held for use under license, including such rights in and to: (a) Trademarks; (b)
copyrights and copyrightable works including software; (c) Patents; (d)
invention disclosures, discoveries and improvements, whether or not patentable;
(e) Trade Secrets; (f) rights to limit the use or disclosure of confidential information by any Person;

                                       78

(g) Internet domain names; (h) registrations of, and applications to register, any of the foregoing with any Governmental Body and any renewals or extensions thereof; and (i) the goodwill associated with each of the foregoing.

         "IRS" means the Internal Revenue Service.

         "JV EQUITY SECURITIES" has the meaning set forth in Section 4.3(c).

         "KNOWLEDGE" means the actual knowledge as of the applicable date of determination, or on the Closing Date with respect to those representations and warranties that are deemed to be made as of the Closing Date pursuant to Section
8.1 of the individuals set forth on Schedule 15.1(d).

         "LAW" means any international, supranational, national, federal, state or local law (including common law), statute, constitutional provision, treaty, code, ordinance, rule, regulation, directive, concession, Order or other requirement or guideline of any country or subdivision thereof.

         "LEASED REAL PROPERTY" has the meaning set forth in Section 4.9(b).

         "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit, proceeding (public or private) or proceeding before a Governmental
Body, other than a Tax Proceeding.

         "LIABILITIES" means any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether or not due or to become due or asserted or unasserted), including guarantees of the foregoing.

         "LIEN" means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, option, right of first refusal, title retention agreement, easement, covenant, condition, restriction, servitude, transfer restriction or encumbrance.

         "LOSSES" has the meaning set forth in Section 11.2(a).

         "LTD EMPLOYEE" has the meaning set forth in Section 10.1(f)(iv).

         "MATERIAL ADVERSE EFFECT" means any state of facts, change or event or effect that is materially adverse to (i) the condition (financial or otherwise),
(ii) results of operations, (iii) business, (iv) properties, (v) assets, or (vi)
Liabilities of the Business and the Acquired Companies (taking items (i) through
(vi) together as a whole), except for any such state of facts, change, event or effect resulting from or arising out of (a) changes or developments in Laws or changes or developments in the enforcement thereof, (b) changes or developments in international, national, regional, state or local wholesale or retail markets for automotive aftermarket products, (c) changes or developments resulting from any action taken by Purchaser or Seller or any of their respective representatives expressly required pursuant to this Agreement, or resulting from
Purchaser's consent, or Purchaser's failure to consent in violation of Section
6.2, to Seller's request to take any action set forth in clauses (a) through (v)
of Section 6.2, (d) changes or developments in financial or securities markets or the economy in general, including changes in currency

                                       79

exchange or interest rates, or (e) changes or developments resulting from acts of terrorism or war (whether or not declared), except to the extent causing damage to the properties and assets of the Business, shall not constitute a
Material Adverse Effect, except, in the case of each of clauses (a) through (e), to the extent such changes or developments have a materially disproportionate effect on the Business and the Acquired Companies relative to other Persons engaged in the manufacture and sale of products that are within the scope of the
Business. The parties agree that, in determining whether there has been a
"Material Adverse Effect," both the adverse and the favorable aspects of any state of facts, change or event or effect shall be taken into account.

         "MATERIAL BUSINESS CONTRACTS" has the meaning set forth in Section
4.12.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

         "NEW PLANS" has the meaning set forth in Section 10.1(f)(ii).

         "NEUTRAL AUDITORS" has the meaning set forth in Section 2.3(e).

         "NON-ACCEPTANCE OFFER EMPLOYEE" has the meaning set forth in Section
10.1(a).

         "NON-REPRESENTED EMPLOYEE" has the meaning set forth in Section
10.1(f)(i).

         "NON-SUBSTITUTED GUARANTEE" has the meaning set forth in Section
7.6(b).

         "NONASSIGNABLE ASSETS" has the meaning set forth in Section 10.3(b).

         "OFFER EMPLOYEE" has the meaning set forth in Section 10.1(a).

         "OLD PLANS" has the meaning set forth in Section 10.1(f)(ii).

         "ORDER" means any order, injunction, judgment, decree, ruling, stay, writ, assessment or arbitration award of any Governmental Body.

         "OTHER MARKED ASSETS" has the meaning set forth in Section 7.7(e).

         "OUTSIDE DATE" has the meaning set forth in Section 13.1(d)(i).

         "OWNED REAL PROPERTY" has the meaning set forth in Section 1.2(a)(i).

         "PATENTS" means patents, including design patents and utility patents, reissues, divisions, continuations, continuations-in-part, reexaminations and extensions thereof, in each case including all applications therefor.

         "PBGC" has the meaning set forth in Section 4.13(h).

         "PERMIT" means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Body.

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         "PERMITTED EXCEPTIONS" means (a) liens for current Taxes, assessments or other claims by a Governmental Body not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings or for which an appropriate reserve or security deposit is established by Seller therefor if such reserve or security deposit is a Purchased Asset; (b)
mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the
Business; (c) zoning, entitlement and other land use and environmental regulations by Governmental Bodies; and (d) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from or diminish the value of or materially interfere with the present use of such property (real or personal) or asset used in the Business.

         "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, representative office, branch, Governmental Body or other similar entity.

         "PERSONAL PROPERTY LEASES" has the meaning set forth in Section
4.10(a).

         "POST-CLOSING TAX PERIOD" means any taxable period (or portion thereof)
beginning after the Closing Date.

         "PRE-CLOSING TAX PERIOD" means any taxable period (or portion thereof)
ending on or before the Closing Date.

         "PROPERTY TAXES" means real, personal, and intangible ad valorem property Taxes.

         "PURCHASED ASSETS" has the meaning set forth in Section 1.2.

         "PURCHASED COMPANY" has the meaning set forth in Section 1.1.

         "PURCHASED COMPANIES" has the meaning set forth in Section 1.1.

         "PURCHASED ENTITY" has the meaning set forth in Section 1.1.

         "PURCHASED ENTITY SHARES" has the meaning set forth in Section 1.1.

         "PURCHASED EQUIPMENT" has the meaning set forth in Section 1.2(b).

         "PURCHASED INTELLECTUAL PROPERTY" has the meaning set forth in Section
1.2(g).

         "PURCHASED SHARES" has the meaning set forth in Section 1.1.

         "PURCHASED VENTURE" has the meaning set forth in Section 1.1.

         "PURCHASED VENTURE SHARES" has the meaning set forth in Section 1.1.

         "PURCHASER" has the meaning set forth in the preamble.

         "PURCHASER DISCLOSURE SCHEDULE" has the meaning set forth in Article V.

                                       81

         "PURCHASER DOCUMENTS" has the meaning set forth in Section 5.2.

         "PURCHASER INDEMNIFIED GROUP" means Purchaser, its Subsidiaries and their respective Affiliates (including, after the Closing Date, the Acquired
Companies), together with their successors and permitted assigns, and their officers, directors, employees and agents.

         "PURCHASER SAVINGS PLANS" has the meaning set forth in Section
10.1(m)(ii).

         "RCRA" means the Resource Conservation and Recovery Act, 42 USC 6901 et
seq.

         "REAL PROPERTY LEASES" has the meaning set forth in Section 1.2(a)(ii).

         "RELATED TO THE BUSINESS" means primarily related to or used primarily in the Business as conducted by Seller and its Subsidiaries.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration at, into or onto the Environment, including movement or migration through or in the air, soil, surface water or groundwater, whether sudden or non-sudden and whether accidental or non-accidental, or any release, emission or discharge as those terms are defined in any applicable Environmental Law.

         "REMEDIATIONS" has the meaning set forth in Section 7.3(a).

         "REPRESENTATIVES" has the meaning set forth in Section 6.1.

         "REPRESENTED EMPLOYEES" has the meaning set forth in Section
10.1(f)(iii).

         "RESOLUTION PERIOD" has the meaning set forth in Section 2.3(d).

         "RETENTION AGREEMENTS" has the meaning set forth in Section 1.3(b).

         "RETIREE MEDICAL BENEFITS" has the meaning set forth in Section
10.1(d)(ii).

         "RETIREE MEDICAL PLANS" has the meaning set forth in Section
10.1(d)(ii).

         "SCHEDULE OF ANCILLARY SERVICES" has the meaning set forth in Section
10.2.

         "SECOND PHASE" has the meaning set forth in Section 7.3(a).

         "SECOND REQUEST" has the meaning set forth in Section 7.3(a).

         "SECTION 338(G) ELECTIONS" has the meaning set forth in Section 14.8.

         "SECTION 338(H)(10) ELECTIONS" has the meaning set forth in Section
14.10(a).

         "SECTION 338 ALLOCATION" has the meaning set forth in Section 14.10(a).

         "SECTION 338 FORMS" has the meaning set forth in Section 14.10(b).

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         "SELLER" has the meaning set forth in the preamble.

         "SELLER COMPETITIVE BUSINESS" has the meaning set forth in Section
12.1(a)(i).

         "SELLER DISCLOSURE SCHEDULE" has the meaning set forth in Article IV.

         "SELLER DOCUMENTS" has the meaning set forth in Section 4.4.

         "SELLER EMPLOYEE BENEFIT PLAN" means any Employee Benefit Plan that is not an Acquired Company Plan.

         "SELLER INDEMNIFIED GROUP" means Seller, its Subsidiaries and their respective Affiliates, together with their successors and permitted assigns, and their officers, directors, employees and agents.

         "SELLER NAME" has the meaning set forth in Section 7.7(a).

         "SELLER SAVINGS PLANS" has the meaning set forth in Section 10.1(m)(i).

         "SELLER SUBS" has the meaning set forth in Section 4.3(a).

         "SPECIFIED ACCOUNTING POLICIES" has the meaning set forth in Section
2.3(a).

         "STRADDLE PERIOD" means any taxable period beginning on or prior to and ending after the Closing Date.

         "SUBSIDIARY" means, with respect to any Person, any other Person of which such Person (either alone or through or together with any other
Subsidiary) owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

         "SUBSIDIARY EQUITY SECURITIES" has the meaning set forth in Section
4.3(b).

         "TARGET WORKING CAPITAL" means U.S.$611 million.

         "TAX" or "TAXES" means all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, VAT, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and other governmental charges of any kind whatsoever, together with all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority with respect to such amounts.

         "TAX CLAIM" means any claim with respect to Taxes made by any taxing authority that, if pursued successfully, would reasonably be expected to serve as the basis for a claim for indemnification under Article XIV.

         "TAX PROCEEDING" has the meaning set forth in Section 14.4(b).

                                       83

         "TAX RETURN" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes (including any amendments thereto).

         "TCGA" means the UK Taxation of Chargeable Gains Act 1992.

         "TRADEMARKS" means trademarks, service marks, brand names, logos, certification marks, trade dress, assumed names and trade names, including all applications for registration therefor and all renewals, modifications and extensions thereof.

         "TRADE SECRETS" means trade secrets and other similar confidential or non-public business information including ideas, formulas, compositions, technical documentation, operating manuals and guides, plans, designs, sketches, inventions, production molds, product specifications, equipment lists, engineering reports and drawings, architectural and engineering plans, manufacturing and production processes and techniques; drawings, specifications, plans, proposals, research records, inspection processes invention records and technical data; financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, licensing records, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records;
and all other know-how in each case, as recognized under patent, copyright, trade secret law or similar law.

         "TRANSFERRED EMPLOYEE" means (a) each Offer Employee other than a
Non-Acceptance Offer Employee; provided that, in the case of Offer Employees on short term disability or other approved leaves of absence, such employees must commence service with Purchaser prior to the six-month anniversary of the
Closing Date to become Transferred Employees and (b) each Acquired Company
Employee.

         "TRANSFERRED JV INTERESTS" has the meaning set forth in Section 1.2
(l).

         "TRANSFERRED JVS" has the meaning set forth in Section 1.2(l).

         "TRANSFERRED PERMITS" has the meaning set forth in Section 1.2(i).

         "TRANSFER DEEDS" has the meaning set forth in Section 3.2(c).

         "TRANSFER TAXES" has the meaning set forth in Section 14.9(a).

         "TRANSITION AGREEMENTS" has the meaning set forth in Section 10.2.

         "TRANSITION INTELLECTUAL PROPERTY LICENSE AGREEMENT" means the agreement substantially in the form of Exhibit G.

         "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section
10.2.

         "UK SCHEMES" means each of the QH Pension Scheme, the Dana
Manufacturing Pension Scheme and the Dana UK Pension Scheme.

         "U.S.$" means United States Dollars.

                                       84

         "VAT" means any value added Tax, goods and services Tax, sales or turnover Tax or similar Tax, including such Tax as may be imposed by the Sixth
Council Directive of the European Communities and national legislation implementing or supplemental to that directive.

         "VAT PAYEE" has the meaning set forth in Section 14.9(b).

         "VAT PAYOR" has the meaning set forth in Section 14.9(b).

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "WORKING CAPITAL" means the current asset accounts set forth on
Schedule 15.1(e) less the current liabilities accounts set forth on Schedule
15.1(e) (in each case, as determined in accordance with GAAP, as modified by the
Specified Accounting Policies).

         This Agreement is the result of the joint efforts of Purchaser and
Seller, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party's involvement in the drafting thereof. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever used in this
Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders, and the terms "include" and
"including" shall be inclusive and not exclusive and shall be deemed to be followed by the following phrase "without limitation." Unless otherwise specified, the terms "hereof," "herein," "hereunder," "herewith" and similar terms refer to this Agreement as a whole (including the schedules and disclosure letters to this Agreement), and references herein to Sections and Articles refer to sections and articles of this Agreement.

         Section 15.2. Entire Agreement. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by Seller on any one Schedule shall be deemed disclosed for purposes of any other Schedule in which the inclusion of such information therein would be reasonably apparent. This Agreement (together with the Schedules, Exhibits and other agreements referenced herein) and the Confidentiality Agreement contain, and are intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersede any previous agreements and understandings between the parties hereto with respect to those matters.

         Section 15.3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made in and to be wholly performed in such state, without regard to principles of conflicts of laws.

         Section 15.4. Jurisdiction. (a) Each of Seller and Purchaser
irrevocably submits to the jurisdiction of the Courts of the State of New York sitting in the City of New York, Borough of Manhattan and the United States
District Court for the Southern District of New York in

                                       85

connection with any Legal Proceeding arising out of or relating hereto or the transactions contemplated hereby, and hereby irrevocably agrees that all claims in respect of such Legal Proceeding shall be heard and determined in such state or federal court. Each of Seller and Purchaser hereby irrevocably waives (and agrees not to plead or claim) any objection to the laying of venue of any Legal
Proceeding arising out of or relating hereto or the transactions contemplated hereby in the Courts of the State of New York sitting in the City of New York,
Borough of Manhattan or the United States District Court for the Southern
District of New York and the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the fullest extent permitted by law, that final and unappealable judgment against any of them in any Legal Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Each of Seller and Purchaser agrees that service of process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section 15.7 shall be effective service of process for any Legal Proceeding with respect to any matters to which it has submitted to jurisdiction pursuant to this Section 15.4(a).

         (b) To the extent that Purchaser or Seller have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process
(whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of Purchaser and Seller hereby irrevocably waives such immunity in respect of its obligations hereunder.

         Section 15.5. Expenses. Subject to Sections 7.3 and 13.2, each of the parties hereto shall bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance hereof, each of the other documents and instruments executed in connection herewith or contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

         Section 15.6. Table of Contents and Headings. The table of contents and section headings hereof are for convenience of reference only and are to be given no effect in the construction, interpretation or effect hereof.

         Section 15.7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by overnight mail or to the extent receipt is confirmed, facsimile or other electronic transmission service, or five calendar days after being mailed by registered mail, return receipt requested, to a party at the following address
(or to such other address as such party may have specified by notice given to the other parties pursuant to this Section 15.7):

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                  If to Seller, to:

                  Dana Corporation
                  P.O. Box 1000
                  Toledo, Ohio 43697-1000
                  Attn:  Michael L. DeBacker, Esq.
                  Tel:    (419) 535-4500
                  Fax:    (419) 535-4544

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019-6150
                  Attn:   Adam O. Emmerich and David C. Karp
                  Tel:    (212) 403-1000
                  Fax:    (212) 403-2000

                  If to Purchaser, to:

                  AAG Opco Corp.
                  c/o The Cypress Group L.L.C.
                  65 East 55th Street
                  New York, New York 10022
                  Attn:   Michael F. Finley
                  Tel:    (212) 705-0150
                  Fax:    (212) 705-0199

                  with a copy to:

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York 10017
                  Attn:   William E. Curbow
                  Tel:    (212) 455-3160
                  Fax:    (212) 455-2502

         Section 15.8. Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, each of which shall remain in full force and effect.

         Section 15.9. Binding Effect; No Third-Party Beneficiaries; No
Assignment. This Agreement shall be legally binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Nothing herein shall create or be deemed to create any third-party beneficiary rights in any Person not a party hereto (except for Indemnified Parties in
Article XI). Prior to the Closing, no assignment hereof or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent

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shall be without effect; provided that Purchaser may assign its rights and obligations hereunder (including the right to acquire any asset and/or the obligation to pay all or part of the consideration and to assume any Liability pursuant to Articles I and II) to any wholly owned Subsidiary without the prior written consent of the other party hereto; provided, further, that no such assignment by Purchaser shall relieve Purchaser of any of its obligations hereunder. At and following the Closing, Purchaser may from time to time assign any rights hereunder for collateral purposes or in connection with a sale or transfer of all or a portion of the assets of Purchaser or its Subsidiaries;
provided that such assignment complies with any other agreement that may exist between Seller and Purchaser. Purchaser shall be permitted to assign its rights hereunder to purchase Beck/Arnley Worldparts Corp. to a Designated Affiliate;
provided that no such assignment shall relieve Purchaser of any of its obligations hereunder.

         Section 15.10. Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference hereto signed by each of the parties hereto.

         Section 15.11. Waiver. At any time prior to the Closing Date, the parties may, in their sole discretion, (a) extend the time for the performance of any of the obligations or other acts of the parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable
Law. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a writing signed on behalf of such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         Section 15.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         AAG OPCO CORP.

                                         By: /s/ Michael F. Finely
                                             -----------------------------------
                                         Name:  Michael F. Finley
                                         Title: President

                                         DANA CORPORATION

                                         By: /s/ Marvin A. Franklin
                                             -----------------------------------
                                         Name:  Marvin A. Franklin
                                         Title: President, Dana International &
                                                Global Initiatives

             [Signature Page to Stock and Asset Purchase Agreement]